Exhibit 10.4

MASTER DISTRIBUTION AGREEMENT

BY AND BETWEEN

BLUEARC CORPORATION AND

HITACHI DATA SYSTEMS CORPORATION

This Master Distribution Agreement is made, as of the Effective Date set forth below, between BlueArc Corporation, a Delaware corporation (“BlueArc”) and Hitachi Data Systems Corporation, a Delaware corporation (“HDS”).

Effective Date: November 14, 2006

HDS and BlueArc each agree to be bound by this Master Distribution Agreement, including all exhibits (as listed in Section 39 of the Agreement) and disclosure schedules attached hereto and incorporated by this reference (collectively, “Agreement”).

HDS	BlueArc
Hitachi Data Systems Corporation	BlueArc Corporation

/s/ David Roberson	/s/ Michael B. Gustafson
Signature	Signature

David Roberson	Michael B. Gustafson
Name	Name

President and CEO	President and CEO
Title	Title

November 15, 2006	November 15, 2006
Date	Date

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MASTER DISTRIBUTION AGREEMENT BY AND BETWEEN BLUEARC CORPORATION. AND

HITACHI DATA SYSTEMS CORPORATION

TERMS AND CONDITIONS

RECITALS

A. BlueArc is engaged in the business of providing network attached storage or NAS servers and other related products.

B. HDS is a provider of information management solutions that wishes to purchase NAS products from BlueArc to directly or indirectly co-brand, re-brand, market, resell, sell, support and distribute worldwide both directly and indirectly as described below.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS.

In this Agreement, the following words will have the meanings below.

“Acceptance” means a written memorandum from HDS to BlueArc accepting and acknowledging the validation of a particular Product, including any new release based on the testing procedures performed by HDS pursuant to Exhibit C.

“Affiliate” means an entity controlling, controlled, or under common control with a Party. An HDS Affiliate will include without limitation, Hitachi Ltd., a Japanese corporation and any Regional Affiliate. For these purposes, “control” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity.

“Alliance Manager” means the day-to-day manager appointed by each Party to work together in administering this Agreement and furthering the mutual goals of this relationship. The initial Alliance Manager for each Party is listed in Exhibit Q.

“Authorized Service Provider” or “ASP” means any corporation or other entity contractually authorized by HDS or its Affiliates to Support the Product for End Users in accordance with the terms and conditions of Exhibit B. For clarification purposes, an ASP will have a maintenance agreement directly with the End User.

“Bankruptcy Code” the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., or any amended or successor statutes.

“BlueArc Trademarks” means those trademarks listed on Exhibit K, which BlueArc may periodically update.

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“Change in Control” of BlueArc means the occurrence, in a single transaction or a series of related transactions, of at least one of the following events: (a) any Person who is not already an Affiliate of BlueArc becomes BlueArc’s “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of BlueArc’s securities representing fifty percent (50%) or more of the combined voting power of BlueArc’s then-outstanding securities; (b) there is consummated a merger, consolidation, or similar transaction directly or indirectly involving BlueArc and, immediately after that consummation, the stockholders of BlueArc immediately prior to the consummation of that merger, consolidation, or similar transaction do not “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, outstanding voting securities representing fifty percent (50%) or more of the combined outstanding voting power of the surviving entity in that merger, consolidation, or similar transaction or fifty percent (50%) or more of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction; (c) there is consummated a sale, lease, exclusive and irrevocable license or other disposition of substantially all of the assets of BlueArc provided, however, the sale and issuance of securities of BlueArc for the purpose of raising additional capital shall not constitute an “Change in Control”.

“Channel Partner” means any person or entity who engages in conduct, including without limitation marketing and promotion activities, relating to the solicitation and procurement of purchase orders for Products and Support to be ordered from BlueArc by HDS or a Regional Affiliate.

“Claims” mean: (i) third-party actions, claims, or demands, and/or (ii) any damages awarded or liabilities incurred, and any expenses (including without limitation reasonable attorneys’ fees, related costs and expenses) incurred in the defense of, such action, claim or demand.

“Committed Forecast” means the * * * of the Forecast provided by HDS to BlueArc pursuant to Section 5.16; each of which calendar month in such * * * period will be fixed. For clarification purposes, once a calendar month in the Forecast becomes the * * *, the amount of Product forecasted for such calendar month will become fixed in the Committed Forecast, regardless of whether such calendar month is the * * * of the Committed Forecast; so that the amount of Product specified for the * * * of a Committed Forecast will be the same as the amount of Product specified for the * * * of the immediately preceding Committed Forecast.

“Confidential Information” means any confidential or proprietary information of either Party (“Disclosing Party”) which is provided to the other Party (“Receiving Party”) pursuant to this Agreement and which, if provided in written (including electronic) form is clearly marked confidential or carries a similar designation, or, if provided verbally is identified at the time of disclosure as confidential and is reduced to a written document submitted to the Receiving Party within ten (10) business days after disclosure. Confidential Information excludes information that is: (a) publicly available through no

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act of the Receiving Party, (b) in the Receiving Party’s possession independent of its relationship with the Disclosing Party, (c) developed by or becomes known to the Receiving Party without access to any Confidential Information of Disclosing Party, or (d) obtained by the Receiving Party rightfully from third parties not bound by a confidentiality obligation.

“Consultant” means any individual who is an independent contractor engaged by HDS and who has executed HDS’ standard form nondisclosure agreement.

“Customer Documentation” means BlueArc’s then current administrator and programmer’s guides, customer manuals, installation manuals, and other similar information and related Product information documentation, provided by BlueArc to HDS.

“Deliverables” mean the deliverables for the Engineering Services provided by BlueArc to HDS pursuant to this Agreement.

“Derivative Works” mean a work that is based on one or more preexisting works, including without limitation a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which the preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the copyright owner of that preexisting work, would constitute a copyright infringement. For clarification purposes, Derivative Works specifically include any compilation that incorporates the preexisting work.

Development Source Code” means:(a) the most recent Source Code version of the products in development by BlueArc pursuant to the Product Requirements Document (“PRD”) or otherwise pursuant to Article 8 and/or pursuant to a SOW for Engineering Services, and (b) all Improvements for existing Products, which are not deposited in escrow on the date HDS receives the Source Code pursuant to Section 3.7 but which are required to be deposited in the future pursuant to this Agreement.

“Documentation” means Customer Documentation and Sales Documentation for the Products provided by BlueArc to HDS, including without limitation Manuals.

“EAR” means the Export Administration Regulations promulgated by the U.S. Department of Commerce, as amended.

* * *

“End User” means an end user customer who is a purchaser of Products or Support and/or licensee of Software who acquires such Products from HDS or a Regional Affiliate.

“End User Expiration Date” means the expiration of the last maintenance contract or renewal purchased by an End User.

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“Engineering Services” means the engineering services that BlueArc may provide to HDS under an SOW.

“Escrow Agent” means Iron Mountain Intellectual Property Management, Inc.

“Escrow Agreement” means an agreement substantially in the form of Exhibit N.

“Executive Alliance Manager” means the senior executive appointed by each Party responsible for administering this Agreement and furthering the mutual goals of this relationship. The initial Executive Alliance Manager for each Party is listed in Exhibit Q.

“Existing Customer Sales” means sales of Products to HDS and Regional Affiliates which were ordered for sales to End Users prior to the Effective Date.

“Forecast” means a rolling * * * forecast, broken down by calendar month, for hardware by product model and configuration.

“EULA” means BlueArc’s End User License Agreement in the form of Exhibit I.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Gold Master” means a magnetic or magnetic–optical or optical disk containing the Software in object code form, which HDS and a Regional Affiliate may use to generate copies of Software for distribution pursuant to the terms of this Agreement.

“Hardware” means BlueArc’s NAS equipment and firmware and Spares.

“Hitachi Indemnified Party” means each of HDS and its Affiliates (including without limitation Hitachi, Ltd.) and all of their directors, officers, employees, agents. Hitachi Indemnified Party does not include an Affiliate in its capacity as an End User.

“Hitachi Trademarks” means those trademarks listed on Exhibit L, which HDS may periodically update.

“Improvements” mean collectively, Major Releases, Minor Releases and Patch Releases of Software, all of which BlueArc will provide to HDS pursuant to this Agreement.

“Initial Term” mean the period commencing on the Effective Date and continuing for a period of * * *, subject to the termination provisions below.

“Intellectual Property Right” means any intellectual property rights throughout the Territory, including copyrights, patents, patent applications, trademarks, service marks, trade dress rights, trade secrets, methodology, know-how, and other similar proprietary rights, whether or not any of these rights is registered, and including, without limitation, applications for registration of and rights to apply for any such rights.

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“Lab Access Agreement” means HDS’ standard form lab access agreement set forth on Exhibit G.

“License Key” means a unique, encrypted software program that is created and issued to activate the Product.

“Licensed Patents” means all U.S. and foreign patents and patent applications now or hereafter, owned by, or licensable (without payment to any third party unless such payment is assumed by HDS) by, BlueArc with a priority date prior to the effective date of the Change in Control of BlueArc referenced in Section 3.6, and any and all substitutions, extensions, continuations, continuations-in-part, divisions and renewals, and letters patent granted on any of the foregoing, and all reissues, re-examinations and extensions thereof, which patent absent a license would be infringed by any of the Products as released from the escrow or provided by BlueArc to HDS under Section 3.8.

“Licensed Products” * * *.

“Maintenance Lapse” * * *.

“Maintenance Modifications” will have the meaning in Section 3.1 below.

“Major Release” means generally released Software or to the extent applicable Hardware: (a) that has been substantially recoded and enhanced to add extensive, new functionality from their earlier versions to constitute new or substantially improved products; or (b) that has been ported from existing supported platforms to substantially different platforms. Major Releases include all related Documentation. Major Releases or Software are generally identified by a change in the digit(s) to the left of the tenths digit [(X).x.x] (i.e.-1.01, 2.01, 3.01), but may also be given new names and re-sequenced numbering; provided, however, these numerical changes will not be considered Major Releases unless the criteria in the definition are met.

“Managed Services” means information technology management services provided by HDS and its Affiliates to End Users.

“Material Breach” means either Party’s breach of any material term, condition, representation, warranty, covenant or obligation under this Agreement. For clarification purposes a failure to pay a material amount not reasonably in dispute is a Material Breach.

“Manuals” mean electronic files, leaflets, books and other guides related to Products or Support, including without limitation service or maintenance programs, that are intended by BlueArc to be distributed with the Products to End Users, such as by way of example

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only, Support or maintenance documentation, configuration information, sales, training, articles, and any other Documentation BlueArc provides under this Agreement intended for distribution to End Users.

“Manufacturing Agreement” means the Sanmina Contract Manufacturing Agreement dated October 19, 2006, between Sanmina-SCI Corporation (“Sanmina”) and BlueArc and any amendments now or hereafter executed pursuant to which Sanmina manufactures the Products as a contract manufacturer on behalf of BlueArc.

“Minor Release” means a generally released enhanced Software with unique functional and/or feature improvements that do not qualify as a Major Release but still add significant new functionality or improved operations, quality, functional capability, and/or performance by significant changes in system design or coding, including all related Documentation. Minor Releases are generally identified by a change in the tenths digit [x.(X).x] (i.e.-1.10, 1.20, 1.30), however, these numerical changes will not qualify such Software as a Minor Release unless the criterion in the definition is met. A Minor Release may be considered or commonly referred to as an upgrade by the industry.

“MPSA” means the Master Professional Services Agreement in the form of Exhibit J. For clarification purposes, the Professional Services will be governed by the MPSA and a corresponding statement of work executed under the MPSA.

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“Open Source Software” means the software licensed pursuant to the open source licenses listed on Exhibit O attached hereto, which BlueArc may periodically update for any Improvement or new Product.

“Party” means BlueArc or HDS and “Parties” mean both HDS and BlueArc.

“Patch Release” means generally released functional and/or feature improvements made to Software and may include substantially numerous: (a) corrections of bugs, errors, malfunctions, or other nonconformities; and/or (b) minor improvements in operational performance, quality and/or functional capability. Patch Releases include all related Documentation other than Sales Documentation. Patch Releases are typically identified by a change in the digit(s) to the right of the tenths digit [x.x.(X)] (i.e.-1.01, 1.02, 1.03), however, these numerical changes will not qualify the Software as a Patch Release unless the criteria in the definition are met. A Patch Release may be considered and commonly referred to as an update by the industry.

“Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act).

“Product(s)” means Hardware and Software included with the Hardware as set forth in Exhibit A, and which may be amended from time to time upon the Parties’ mutual agreement. For clarification purposes, Software is included with Products unless expressly stated in Exhibit A.

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“Product Price” means the fixed price for any Product as specified on Exhibit A. Exhibit A may be updated periodically as mutually agreed by the Parties.

“Professional Methodology” means BlueArc’s general skills and industry knowledge that BlueArc develops supplies or uses in providing the Services described in an SOW.

“Professional Services” means the planning for, and the actual configuration, installation and integration of, the Products for End Users pursuant to the MPSA.

“Regional Affiliate” means Hitachi Data Systems Ltd, P/a Fiscal Representatives, European Distribution Centre located at Achterweg 29, 4181AD Waardenburg, The Netherlands, and any other Affiliate of HDS that HDS may periodically designate as a Regional Affiliate.

“Residual Information” means intangible generic knowledge, ideas and techniques that can be retained in the unaided memory of an employee or other personnel of the Receiving Party exposed to Confidential Information of the Disclosing Party in connection with this Agreement, without any specific or intentional memorization that is not protected as a trade secret or by any other Intellectual Property Right.

“RoHS” means the European Union’s Restriction of Hazardous Substances Directive.

“Rules of Engagement” shall have the meaning set forth in Section 4.6.

“Sales Documentation” means marketing, promotion and other information related to the marketing, promotion and sale of the Products.

“Sales Support” means the sales support activities and related obligations of each Party in connection with the sales support provided by BlueArc, all as set forth on Exhibit D.

“Sell-Off Period” means the period not to exceed * * * following the expiration or termination of this Agreement for any reason other than HDS’ uncured Material Breach.

“Software” means any software supplied by BlueArc and included with the Hardware and which may be configured to be accessible through a License Key.

“Source Code” means the human-readable, fully annotated (with programmers’ notes) source code versions of all Products (including without limitation Software and firmware) that are being shipped at the time HDS is given access to such source code and that is used by BlueArc, and including all of the Source Code Items that BlueArc has that will assist a competent party in building, maintaining, supporting and/or enhancing the software products (including build instructions for incorporation of Third Party Software). The Source Code will exclude any Third Party Software. For clarification purposes the Source Code must be executable as an independent module and consistent with the most recent Documentation, including without limitation, technical specifications and Customer Documentation.

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“Source Code Items” means all technical and design documentation, requirements documents, documented use cases, user interface mockups, wire-frames and architectural specifications, any other specifications, test plans, technical support databases, build scripts, build instructions, schematics, maintenance tools (test programs and program specifications), compiler and assembler descriptions, and a description of the system/program generation.

“SOW” means a written statement of work between the Parties pursuant to which BlueArc will provide Engineering Services directly under this Agreement. For clarification purposes, any Professional Services may be provided under the MPSA and the statement of work issued under pursuant to the MPSA.

“Spares” shall have the meaning set forth in Exhibit B.

“Support” means the maintenance and support services and related obligations of each Party set forth under the support schedule on Exhibit B. For clarification purposes, HDS will be entitled to receive Support from BlueArc under Exhibit B for its purchased internal use Products.

“Support Failure” * * *.

“Technical Information” means all specifications, drawings, technical data, details, and control instrument specifications pertaining to the manufacture, servicing, or use of the Hardware Products, as well as all parts lists, operations manuals and any other documentation or information relating to the manufacture, marketing, sale, servicing or use of the Licensed Products.

“Term” means the Initial Term, which will be thereafter automatically renewed for successive one (1) year terms unless either Party provides written notice to the other Party of its intent to terminate this Agreement at least sixty (60) days prior to the end of the then-current term, all subject to the other termination provisions specified below.

“Territory” means worldwide.

“Third Party Purchase Price” means the cash value of: (i) the cash paid or payable, market value of marketable equity securities or interests, fair value of unmarketable equity securities or interests, and face amount of straight and convertible debt instruments or obligations issued or issuable (including any amounts paid into escrow) to BlueArc or BlueArc’s security holders (or any entity affiliated with BlueArc or BlueArc’s security holders) in connection with a Change in Control on, PLUS (ii) the amount of indebtedness of BlueArc assumed directly or indirectly by an acquiring Person (or any entity affiliated with an acquiring Person) in connection with a Change in

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Control on the Change in Control Closing Date (as defined in Section 15.1 hereof); provided, however, in the event the Change in Control is effected via the acquisition of less than 100% of BlueArc’s securities, the calculation of the Third Party Purchase Price shall be pro-rated as if 100% of BlueArc’s outstanding securities were acquired.

The Third Party Purchase Price shall be determined on the Change in Control Closing Date; provided, however, if the Change in Control results from a series of related transactions, the Third Party Purchase Price shall be:

(a) for assets or securities in a related transaction occurring prior to the Change in Control Closing Date, the cash value of such consideration determined as of the date of such related transaction for such securities or assets in accordance with the provisions of this definition, PLUS

(b) for assets or securities on or after the Change in Control Closing Date, the cash value thereof determined as of the Change in Control Closing Date in accordance with the provisions of this definition.

Contingent payments to BlueArc or BlueArc’s security holders shall not be included in the calculation of “Third Party Purchase Price” unless and until such contingent payments are actually made. In the case in which a contingent payment is actually made to BlueArc or BlueArc’s security holders, HDS shall have thirty (30) days from the date BlueArc gives HDS notice of the receipt of such payment in which to pay the balance of any Third Party Purchase Price due under Section 3.8 hereof.

If the market value of such marketable equity securities or interests is specified in the definitive Change in Control agreement (or binding agreement for related transactions occurring prior to the Change in Control Closing Date) (“Specified Market Value”), then the market value will be the Specified Market Value. If there is no such Specified Market Value, then the market value of such marketable equity securities or interests shall be either: (a) the average of the closing prices of the marketable equity securities as reported on the applicable securities exchange (if listed on a national securities exchange) or (b) the average of the closing sale prices of the marketable equity securities or interests; each over the thirty (30) day period ending three (3) days prior to the date the acquiring Person transfers such securities to the seller of such securities, (if traded over the counter). The fair value of unmarketable equity securities and interests shall be the fair market value thereof as of the date the definitive Change in Control agreement (or binding agreement for related transactions occurring prior to the Change in Control Closing Date) is entered into by BlueArc as determined in good faith by the board of directors of BlueArc. The hypotheticals on Appendix I are examples but do not limit possible the calculations of “Third Party Purchase Price.”

“Third Party Software” means the software products listed on Exhibit O, including without limitation all Open Source Software. BlueArc may periodically update Exhibit O for new Products and Improvements.

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“Trademarks” mean either the BlueArc Trademarks or Hitachi Trademarks, as the case may be.

“Warranty Period” means: (a) ninety (90) days for Software and (b) thirty-six (36) months for Hardware, in each case commencing on the date of delivery at the End User site.

“WEEE” means the European Union’s Waste Electrical and Electronic Equipment Directive.

Additional capitalized terms are defined in Sections 14 and 15 below.

2.	APPOINTMENT OF HDS, DISTRIBUTION, MAINTENANCE, EVALUATION AND DEMONSTRATION LICENSES AND SUBLICENSES.

2.1 Distribution Appointment. During the Term and the Sell-Off Period, BlueArc authorizes HDS and its Affiliates to market, sell, resell and distribute, either directly or indirectly through Channel Partners the Products (including Spares in the performance of HDS’ warranty or Support obligations to End Users) in the Territory either alone or bundled and/or integrated with the software or hardware products sold or distributed by HDS or any HDS Affiliates, under either the Party’s brand name or as co-branded by the Parties; provided that any BlueArc Trademark shall be applied only to Products supplied by BlueArc, all in accordance with the terms and conditions of Exhibit M. The right granted pursuant to this Section will be non-transferable except that HDS, a Regional Affiliate and other Affiliates may authorize Channel Partners to market, sell, resell and distribute Products in the Territory. Neither HDS, nor any of its Affiliates, nor Channel Partners, nor ASPs will have any obligation to promote, sell, market, Support or distribute any Products as authorized herein if Acceptance for that Product has not occurred. During the Term and subject to Section 17.6 below, HDS and its Affiliates will also have the right to internally develop, promote, sell, resell distribute and support any other products which are similar to and/or competitive with the Products, through any means, including without limitation, directly or indirectly, through other resellers, HDS and Affiliates and/or through any agent or representative in the Territory. HDS acknowledges and agrees that the foregoing appointment is non-exclusive and BlueArc may grant to any number of third parties similar rights to those granted to HDS hereunder.

2.2 Software License. During the Term and the Sell-Off Period, BlueArc grants HDS and its Affiliates, under all of BlueArc’s Intellectual Property Rights in and to the Software included in the Products, a nonexclusive, nontransferable license in the Territory to distribute either directly or indirectly through Channels, in object code form only, such Software (and copies thereof made in accordance with Section 2.3 or for distribution purposes) and to sublicense such Software to End Users under a license containing terms substantially similar to the EULA; provided, however HDS shall have the option, in its sole discretion, to have BlueArc license the Software distributed under this Agreement directly to End Users under the EULA. The Gold Master will include a click-through version of the EULA, if and when available.

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2.3 Support License. BlueArc grants to HDS and its Affiliates, under all of BlueArc’s Intellectual Property Rights in and to the Software included in the Products: (a) a non-exclusive, non-transferable license to use the Gold Master to duplicate the Software, or portions thereof, in object code form only, for Support purposes, and directly, or indirectly through ASPs, Support the Products, through the sale of End User maintenance contracts in the Territory; and (b) a fully paid up, non-exclusive, non-transferable license to use the Software included in the Products provided by BlueArc pursuant to its Support obligations, for HDS’, its Affiliates’ and ASP’s internal use, solely for technical evaluation, lab certification, qualification, performance testing, problem recreation and diagnosis in a non-production environment in connection with providing Support. The term of the licenses granted under this Section 2.3 will commence on the Effective Date and terminate on the End User Expiration Date. BlueArc shall provide such numbers of Gold Masters as HDS may reasonably request for it and its Affiliates to exercise their rights under the foregoing license.

2.4 End User Evaluation. HDS may provide Products to End Users for evaluation purposes and any Software included with the Product will be subject to the terms of a software evaluation license from BlueArc to the potential End User. Promptly following the Effective Date BlueArc will provide HDS with its form of license and the Parties will cooperate to finalize the form of such evaluation license.

2.5 Internal Use License. BlueArc grants to HDS and its Affiliates, under all of BlueArc’s Intellectual Property Rights in and to the Software included in the Products a non-exclusive, non-transferable, perpetual license to the Software included in the Products solely for internal use for non-production purposes, including without limitation for sales and training demonstration purposes, Support, and lab testing purposes.

2.6	Documentation License.

2.6.1 License. BlueArc grants to HDS and its Affiliates, under all of BlueArc’s copyrights in the Documentation, a non-exclusive, non-transferable fully paid up license, in the Territory solely to: (a) use, copy, prepare Derivative Works of and incorporate the Documentation into HDS’ and its Affiliates’ own documentation for HDS’ products; (b) duplicate and distribute such Documentation and such Derivative Works of the Documentation in connection with the marketing, distribution, sale, promotion and Support of the Products as authorized by this Agreement; and (c) sublicense the rights under the foregoing license to Channel Partners. The term of the forgoing license shall continue until the End User Expiration Date to Support End Users with maintenance contracts and any renewals thereof that extend beyond or are renewed after the expiration of termination of the Term. BlueArc shall only be required to provide to HDS its then existing Documentation and shall not be required to create any specific Documentation for HDS except as otherwise provided in this Agreement or mutually agreed between the Parties.

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2.6.2 Copies. HDS, and Affiliates (and ASPs in the case of Support) may make a reasonable number of copies of the Manuals or other Documentation, including computer-based training courses, relating to the Products to provide technical evaluation, lab certification, qualification, performance testing, and Support for the Products pursuant to this Article 2.

2.6.3 Derivative Works of Documentation. HDS and its Affiliates may reproduce and prepare Derivative Works (including without limitation translations or excerpts) of the Documentation and display and distribute the Documentation and the Derivative Works as needed to Support HDS’, ASP’s and End Users’ use of HDS products. This authorized use will include distribution and display of the Manuals and all Derivative Works on HDS’ website.

2.6.4 IP Ownership. Unless otherwise mutually agreed by the Parties, as between HDS and BlueArc, HDS will own all right, title, and interest, including Intellectual Property Rights, in and to any Derivative Works of the Documentation made under this Section 2.6 provided HDS grants BlueArc a perpetual, irrevocable worldwide, royalty-free, transferable, nonexclusive, sublicensable right and license to such Derivative Works, excluding any Hitachi Trademarks and any other Intellectual Property Right owned by or licensed by third parties to HDS and included within such Derivative Works except to the extent that such third party Intellectual Property is freely licensable without restriction by HDS to BlueArc. For clarification purposes, HDS will designate any such third party Intellectual Property Rights included in the Derivative Works.

2.7 Option for Additional Products. Subject to the terms of this Section 2.7, BlueArc will offer HDS all new Products and Improvements concurrently when offering any of them, or substantially similar products to any other reseller or distributor. Upon request, HDS shall have the right to add any additional current or future BlueArc products and services to this Agreement, and the Parties shall negotiate in good faith the prices for such products and services, subject to Sections 5.13 and 5.19. BlueArc will not be obligated to offer any new products which have been developed alone, with or by a third party for exclusive distribution by that third party and/or BlueArc. For clarification purposes, the preceding sentence will not apply to any such new products with minor modifications in functionality or marking or trade dress changes.

2.8 Managed Services. The Parties may, but are not obligated to, enter into an agreement with each other to provide Managed Services related to the Products. Such agreement may include a license, during the Term, in the Territory to directly or indirectly market, resell, distribute, sell, use, and maintain the Products in connection with Managed Services, either alone, or as integrated, re-branded, repackaged, branded or bundled with the software or hardware products provided by HDS or any Affiliate in connection with Managed Services. The execution and terms of these rights will be granted upon mutually agreed upon terms, including but not limited to, licensing restrictions, territory, pricing and term.

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3.	SOURCE CODE LICENSES AND RELATED ESCROW; MANUFACTURING RIGHTS AND LICENSES.

3.1	Source Code License for Maintenance Modifications. BlueArc grants to HDS under all of BlueArc’s Intellectual Property Rights in and to the Source Code, an immediately effective, fully paid-up, royalty-free, worldwide, non-exclusive right and license to use, reproduce, adapt and otherwise internally create Derivative Works of the Source Code and related Documentation received by HDS pursuant to Sections 3.7(a), (b), (c), (d), (e), (f) or (g), below (collectively, “Maintenance Modifications”) solely to support and maintain the Products and to reproduce and distribute directly or indirectly the Maintenance Modifications (including without limitation any related object code of the underlying Source Code) to End Users in the Territory in object code form only (except for Documentation which may be provided in written form) for Support and maintenance of the Products under the terms of the licenses granted in Section 2.3 and all of its subsections. Subject to BlueArc’s rights in the underlying Intellectual Property Rights in the underlying Source Code, HDS will own all right, title and interest, in, under and to (including without limitation all Intellectual Property Rights to) any Maintenance Modifications created by or on behalf of HDS under this Section 3.1. The term of the foregoing license to HDS shall commence on the Effective Date and shall expire on the End User Expiration Date. HDS hereby grants to BlueArc a perpetual, fully paid-up, royalty-free, irrevocable, worldwide, nonexclusive right and license to use, reproduce, adapt and otherwise create Derivative Works of the Maintenance Modifications, and to distribute directly or indirectly such Maintenance Modifications without restriction, in both source code and object code form. HDS acknowledges and agrees that although HDS has a currently effective license with respect to the Source Code under this Section 3.1, HDS will refrain from exercising their rights under the license granted under this Section 3.1 until the occurrence of one of the events set forth in Sections 3.7(a), (b), (c), (d), (e), (f) or (g). For clarification purposes the license granted to HDS only applies to then existing Products and will exclude any upgrades for which an End User may be required to pay an additional fee, including without limitation new FGI heads. For clarification purposes, nothing in this Section 3.1 shall be deemed a grant to HDS any ownership in or to any underlying BlueArc technology or Software including any Intellectual Property Rights therein.

3.1.1 Manufacturing License for Hardware. BlueArc grants to HDS under all of BlueArc’s Intellectual Property Rights in and to the Products, an immediately effective, fully paid-up, royalty-free, worldwide, non-exclusive right and license to: (a) manufacture, have manufactured, use, import, export, offer to sell, and sell such components of the Products including, but not limited to, Spares, only for the limited purposes of providing Support to End Users, including without limitation correction of defects; and (b) use the Technical Information in connection with the foregoing license granted under the foregoing Section 3.1.1(a), including without limitation the manufacturing design and architecture for the Hardware. HDS acknowledges and agrees that although HDS has a

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currently effective license under this Section 3.1.1, HDS will refrain from exercising their rights under the license granted under this Section 3.1.1 until the occurrence of one of the events set forth in Sections 3.7(a), (b), (c), (d), (e), (f) or (g). The term of the foregoing license to HDS shall commence on the Effective Date and shall expire on the End User Expiration Date. For clarification purposes the license only applies to then existing Licensed Products and will exclude any upgrades for which an End User may be required to pay an additional fee, including without limitation new FGI heads. Subject to BlueArc’s rights in the underlying Intellectual Property Rights in the underlying Products, HDS will own all right, title and interest, in, under and to (including without limitation all Intellectual Property Rights to) any correction of defects relating to the Licensed Products (“Licensed Product Modifications”), whether or not patentable, which may be developed, created or acquired by or on behalf of HDS under the foregoing license. HDS hereby grants to BlueArc a perpetual, fully paid-up, royalty-free, irrevocable, worldwide, nonexclusive right and license to manufacture, have manufactured, use, import, export, offer to sell, and sell Licensed Product Modifications, including the right to distribute directly or indirectly such Licensed Product Modifications without restriction. For clarification purposes, nothing in this Section 3.1.1 shall be deemed a grant to HDS any ownership in or to any underlying BlueArc technology or Products including any Intellectual Property Rights therein.

3.2 Change in Control Source Code License. Upon the occurrence of the events described in Section 3.8 HDS will have under all of BlueArc’s Intellectual Property Rights in and to the Software and Source Code and Development Source Code, an immediately effective, fully paid-up, royalty-free, perpetual, irrevocable, worldwide, nonexclusive right and license to:

(a) use the Software (in both Source Code, and Development Source Code and object code form) and Documentation without restriction for HDS’ and Hitachi Ltd.’s internal purposes;

(b) * * *

(c) compile the Source Code and Development Source Code, * * *, into machine readable binary code and/or object code;

(d) duplicate, demonstrate and distribute the Documentation and Software (in binary or object code form only) to End Users, * * *, and in any form or format (including digital electronic, downloadable form), directly or indirectly through sublicensed OEMs, resellers and other distributors (who shall have the right to duplicate and demonstrate the Software and Documentation and distribute the Software and Documentation to End Users or other OEMs, resellers and other distributors); and

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(e) sublicense the use of the Software in object code form to End Users, directly or through third parties, pursuant to end user license agreements on such terms and conditions as HDS shall determine in their sole discretion.

For the purposes of clarification, except for the restriction that HDS and its Affiliates may only distribute the Software * * * in object code form, they shall have no other restrictions of any kind on the license, demonstration, marketing, distribution, support or maintenance of the Software.

3.3 Manufacturing License for Hardware. Upon the occurrence of the events described in Section 3.8 HDS will have under all of BlueArc’s Intellectual Property Rights existing at the time, including without limitation the Licensed Patents, an immediately effective, fully paid-up, royalty-free, perpetual, irrevocable, worldwide, nonexclusive right and license to: (a) * * *, and sell the Licensed Products without restriction; and (b) use and otherwise exploit the Technical Information in connection with the foregoing license granted under Section 3.3(a), * * *. HDS will own all right, title and interest, in, under and to (including without limitation all Intellectual Property Rights to) any developments, improvements, changes or modifications relating to the Licensed Products, whether or not patentable, which may be developed, created or acquired by or on behalf of HDS or its Affiliates after the effective date of the license granted in this Section 3.3.

3.4 Transition Period Assistance. Following the delivery of any Source Code to HDS after the events specified in Section 3.8, BlueArc will provide the following transition assistance and information to HDS and its Affiliates at industry standard rates:

3.4.1 Support. BlueArc shall continue to provide HDS with Level 3 Support pursuant to Exhibit B, and upon payment by HDS to BlueArc at then prevailing market rates in addition, use commercially reasonable efforts to provide HDS with training and reasonable assistance requested by HDS so that HDS can provide Level 3 Support to an End User, all for a period not to exceed * * * from HDS’ receipt of the Source Code.

3.4.2 Technical Information Transfer. BlueArc shall promptly provide the Technical Information to HDS, and all software, firmware and other technology necessary for the manufacture of the Hardware. BlueArc shall facilitate introductions to Sanmina and other contract manufacturers used by BlueArc to manufacture Products, but BlueArc makes no representations and makes no guarantees regarding HDS’ ability to contract with Sanmina for the manufacture of Products.

3.5 Establishing Escrow. Within sixty (60) days after the Effective Date, BlueArc will deposit a copy of the Source Code into escrow pursuant to an Escrow Agreement to be entered into among HDS, BlueArc and Escrow Agent.

3.5.1 The Escrow Agreement will provide for the release of the Source Code from escrow upon the occurrence of any one of the events set forth in Sections 3.7 or 3.8.

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3.5.2 HDS will be responsible for all costs of maintaining the escrow.

3.5.3 The Escrow Agreement will be supplementary to this Agreement, pursuant to Section 365(n) of the Bankruptcy Code.

3.5.4 After the initial deposit under this Section 3.5, BlueArc thereafter will promptly deposit into the escrow account copies of the (i) Source Code of (a) Major Releases, (b) Minor Releases and (c) any new Products that have been added to Exhibit A, and (ii) related Documentation, which in each case have been added to Exhibit A. Any other Improvements and related Documentation will be deposited once every six (6) months or more frequently as determined by BlueArc.

3.5.5 At any time, HDS may verify with Escrow Agent at its own cost that BlueArc has complied with its deposit obligations under this Section 3.5 and the Escrow Agreement.

3.6 Updated Source Code. In addition to the Development Source Code received by HDS pursuant to Section 3.8, the Source Code licensed pursuant to Sections 3.1 and 3.2 will be the then current, most updated version that is required to be on deposit with the Escrow Agent pursuant to Section 3.5 and all related Documentation.

3.7 Release of Source Code from Escrow. The Escrow Agreement will provide for the release to HDS of Source Code held in escrow if any one of the following events occurs:

(a) a receiver or trustee is appointed for BlueArc;

(b) BlueArc becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import;

(c) proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced against BlueArc and are not released within sixty (60) days,

(d) proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced by BlueArc,

(e) an entry of an order for relief by or on behalf of BlueArc under Chapter 7 or Chapter 11 of the Bankruptcy Code;

(f) BlueArc has suspended or ceased its on-going business operations or that portion of its business operations relating to the sale or Support of the Products;

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(g) there is a Maintenance Lapse; or

(h) HDS has requested Escrow Agent release to HDS, all Source Code held in Escrow pursuant to Section 3.8 below.

3.8 Further Source Code Possession. If: (a) a Change in Control * * * occurs * * *, and (b) BlueArc * * *, and (c) cumulative Product purchased by HDS and its Affiliates (excluding for Products held in inventory and for stocking and not yet resold but nonetheless for which HDS has paid BlueArc) exceed * * *, and (d) HDS has tendered or paid BlueArc * * *, then in consideration of the payment, HDS will at its option have a fully paid-up, royalty-free, perpetual, irrevocable, worldwide, nonexclusive right and license to use the Source Code and the Development Source Code pursuant to Section 3.2 above, and to manufacture Licensed Products pursuant to Section 3.3 above. After HDS has paid BlueArc pursuant to this Section 3.8, HDS may obtain all Source Code held in escrow pursuant to Section 3.7(h) above and BlueArc will provide all Development Source Code and the Technical Information to HDS. For clarification purposes the * * * purchase commitment of HDS under Section 5.17.1 will apply to the * * * referenced in this Section 3.8.

3.9 HDS Source Code Obligations. For any Source Code or Development Source Code received by HDS pursuant to Sections 3.7 or 3.8, HDS shall not disclose, transfer, make available, sublicense, market, sell, re-sell, distribute or otherwise disseminate the Source Code or Development Source Code to Channel Partners or End Users. * * * As soon as reasonably possible following the End User Expiration Date HDS shall return to BlueArc or at BlueArc’s request, destroy and erase any copies of the Source Code received pursuant to Section 3.1 and any Maintenance Modifications created by HDS pursuant to Section 3.1. * * *.

3.10 Termination of Rights upon IPO. If BlueArc completes an initial public offering of its securities prior to the occurrence of any of the release conditions set forth in Section 3.8, then notwithstanding anything to the contrary in this Article 3, all rights and obligations of the Parties under this Article 3 shall thereafter immediately terminate.

3.11 Reorganization. If BlueArc has completed a Chapter 11 reorganization and received a final order for completion of the Chapter 11 reorganization from the bankruptcy court no later three months following the filing date of an entry for an order for relief by or on behalf of BlueArc under Chapter 11 of the Bankruptcy Code, HDS will reasonably consider entering, but will have no obligation to enter, into an agreement with BlueArc to support End Users of the Product on terms mutually acceptable to BlueArc and HDS.

3.12 Executive Escalation. At any time after BlueArc has received notice of a Support Failure either Party may request an executive escalation, which shall mean a discussion between executive officers of both Parties for a period not to exceed fifteen (15) days, to attempt in good faith to correct, cure or otherwise agree on a mutually acceptable solution, which the Parties may ultimately agree does not constitute a

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Support Failure for purposes of the Maintenance Lapse. This escalation will not, however, delay the occurrence of a Maintenance Lapse beyond the fifteen (15) day period.

3.13 Sublicensing. HDS shall have the right to sublicense to Hitachi Ltd. any or all of the above licenses provided that HDS shall remain responsible for the performance of Hitachi Ltd.

3.14 Consultants. HDS and its permitted sublicensees are permitted to use Consultants to assist it in exercising the licenses granted to it hereunder solely for HDS’ benefit and provided that HDS shall be liable to BlueArc for any act of the Consultant which if committed by HDS would be a breach of this Agreement.

4.	PRODUCT CERTIFICATION, ADDITIONS, MARKETING, SALES AND SUPPORT.

4.1 Certification of Products. Periodically, one Party may loan the other Party, free of charge, Products, or certain equipment related to the Products, solely for internal evaluation and certification purposes for use in a designated lab until the Product is qualified for interoperability with HDS storage products, or one hundred twenty (120) days, whichever occurs first. The Parties will mutually agree on the number of and designated location of the loaned Product or equipment. Any loaned Product or equipment will be subject to both Parties’ execution of a loan agreement in the form of Exhibit F (“Equipment Loan Agreement”) for loan of its products. This Equipment Loan Agreement will include Product updates, replacement products, Software and updates, transportation, installation and maintenance of the Product or equipment free of charge.

4.2 New or Replacement Products. In the event BlueArc is obligated to offer HDS products pursuant to Section 2.7, BlueArc will supply loaner products pursuant to Section 4.1 at the time of notification of discontinuance of the Product to be replaced. After HDS has accepted a Product pursuant to Exhibit C, the Parties will update Exhibit A.

4.3 Maintenance Support. During the Term, HDS, its Affiliates, or ASPs will use commercially reasonable efforts to offer End User maintenance contracts and renewals. For each maintenance contract or renewal so purchased by an End User, BlueArc will provide Support to HDS for the Products pursuant to its obligations under Exhibit B and until the End User Expiration Date.

4.4 Training. HDS, its Affiliates and ASPs will be entitled to the training as further described in Exhibit H. Each Party will comply with its obligations set forth in Exhibit B and Exhibit H.

4.5 Marketing Support. Each Party will provide the marketing support for the Products pursuant to the joint marketing program set forth on Exhibit E.

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4.6 Sales Support. Each Party will comply with all of its obligations related to Sales Support pursuant to the terms of Exhibit D. The Parties shall prepare and agree upon written rules of engagement with respect to their sales channel marketing efforts with respect to the Products (“Rules of Engagement”), * * *, and the Parties shall comply with such Rules of Engagement in their marketing and sales efforts with respect to the Products. For clarification purposes, the Rules of Engagement will include an escalation and resolution process consistent with each Party’s policies for any failure to comply.

5.	PRICES, PAYMENT AND FULFILLMENT.

5.1 Product Fees. HDS or a Regional Affiliate, as applicable, will pay BlueArc for each Product purchased under this Agreement an amount equal to the mutually agreed upon fixed price as set forth in Exhibit A. The Alliance Managers for HDS and BlueArc, and their designees, shall meet on a quarterly basis to review the Product Price and adjust as mutually agreed. The Parties will amend Exhibit A upon reaching agreement on any price change. Prices for Products will be set and paid in U.S. Dollars. Unless otherwise stated, prices are EXW (Incoterms 2000) BlueArc’s manufacturing or warehousing facilities. Without limiting the foregoing, prices do not include, and HDS shall pay, any and all fees, expenses or charges for special packaging, transportation, storage, and insurance.

5.1.1 Evaluation Units. If HDS and its Regional Affiliates elect to provide evaluation Product units to End Users in anticipation of Product sales, such evaluation units will be provided to End Users out of HDS’ and Regional Affiliates’ Product inventory. BlueArc will refurbish any returned evaluation units at the prices and discounts set forth in Exhibit A, plus will charge HDS and its Regional Affiliates for parts as specified in Exhibit A and shipping back to HDS and its Regional Affiliates.

5.1.2 Demonstration, Lab and Training Products. Product to be used by HDS and its Affiliates for demonstration, lab and training shall be provided at the prices set forth in Exhibit A. If, at the end of the Product life, HDS or a Regional Affiliate wishes to resell such units to End Users, BlueArc shall quote a reasonable price for such refurbishment of such Products, taking into account discounted pricing originally charged to HDS and Regional Affiliates’ for such units.

5.1.3 Spares. Spares shall be provided at the prices set forth in Exhibit A.

5.2 Fees for Support Services. HDS or a Regional Affiliate, as applicable, will pay BlueArc a Support fee for each Product sale, paid annually in advance (or as paid in different increments by the End User) following a Product sale to an End User, and in connection with each End User maintenance renewal, whether Support is provided by HDS, its Affiliates or ASPs, in accordance with the prices set forth in Exhibit A.

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5.3 Taxes. All prices contemplated under this Agreement will exclude any applicable taxes, including without limitation income taxes, value-added tax (Ad Valorum Tax or “VAT”), government sales (“GST”) or national sales tax (“NST”), sales or use tax, withholding tax, or excise tax. Any taxes arising under this Agreement will be the sole responsibility of the Party owing such tax, which liability will be determined by the specific law governing such tax assessment; provided, however, any sales or use tax, GST, NST, or excise taxes will be the responsibility of the Party purchasing the goods or services contemplated under this Agreement.

5.3.1 Withholding Obligations. For any transaction arising under this Agreement, to the extent the governing law of any taxing authority imposes a withholding or collection obligation on the invoicing Party for any tax properly associated with a billing or collection process on amounts due under this Agreement, the invoicing Party will exercise due professional care in discharging such withholding or collection obligation, and will invoice in addition to the fees provided herein, an additional amount equal to such taxes due. The invoicing Party will remit to the proper authorities these additional taxes as required by applicable law.

The withholding Party will provide to the other Party within a commercially reasonable time period, appropriate written evidence supporting the nature and amount of the tax involved.

5.3.2 Exemptions. If a resale certificate, treaty-benefits exemption certificate, or other exemption document is required to reduce or eliminate any taxes arising on transactions contemplated herein, the invoiced Party will be solely responsible for providing to the invoicing Party such documentation, and the invoiced Party will using all commercially reasonable efforts fully cooperate to establish the validity of the documentation.

If it is ever determined that any tax withheld or paid relative to this Agreement was not required to be paid, and that a refund of such taxes is appropriate, both Parties agree to provide all commercially reasonable cooperation and assistance towards the timely collection of such refund.

5.4 End User Pricing. HDS, its Affiliates, ASPs and Channel Partners will have the unrestricted right to determine the prices at which they sell any Product or Support to End Users. No BlueArc representative has the authority to suggest that HDS, its Affiliates, ASPs or Channel Partners charge a particular sale or resale price for any such Product or Support.

5.5 Purchase Orders. HDS and Regional Affiliates will each generate and submit purchase orders (“PO”) to BlueArc for Products. The PO shall contain the End User name, Product names, descriptions and Product codes, Product installation location, Product installation date, and price for the Products and all related Support, training, and if applicable, educational materials ordered. No other terms and conditions on POs

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or other sales documents of either Party that add to or vary from the terms and conditions of this Agreement shall be binding upon the other Party unless expressly approved by an authorized company representative in writing by the other Party in each instance, nor shall any custom or usage in the industry, nor any prior dealing or course of conduct between the Parties alter the terms of this Agreement. HDS and Regional Affiliates may submit a PO without a signature to BlueArc by email or other transmission method.

5.6 Purchase Order Acceptance. Subject to BlueArc’s firm commitments and delivery obligations under Section 5.16, BlueArc will accept or reject HDS’ or a Regional Affiliate’s PO within two (2) U.S. business days of receipt from HDS or the Regional Affiliate respectively. If BlueArc does not reject a PO within two (2) U.S. business days of its receipt, the PO will be deemed accepted. BlueArc may accept or reject a PO by telephone, electronic mail, or any other method agreed to by the Parties.

5.7 Allocation. Subject to BlueArc’s firm commitments and delivery obligations under Section 5.16, if BlueArc is unable to meet its delivery commitments due to matters beyond its reasonable control (for example due to industry wide shortages in supply of the components used in producing the Products or failures of its suppliers for reasons unrelated to a breach of BlueArc’s obligations to such supplier) and must therefore allocate the Products, then BlueArc will allocate a portion of its inventory of Products to HDS on a pro rata basis based on historical orders for the previous six (6) months.

5.8 Delivery. If BlueArc accepts the PO, BlueArc will ship the Products EXW (Incoterms 2000) BlueArc’s manufacturing or warehousing facilities, pursuant to the PO terms and this Agreement. BlueArc will use commercially reasonable efforts to meet HDS’ or a Regional Affiliate’s requested delivery date specified in the accepted PO, subject to HDS’ and its Regional Affiliates’ right to reschedule or cancel delivery as provided for in Section 5.11, and further subject to BlueArc’s firm commitments and delivery obligations under Section 5.16.

5.9 Notification of Anticipated Delay. Subject to BlueArc’s firm commitments and delivery obligations under Section 5.16, if BlueArc anticipates or becomes aware that it will not be able to supply the ordered Products on the delivery date set forth in the accepted PO for any reason, or that only a portion of the ordered Products will be available to meet a delivery date, BlueArc shall notify HDS or the Regional Affiliate, as applicable, as soon as practicable after BlueArc has knowledge of the situation. The notification may be communicated by facsimile, telephone, electronic mail, or any other method agreed to by the Parties. If BlueArc is unable to meet the delivery date specified in the accepted PO, HDS shall have the option of (a) rescheduling the delivery date, (b) canceling the affected PO without incurring any reconfiguration, restocking or administrative fees or any other charges, or (c) working with BlueArc to jointly develop an alternative to resolve the late delivery of Product (which may include renegotiation of the time period for HDS to meet its purchase obligation under Section 5.16.1 or Section 5.17). If BlueArc is required to expedite Product pursuant to this provision, any additional expenses shall be paid by BlueArc.

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5.10 Lead Times. Except for and subject to BlueArc’s firm commitments and delivery obligations under Section 5.16, HDS and Regional Affiliates shall place their POs for Products with BlueArc allowing for * * * lead time from the day HDS’ PO is accepted by BlueArc until the delivery date specified in the accepted PO.

5.11 Cancellation or Change of POs. Except as set forth in Section 5.9, for all orders within forecast HDS may, cancel delivery, or part thereof, or cancel or change the terms of a PO, provided it is done no later than * * * prior to the delivery date set forth in the accepted PO. BlueArc shall not be obligated to deliver on the original delivery date for such changes in POs but will provide a new delivery date on acceptance of such change. Purchases of Product by HDS shall be at HDS’ own risk and for its own account. Subject to Section 5.9, BlueArc reserves the right to reject changes to Orders for any reason however HDS may delay the delivery dates of POs in excess of HDS purchase commitments under the Committed Forecast for up to * * *. If a PO is cancelled or changed by HDS in accordance with the foregoing HDS shall reimburse BlueArc for any actual, reasonable, direct, out of pocket costs incurred by BlueArc as a result of such change or cancellation; provided that such costs shall not exceed the original value of the PO. For clarification purposes, no cancellation by HDS under this Section 5.11 will reduce HDS’ obligation under Section 5.16 to purchase * * *.

5.12 Payments. BlueArc will invoice HDS and Regional Affiliates separately, based on each PO accepted by BlueArc from HDS and a Regional Affiliate. HDS and Regional Affiliates will pay BlueArc in US dollars (US$) for Products correctly invoiced by BlueArc, due * * * from the date of a correct invoice (i.e. one that matches the respective PO). Undisputed amounts outstanding more than * * * will be subject to a monthly charge at the rate of * * * or the maximum permitted by law, whichever is less. For orders from a Regional Affiliate, BlueArc will look first to that Regional Affiliate for payment and performance of applicable contractual obligations under this Agreement, except as otherwise expressly set forth in Section 6.3 below.

5.13 Special Pricing. Upon request by HDS or a Regional Affiliate, and in addition to any other adjustment pursuant to this Article 5, BlueArc will consider in good faith reducing Product or Support prices for specific transactions and generally based on market conditions, market data and End User information available to the Parties, in accordance with the provisions set forth in Exhibit D and the Rules of Engagement.

5.14 Payment Obligation. HDS’ and Regional Affiliates’ payment obligations to BlueArc are not in any manner contingent upon payment by any Channel Partner or End User.

5.15 Title and Risk of Loss. Title and risk of loss or damage to the Products shall pass to HDS when BlueArc places the Product with the carrier at BlueArc’s loading dock. Risk of loss or damage to any of the Products in transit after delivery, without

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regard to whether BlueArc paid the shipping charges therefor or whether any third party is designated as consignee thereof, is HDS’, whose responsibility it will be to file claims with the carrier.

5.16 Forecasts and Order Fulfillment. HDS and Regional Affiliates will provide BlueArc with the Forecast no later than thirty (30) days following the Effective Date and thereafter on or before the fifteenth (15th ) day of each calendar month. The Forecast shall be non-binding, except as set forth in Section 5.16.1 and as otherwise limited by Section 5.16.5:

5.16.1 Binding Forecast. * * *.

5.16.2 Orders in Excess of Forecast. * * *.

5.16.3 Order Fulfillment. For all Products falling within the Committed Forecast, BlueArc shall deliver such Products subject to Section 5.8, within the lead times in accordance with Section 5.10, unless a later delivery date is specified in the PO, in which case BlueArc shall deliver the Products on the later delivery date.

5.16.4 BlueArc Suppliers. The Parties acknowledge that the Products to be supplied by BlueArc hereunder will be manufactured by third parties for BlueArc. Accordingly, provided that BlueArc places the necessary orders with such third party suppliers and BlueArc is not in material breach of the manufacturing agreement with such third party which excuses that third party from its obligation to deliver such Product, BlueArc will not be liable for a failure to deliver Products in accordance with the terms hereof due to a failure of its supplier to fulfill its delivery commitments to BlueArc.

5.16.5 Phase In Period. The Parties will mutually agree within fifteen (15) days of the Effective Date on the initial Forecast and delivery schedule (“Phase In Period”) * * *; provided however, the Phase In Period will not exceed * * * from the Effective Date. HDS will provide a committed PO for such agreed upon Phase In Period forecast and delivery schedule.

5.17 Purchase Obligation. HDS and its Regional Affiliates will purchase sufficient Products to result in a minimum sum of * * * to BlueArc through * * *.

5.17.1 HDS and it Affiliates will order, within * * * following the Effective Date, not less than * * * of Products for * * *.

5.17.2 HDS and its Affiliates will order * * * from the Effective Date until * * *. Existing Customer Sales shall count towards the total commitment under this Section 5.17.2. * * *. BlueArc will invoice HDS for such payment and HDS shall pay pursuant to the terms of Section 5.12. For clarification purposes, any orders that BlueArc is obligated to but unable to deliver pursuant to this Article 5 will be credited against HDS’ purchase obligation under both Sections 5.17.2 and 5.16.1.

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5.18 Installation of Software. Unless otherwise agreed by the Parties, BlueArc shall install the Software on the Products prior to shipment to HDS or a Regional Affiliate.

5.19 Most Favored Distributor. If during the Term, BlueArc sells any Products or Support, or any functional equivalents thereof, to any similarly situated distributor or reseller, with substantially similar projected or actual Product sales volume as HDS and its Affiliates, upon substantially similar terms and conditions when considered in their entireties, and charges such distributor or reseller a fee lower in the aggregate than the fees payable by HDS or its Affiliates to BlueArc pursuant to this Article 5, BlueArc shall promptly notify HDS. Distributor or a Regional Affiliate, as applicable, may elect to substitute such lower fee for the fees set forth in this Agreement, but BlueArc will not be required to refund any amounts previously paid under this Agreement. This requirement will not apply to one-time End User transactions involving a distributor or reseller.

6.	HDS’ OBLIGATIONS.

6.1 Export Controls. HDS acknowledges that the Products and Confidential Information (“Technical Data”) may be subject to United States export controls, pursuant to the EAR, and HDS will comply with all applicable requirements of the EAR regarding the Technical Data. Without prior written authorization of BlueArc and the United States Government, HDS will not, and will not cause its representatives (including its Affiliates and Channel Partners), to: (a) export, re-export, divert or transfer any such Technical Data, or any direct product thereof, to any destination, company, or person restricted or prohibited by the United States export controls, or (b) disclose any such Technical Data to any national of any country when such disclosure is restricted or prohibited by the United States export controls. BlueArc shall provide HDS with reasonable assistance and information in order for HDS to comply with the provisions of this Section 6.1, including without limitation performing its obligations under Sections 7.1 and 7.2.

6.2 Compliance with Other Laws by HDS. HDS will comply, at its own expense, with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including the United States Foreign Corrupt Practices Act, and shall identify and procure all legally required permits, certificates, licenses, insurance, approvals and inspections, in the performance of this Agreement. For the purposes of BlueArc’s rights under Section 6.3, this Section 6.2 will apply to HDS’ Affiliates, but not Channel Partners or other third parties.

6.3 Affiliate Remedy. HDS will ensure that its Affiliates comply with all applicable terms and conditions of this Agreement, as if the Affiliates were a party to this Agreement. If any act or omission by any HDS Affiliate violates any applicable term or condition of this Agreement, then BlueArc may enforce the violated term or condition

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exclusively against HDS and seek any remedy from HDS to which BlueArc would be entitled if the Affiliate were a signatory to this Agreement. HDS’ obligations under this Section 6.3 will not be conditioned upon BlueArc’s enforcement of this Agreement against the HDS Affiliate; provided, however, BlueArc will not seek monetary damages from or against an HDS Affiliate for any breach by the HDS Affiliate, if BlueArc has elected to first seek monetary damages against HDS or (ii) HDS has satisfied such obligation or liability of its Affiliate. For clarification purposes, this section is intended to prohibit double recovery and provide for an election of remedies, once BlueArc has elected to proceed against HDS.

6.4 Intellectual Property Markings. HDS will display or cause to be displayed, on, with, or by the Products, all patent, markings and other intellectual Property markings as may be reasonably directed by BlueArc.

6.5 Monthly Reports. HDS shall provide a monthly POS report to BlueArc for each month no later than the fifteenth (15) of the following month. * * *.

7.	BLUEARC’S OBLIGATIONS.

7.1 Export Controls Product Information. BlueArc will comply with the Export Act, as amended, and the EAR and any other United States law, regulation or treaty or any other international treaty or agreement to which the United States adheres or complies as they relate to export of the Products in the Territory. BlueArc will provide the following Product information within ten (10) business days after the addition of a Product to Exhibit A.

(a)	Product Name

(b)	Product Model Number

(c)	Product Part Number

(d)	Short Product Description

(e)	Schedule B/Harmonized Tariff Number

(f)	Country of Manufacture/Origin

(g)	U.S. Export Control Classification Number (ECCN)

(h)	Patent or other Intellectual Property markings to be displayed pursuant to Section 6.4.

(i)	Any Federal Communication Commission information required for importation into the U.S.

(j)	Any Food and Drug Information required for importation into the U.S. (typically for products containing lasers).

The foregoing information will be directed to:

Global Trade Compliance Department

Hitachi Data Systems Corporation

750 Central Expressway, MS 34-46

Santa Clara, CA 95050

Tel: (408) 970-5953

Fax: (408) 496-6315

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7.2 Shipment of Products Outside of the United States. BlueArc will use commercially reasonable efforts under U.S. and foreign law to qualify its Products for export to a particular country in the Territory as soon as possible following notification from HDS of a particular country to which it intends to ship the Products.

7.3 Hazardous Substance and Environmental Laws and Directives. BlueArc will comply with all applicable state, federal, and where applicable, country-specific hazardous substance and environmental laws, rules and regulations, including without limitation, WEEE and RoHS. Upon request from HDS, BlueArc will provide HDS with written certification of its then current compliance with RoHS.

7.4 Compliance with Other Laws by BlueArc. BlueArc will comply, at its own expense, with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including the United States Foreign Corrupt Practices Act, and shall identify and procure all legally required permits, certificates, licenses, insurance, approvals and inspections, in the performance of this Agreement.

7.5 Support. BlueArc will provide Support pursuant to the terms and conditions set forth in Exhibit B.

7.6 Product Changes. BlueArc will make reasonable efforts to notify HDS no later than * * * prior to the discontinuance or change of any Product during the Term, if known that far in advance. If discontinuance or change of any Product is less than * * *, notice shall be as soon as reasonably possible. Notice shall include any foreseen changes in or modification to a Product’s BIOS but may exclude any changes needed due to error conditions and corrections. Any discontinuance or change will not affect BlueArc’s warranty obligations under this Agreement.

7.7 Business Review Meetings. Upon request by HDS, but no less frequently than once every calendar quarter during the Term Alliance Managers of the Parties, and their designees, shall meet at a mutually agreeable time and location to discuss and document future Product shipment schedules, Support activities, sales and marketing activities, pricing, forecasting and any other issues that need resolution or review.

7.8 Lab Access Requirements. BlueArc will execute the Lab Access Agreement set forth in Exhibit G as a condition to HDS’ granting BlueArc access to HDS’ laboratories pursuant to the terms of this Agreement. BlueArc will, and will cause any of its employees, contractors or other personnel using HDS’ laboratories pursuant to this Agreement, to comply with all of the terms of the Lab Access Agreement.

7.9 Branding and Co-Branding Requirements. The Parties shall adhere to the branding and co-branding requirements set forth in Exhibit E and Exhibit M.

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7.10 Covenant to Deliver Financial Statements. BlueArc covenants that, promptly upon HDS’ request, if reasonably practicable, and in no event later than fourteen (14) days thereafter, BlueArc will give to HDS a copy of BlueArc’s most recently audited financial statements, including the related statements of income, changes in stockholders’ equity and cash flow, and balance sheet. If BlueArc’s most recent financial statements are un-audited, BlueArc will give to HDS a copy of such un-audited financial statements in addition to the materials given pursuant to the previous sentence. BlueArc represents and warrants and covenants that each of the financial statements delivered in accordance with this Section 7.10 (including in all cases the notes thereto, if any) will be accurate and complete in all material respects, consistent with the books and records of BlueArc (which, in turn, will be accurate and complete in all material respects), will present fairly in all material respects the financial condition and results of operations and cash flows of BlueArc as of and for the periods referred to therein, and all audited financial statements will be prepared in accordance with GAAP; provided however, in the case of un-audited financial statements not yet certified by BlueArc’s outside accountants as GAAP compliant, BlueArc will endeavor, unless otherwise disclosed to HDS, to prepare such unaudited financial statements in accordance with GAAP subject, to changes resulting from normal year end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure and other presentation items.

7.11 License Keys. The Parties agree to work together and reasonably cooperate to create and issue License Keys in accordance with the existing BlueArc process and the Parties will use commercially reasonable efforts to incorporate BlueArc’s License Key system into the HDS license key management process promptly following the Effective Date.

8.	ROADMAP DEVELOPMENT.

8.1 Roadmaps. BlueArc will conduct product development activity in connection with this Agreement. HDS and BlueArc will work cooperatively to define the activity based on market activity and customer requirements to develop a list of development items (“PRD”). The initial obligated activities and responsibilities of the Parties, including deliverables, specifications and development schedules for the strategic roadmap items (“Initial Roadmap Items”) are set forth in Exhibit Q. Additional strategic roadmap items that are subject to the terms of this Section 8.1 are set forth in Exhibit M. Upon request by either Party, but no less frequently than once every calendar quarter during the Term, the Parties, and their designees, will meet to discuss and document future road map activities. For clarification purposes the PRD will be revisited through the quarterly business reviews between the Parties.

8.2 Failure to Meet Roadmap Schedules. The BlueArc Alliance Manager will provide the HDS Alliance Manager with written notice (“Slippage Notice”) of any material slippage in a development schedule for an Initial Roadmap Item (“Slippage”).

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8.2.1 Technical Issue. If HDS: (a) receives a Slippage Notice stating in good faith that: or (b) otherwise in good faith reasonably believes or has knowledge that: a technical problem related to BlueArc’s obligations has caused a Slippage that prevents BlueArc from delivering an Initial Roadmap Item on the date specified on Exhibit Q, then BlueArc will use commercially reasonable efforts to promptly resolve the Slippage related issue and discuss the next steps with HDS. HDS will reasonably assist and cooperate with BlueArc on the resolution although HDS will not be required to spend any additional sums unless otherwise specified on Exhibit Q or mutually agreed by the Parties. If BlueArc has been working in good faith to resolve the Slippage for * * * and at that time HDS believes in good faith that the Slippage will adversely affect HDS’ ability to sell Products during the period prior to * * * and therefore meet its purchase obligation to BlueArc under Section 5.17 and its subsections, then HDS will so notify BlueArc and HDS may terminate this Agreement without cause on not less than * * * prior written notice to BlueArc. Following this termination neither Party will have any further obligations under this Agreement except to pay for Products and Services received by HDS on the termination date and with respect to each Party’s surviving obligations. For clarification purposes, a Slippage caused by the action or inaction of HDS or Hitachi Ltd. (that is not otherwise the direct result of a failure by BlueArc or any of BlueArc’s contractors) resulting directly in a Slippage by BlueArc will not be deemed a Slippage that permits HDS to exercise its termination rights under this Section. In addition, any Slippage resulting from a force majeure event as described in Section 29 will not permit HDS to exercise its termination rights under this Section.

8.2.2 Committed Resource Issue. If: (a) (i) HDS receives a Slippage Notice, or (ii) HDS in good faith reasonably believes or has knowledge that a Slippage has occurred, because BlueArc has reallocated human or other resources that BlueArc committed to provide to HDS in connection with BlueArc’s obligations under Exhibit Q and (b) BlueArc has failed to attend a meeting requested by HDS regarding the foregoing Slippage within * * * of the HDS request, then an HDS officer may request a face-to-face or telephonic meeting(s) between executive officers of both Parties for a period not to exceed * * * to attempt in good faith to correct, cure or otherwise agree on a mutually acceptable solution. If BlueArc’s executive officer fails to be available to meet within * * * of HDS’ request, and/or after the Parties have met for * * * as required by this Section they have not reached a mutually acceptable solution, then HDS may notify BlueArc that it is in Material Breach under this Agreement and HDS may exercise its rights and remedies pursuant to Section 16.1. For clarification purposes, provided that HDS has notified BlueArc pursuant to this Section and Section 16.1, * * *. Reallocation or reprioritization of resources by mutual agreement shall not be covered under this Section.

8.3 Compatibility. During the Term, each Party will give the other Party at least * * * advanced notice of a new product to be released by such Party. The Parties will mutually agree in the quarterly business reviews whether and how the new products will be made compatible. For clarification purposes, neither Party will be required to notify the other Party of any new products that are outside the scope of this agreement.

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8.4 Interoperability. During the quarterly business reviews, the Parties will mutually define the priorities, timing, deliverables and obligations of each Party with regard to interoperability testing of either Party’s products and the mutually agreed upon interoperability support matrix.

9.	ENGINEERING AND PROFESSIONAL SERVICES.

9.1 Engineering Services. The Parties may mutually agree to have BlueArc perform Engineering Services to create new software, incremental features, change features, accelerate features or software development included in the Roadmap, or to develop independent products unrelated to the Products on mutually acceptable terms as set forth in a SOW. Such Engineering Services may include Deliverables, specifications, non-recoverable expense (“NRE”) charges and development schedules for items on Exhibit Q as specified under a SOW pursuant to the process described in Section 9.2. * * *. Further branding will be based on mutually agreed terms and conditions.

9.2 SOW Process. Any SOW for Engineering Services will: (a) incorporate this Agreement; (b) describe the Deliverables; (c) set forth specifications for the Deliverables; (d) contain a milestone development and delivery schedules for the Deliverables; (e) specify acceptance testing criteria and procedures for the Engineering Services; (f) specify pricing; (g) specify who is supporting the costs and will specify any HDS NRE charges and (g) be executed by both Parties. Absent an executed SOW, HDS makes no commitment to purchase any Engineering Services. The SOW will control any conflict between an SOW and this Agreement.

9.3 Ownership of Deliverables. Unless expressly stated otherwise in the applicable SOW or provided in the subsections below, BlueArc will own all rights, title, and interest in Deliverables for the particular Engineering Services created for HDS by BlueArc under the SOW, including all related Intellectual Property Rights therein, and will grant HDS a license to such Deliverables as set forth above with respect to Products and Software, as applicable.

9.3.1 Unless expressly provided in an SOW, all rights, title, and interest in and to the Professional Methodology will remain the property of BlueArc.

9.3.2 To the extent Professional Methodology is contained within a Deliverable provided under the applicable SOW, BlueArc grants HDS and its Affiliates a non-exclusive, perpetual, irrevocable, sublicensable but otherwise non-transferable, fully paid-up, license within the Territory to use that Professional Methodology.

9.4 Professional Services. The Parties may agree that BlueArc will deliver Professional Services under the MPSA and any statement of work executed pursuant

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thereto. Professional Services will be governed by the MPSA and any statement of work executed under the MSPA, however, HDS makes no commitment to purchase any Professional Services. If there is any conflict between this Agreement, the MPSA and a statement of work executed pursuant to the MPSA, the documents will control in the following order: the statement of work, MPSA and all other portions of this Agreement.

10.	TRADEMARK OBLIGATIONS.

10.1 BlueArc Trademarks. HDS recognizes the exclusive rights of BlueArc in the BlueArc Trademarks and the associated goodwill. HDS will conduct its business in a manner consistent with the protection of these exclusive rights. Except as expressly permitted by this Agreement, HDS will not use in its corporate or business name, any BlueArc Trademark and will on expiration or termination of this Agreement, discontinue any representations that it is a Product distributor or reseller of BlueArc.

10.2 Hitachi Trademarks. BlueArc recognizes the exclusive rights of HDS and its Affiliates in the Hitachi Trademarks and the associated goodwill. BlueArc will conduct its business in a manner consistent with the protection of these exclusive rights. Except as expressly permitted this Agreement, BlueArc will not use in its corporate or business name, any Hitachi Trademarks and on expiration or termination of this Agreement, will discontinue any representations that it is a supplier to HDS of Products.

10.3 BlueArc Trademark License. Subject to this Section 10.3, BlueArc grants to HDS and its Affiliates a non-exclusive, non-transferable, non-sublicensable, fully paid-up right and license in those countries in the Territory in which BlueArc has such rights, including without limitation those countries set forth on Appendix K-1, to the extent to the rights in those countries, to use the BlueArc Trademarks in connection with the use, sale, licensing, distribution, promotion, co-branding, marketing, advertising and maintenance of the Products pursuant to the terms of this Agreement (including without limitation the joint marketing plan and co-branding contemplated pursuant to Exhibit E and Exhibit M) for so long as the BlueArc Trademarks are used by HDS and its Affiliates but not beyond the Term unless otherwise expressly provided in this Agreement for continued distribution or support rights or otherwise. HDS may sublicense its rights granted under this Section to Channel Partners solely in connection with the distribution, promotion, advertising and marketing of the Products. BlueArc will update Appendix K-1 for any new BlueArc Trademarks that are used pursuant to this Agreement, which new BlueArc Trademarks will be subject to the terms of this Agreement.

10.3.1	Approval Process. All use by HDS and its Affiliates of the BlueArc Trademarks will be subject to BlueArc’s prior written approval, which will not be unreasonably withheld or delayed. If BlueArc fails to respond to a written approval request within five (5) business days from BlueArc’s receipt, HDS and/or its Affiliates proposed use will be deemed approved.

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10.4 Reference to HDS by BlueArc. BlueArc will not use the Hitachi Trademarks in connection with any use, licensing, provision of access or other disposition of the Products; provided, however, BlueArc may inform third parties that the Products are licensed to HDS and its Affiliates and reference HDS’ product name; provided, however, BlueArc will have no right to use any logo of HDS or its Affiliates without the prior written consent of Hitachi, Ltd. In addition, during the Term, BlueArc will have a limited right to distribute the marketing and promotional materials prepared pursuant to Exhibit E. All of the rights granted under this Section 10.4 will terminate immediately upon the expiration or termination of this Agreement.

10.5 BlueArc Trademark Covenants. During the Term and any period following the expiration or termination thereof where HDS is expressly permitted to use the BlueArc Trademarks under this Agreement, BlueArc will not permit the BlueArc Trademark registrations in the United States (or in any new country where BlueArc registers the BlueArc Trademarks during the Term) to expire and will not abandon any use of the BlueArc Trademarks.

10.6 Negative Covenants. Each Party will: (a) avoid any action that diminishes the value of the other Party’s Trademarks; (b) not adopt, use or attempt to register any of the other Party’s Trademarks (i) in combination with such Party’s Trademarks in a manner that would create combination marks, or (ii) that would be confusingly similar to the other Party’s Trademarks; (c) neither seek, nor obtain any trademark or trade name registration embodying the other Party’s Trademarks, nor register nor cause to be registered any of the other Party’s Trademarks in such other Party’s name. All goodwill resulting from any permitted use of the other Party’s Trademarks under this Agreement will inure solely to such other Party. Each Party’s unauthorized use of the other Party’s Trademarks is strictly prohibited.

10.7 Domain Name. In no event will either Party establish, operate, sponsor or contribute content to any site on the Internet, which incorporates the name of the other Party as its URL address or any part of such address.

10.8 BlueArc’s Additional Trademark Requirements. BlueArc will use commercially reasonable efforts to address the issues related to the BlueArc trademark in * * *.

11.	REPRESENTATIONS, WARRANTIES, COVENANTS AND DISCLAIMERS.

11.1 BlueArc’s Obligations. BlueArc represents, warrants to HDS as of the Effective Date, and where applicable below during the Term covenants to HDS that:

(a) Ownership. BlueArc is the sole and exclusive owner of all rights in and to BlueArc’s Trademarks, Products and related Documentation, including all Intellectual Property Rights therein; provided, however, that the Products contain Third Party Software under license to BlueArc under separate license terms;

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(b) No Infringement. To the best of BlueArc’s knowledge, BlueArc’s Trademarks, Source Code, Products and related Documentation, do not violate, infringe or misappropriate any third party Intellectual Property Right;

(c) Trademark Registration. BlueArc has registered the BlueArc Trademarks in the countries set forth in Appendix K-1, and none of such trademark registrations have expired or been abandoned;

(d) Right to License. Except for the owners of the Third Party Software, to BlueArc’s best knowledge, no other person or entity has or will have any claim of ownership to or lien or encumbrance on the BlueArc Trademarks, BlueArc’s Source Code, Products, or related Documentation, and BlueArc has the right to grant the licenses granted to HDS under this Agreement;

(e) Lawsuits. As of the Effective Date, no claim, suit or other action is pending or, to the best of BlueArc’s knowledge is threatened by any third party which would limit, cancel or question the validity, enforceability, ownership or use of the BlueArc Trademarks, BlueArc’s Source Code, Products, or related Documentation or the ability of BlueArc to perform its obligations hereunder, and BlueArc has not received any cease and desist letter or any other notice alleging any such actual or potential claim, suit or other action , with the exception of the * * * and the * * *.

(f) Third Party Software. BlueArc has the right to grant HDS the right to use and re-distribute any Third Party Software not included on Exhibit O but which is used by, included in or embedded in the Products;

(g) Open Source Software. Unless otherwise disclosed to HDS prior to the Effective Date and until such time as HDS has the right to access such Source Code,, BlueArc has not and will not :

(i) modify, change or otherwise create Derivative Works of the source code for any Open Source Software used in connection with the Source Code,

(ii) combine the source code for any Open Source Software with the Source Code, and/or

(iii) utilize the source code for any Open Source Software,

in such a manner (under clauses (i), (ii) or (iii) above) as to require BlueArc to release its Source Code under the terms of the GNU GPL or other similar open source license. In addition, the use in or distribution of any Open Source Software with BlueArc’s products does not breach or violate the Open Source Software licenses that apply to such Open Source Software and the actions contemplated pursuant to this Agreement do not violate the terms of any such Open Source Software licenses.

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(h) Product Performance. The Products (including without limitation, any subsequent Improvements) licensed under this Agreement will perform according to the Product specifications in all material respects, and BlueArc will use commercially reasonable efforts to promptly correct any errors in the Products discovered by HDS.

(i) No Viruses. The Products will be free from any viruses or other malicious code at the time of receipt by HDS.

(j) Preventative Programs. The Products and the design thereof will not contain preprogrammed preventative routines or similar devices which prevent HDS from exercising the rights under this Agreement.

(k) Engineering Services. BlueArc will perform Engineering Services in a workmanlike and competent manner in accordance with professional standards in the trade or industry, and will meet the descriptions, specifications, and performance standards stated in this Agreement and in any applicable SOW.

(l) Authority. BlueArc has taken all necessary action and has all necessary authority and has taken all necessary corporate and other action to enter into this Agreement and perform its covenants, duties and obligations hereunder.

(m) Capitalization. Immediately prior to the execution of this Agreement, the authorized capital stock of BlueArc consists of (i) 40,000,000 shares of Common Stock, of which 1,890,954 shares are issued and outstanding, and (ii) 23,795,471 shares of Preferred Stock, of which 6,391,447 shares are designated Series AA Preferred Stock (the “Series AA Preferred”), of which 6,391,447 shares are issued and outstanding, 9,297,699 shares are designated Series BB Preferred Stock (the “Series BB Preferred”), of which 9,297,699 shares are issued and outstanding, 311,519 shares are designated Series CC Preferred Stock (the “Series CC Preferred”), of which 310,019 shares are issued and outstanding, 7,004,826 shares are designated Series DD Preferred Stock (the “Series DD Preferred”), of which 7,004,826 shares are issued and outstanding, and 789,980 shares are designated Series EE Preferred Stock (the “Series EE Preferred”), none of which are issued and outstanding prior to the closing of the Series EE Preferred Stock Purchase Agreement dated as of even date between BlueArc and HDS. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom. BlueArc has reserved (u) 6,391,447 shares of Common Stock issuable upon conversion of the Series AA Preferred, (v) 9,297,699 shares of Common Stock issuable upon conversion of the Series BB Preferred, (w) 311,519 shares of Common Stock issuable upon conversion of the Series CC Preferred, (x) 7,004,826 shares of Common Stock issuable upon conversion of the Series DD Preferred, (y) 789,980 shares of Common Stock issuable upon conversion of the Series EE Preferred, and (z) 5,777,184 shares of Common Stock for issuance under BlueArc’s 2000 Stock Option Plan (of which 3,359,921 options to purchase common stock are issued and outstanding, 662,896 shares remain available for future grants

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and 1,754,367 shares issued under the Stock Plan have been exercised. There are options to purchase 61 shares of Common Stock that have been issued outside of the Stock Plan. The Company has issued warrants to purchase up to an aggregate of 1,589 shares of its Common Stock, and has also issued warrants to purchase up to an aggregate of 1,500 shares of its Series CC Preferred.

(n) Manufacturing Agreement. BlueArc is not, and to its knowledge Sanmina is not, in material breach of the Manufacturing Agreement. Neither BlueArc nor Sanmina has provided the other with a written notice of a claim of breach of the Manufacturing Agreement as of the Effective Date and during the Term, BlueArc will notify HDS reasonably promptly if BlueArc receives a written notice form Sanmina alleging that BlueArc is in material breach of the Manufacturing Agreement. BlueArc will use reasonable commercial effort to comply with the terms of the Manufacturing Agreement in so far such failure to comply may adversely effect HDS.

11.2 HDS Representations and Warranties. HDS represents and warrants to BlueArc that, as of the Effective Date, HDS has taken all necessary action and has all necessary authority and has taken all necessary corporate and other action to enter into this Agreement and perform its covenants, duties and obligations hereunder.

11.3 Warranty Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTIES OF ANY KIND, AND THE PARTIES HEREBY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM THE COURSE OF DEALING BETWEEN THE PARTIES OR USAGE OF TRADE.

11.4 Product Warranty. HDS’ supply of Products for End Users hereunder is subject to BlueArc’s warranty terms and conditions included with the Products when shipped by BlueArc to HDS. HDS is responsible for providing the BlueArc warranty End Users as a direct contract between an End User and BlueArc. HDS shall not provide different, extended or additional warranties concerning the Products without BlueArc’s prior written authorization. Regardless of whether such authorization is provided, HDS shall be solely responsible for all Claims arising out of any HDS warranty which differs from or is in addition to that extended by BlueArcBlueArc.

12.	INDEMNITY AND LIABILITY LIMITATIONS.

12.1 BlueArc’s Intellectual Property Indemnity. Subject to Section 12.3, BlueArc will defend, indemnify and hold harmless each HITACHI Indemnified Party of, from and against any Claims to the extent arising from any claim of infringement, misuse, violation or misappropriation of any third party Intellectual Property Right arising from the copying, distribution, sale, resale, use, branding, licensing or provision of BlueArc Trademarks, Products, Documentation or Deliverables, by a HITACHI Indemnified Party in accordance with the terms of this Agreement. BlueArc will not have any obligation to

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a Hitachi Indemnified Party hereunder unless: (a) BlueArc is promptly notified of any threats or Claims related thereto, (b) the Hitachi Indemnified Party provides BlueArc with reasonable requested assistance (at BlueArc’s expense) in conducting the defense or settlement of such Claim or related proceeding, (c) BlueArc has the option to assume sole control over defense and settlement of such Claim and related proceedings provided that the Hitachi Indemnified Party may participate in the defense or Claim solely at its own expense after BlueArc has assumed control. BlueArc will not accept any settlement that imposes liability not covered by this indemnification or restrictions on the Hitachi Indemnified Party without the Hitachi Indemnified Party’s prior written consent. * * *.

12.2 HDS’ Remedies. Subject to Section 12.3, if any of the BlueArc Trademarks BlueArc Products, Software, Documentation, or Deliverables are held to infringe, violate, misappropriate or misuse any third party Intellectual Property Rights and as a result the use, reproduction, distribution, or sale pursuant to this Agreement , or any portion thereof is enjoined, or BlueArc concludes is likely to be enjoined, then BlueArc will, at its own expense and option: (i) procure for each Hitachi Indemnified Party the right to continue to use such Product, Software, Trademark Documentation or Deliverables pursuant to this Agreement; or (ii) replace the infringing, misappropriated or otherwise offending components with other components with the same or substantially similar functionality reasonably acceptable to HDS in HDS’ reasonable discretion or, if (i) and (ii) are not commercially feasible, BlueArc will refund the amounts paid for the affected BlueArc Trademarks Products, Software, Documentation or Deliverables. For clarification purposes, this remedy will be in addition to BlueArc’s obligations under Section 12.1

12.3 Limitation on BlueArc’s IP Indemnity. BlueArc will not have any obligation to indemnify any Hitachi Indemnified Party under Section 12.1 to the extent any Claim of infringement, violation, misuse or misappropriation from: (a) any combination of the Products or Deliverables, with other products not approved or provided by BlueArc, where the infringement, violation, misuse or misappropriation would not have occurred but for such combination, (b) the modification of BlueArc Trademarks, Products, Documentation, Deliverables, by any party other than BlueArc or party approved by BlueArc pursuant to this Agreement or otherwise, where the infringement, misuse, violation or misappropriation would not have occurred but for such modification, (c) a use of BlueArc Trademarks not approved by BlueArc pursuant to Section 10.3.1, (d) a claim based on Intellectual Property Rights owned by a Hitachi Indemnified Party (including without limitation any modifications made to Source Code delivered to HDS pursuant to Article 3), or (e) the compliance by BlueArc with any specific requirement, instruction or specification of HDS, unless to BlueArc’s knowledge, the following of such instructions or specifications or requirement of HDS will result in infringement of any third party Intellectual Property Right.

12.4 HDS IP Indemnity. If BlueArc is not required to indemnify a Hitachi Indemnified Party for a Claim pursuant to Section 12.3 above, and to the extent such Claim is based on a claim: (a) that HDS performed as described in Sections 12.3 (a), (b) or (c) above,

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or (b) directly arising from Intellectual Property Rights owned by HDS, then HDS will indemnify, defend and hold harmless BlueArc and it Affiliates, and their directors, officers and employees (“BlueArc Indemnified Party”) of, from and against any and all such Claims, to the extent arising from such Claim. HDS shall have no obligation to indemnify BlueArc unless: (i) HDS is promptly notified of any threats or Claims; (ii) BlueArc provides HDS with reasonable requested assistance (at HDS’ expense) in conducting the defense or settlement of such Claim; (iii) HDS has the option to assume sole control over defense and settlement of the Claim and related proceedings (provided that BlueArc may participate in the defense or Claim solely at its own expense after Hitachi Indemnified Party has assumed control). HDS will not accept any settlement that imposes liability not covered by this indemnification or restrictions on BlueArc without BlueArc’s prior written consent. BlueArc Indemnified Party does not include a BlueArc Affiliate in its capacity as an End User.

12.5 Claim Apportionment. For clarification purposes, if a Claim is based partially on an indemnified Claim described in either Section 12.1 or 12.4 above and partially on a non-indemnified Claim or, or is based partially on a Claim indemnified by one Party and partially on a Claim indemnified by the other Party pursuant to Sections 12.1 and 12.4, then any payments and reasonable attorneys’ fees incurred in connection with such Claims will be apportioned between the Parties in accordance with the degree of cause attributed to each Party.

12.6 Indemnity for Source Code and Development Source Code Received Under Section 3.8. * * *.

12.7 Exclusive Remedy. This Article 12 will be the Hitachi Indemnified Party’s and the BlueArc Indemnified Party’s sole remedy and the indemnifying Party’s exclusive liability for any Claim of any infringement, misuse, violation or misappropriation of any third party Intellectual Property Rights.

13.	LIABILITY LIMITATIONS.

13.1 Damage Limitations.

13.1.1 EXCEPT FOR DAMAGES ARISING AS A RESULT OF BREACH OF ARTICLE 17 (Confidential Information), AND AS PROVIDED IN SECTION 13.1.2, IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER FOR ACTUAL DAMAGES FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED * * *.

13.1.2 IN NO EVENT WILL BLUEARC’S MAXIMUM LIABLITY TO HITACHI INDEMNIFIED PARTIES UNDER BLUEARC’S INDEMNITY OBLIGATIONS UNDER SECTION 12.1, * * *. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE IMMEDIATELY PRECEEDING SENTENCE, IN NO EVENT WILL BLUEARC’S MAXIMUM LIABILITY TO HITACHI INDEMNIFIED PARTIES FOR TRADEMARK MATTERS INCLUDING BLUEARC’S TRADEMARK INDEMNITY OBLIGATIONS UNDER SECTION 12.1 EXCEED * * *.

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13.2 Consequential Damages Limitation. EXCEPT FOR (a) AMOUNTS PAYABLE TO THIRD PARTIES IN CONNECTION WITH CLAIMS SUBJECT TO THE INDEMNIFICATION PROVISIONS OF ARTICLE 12 (Indemnity), or (b) DAMAGES ARISING AS A RESULT OF BREACH OF ARTICLE 17 (Confidential Information), NEITHER PARTY WILL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY OR ANY INDEMNIFIED PARTY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, OR GOODWILL EVEN IF HDS OR BLUEARC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.	RIGHT OF FIRST REFUSAL.

14.1 Definitions. Terms used in this Article 14 but not otherwise defined in this Agreement shall have the meanings below.

“CIC Notice Period” has the meaning given such term in Section 14.2.1 hereof.

“Deadline” has the meaning given such term in Section 14.3.2 hereof.

“Offer” means a bona fide offer or series of related offers, whether written or oral, to BlueArc or the holders of BlueArc’s securities that, if accepted and consummated, would result in a Change in Control. For the avoidance of doubt, an Offer can be a mere statement of interest in effecting a Change in Control and does not require a letter of intent, memorandum of understanding, term sheet or similar document.

“Second Offer” has the meaning given such term in Section 14.3.3 hereof.

“Selling Holders” has the meaning given such term in Section 14.2.3 hereof.

“Selling Holders Notice Period” has the meaning given such term in Section 14.2.3 hereof.

14.2 Change in Control, Generally.

14.2.1

BlueArc shall provide written notice to HDS as soon as practicable after BlueArc has entered into discussions regarding a possible Change in Control and BlueArc has determined that such discussions are meaningful. HDS shall have * * * from the date it receives such notice (the “CIC Notice Period”) to present HDS’ own Offer. At the request of HDS, and subject to HDS’ execution of an appropriate non-disclosure agreement, BlueArc shall expeditiously provide or make available to HDS

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all diligence information, including BlueArc confidential information, provided to the other prospective acquirer(s), including access to BlueArc’s management. If BlueArc provides BlueArc diligence information to other prospective acquirer(s), BlueArc shall promptly notify HDS of that fact in writing and permit HDS to execute an appropriate non-disclosure agreement for the receipt of confidential information.

14.2.2	During the CIC Notice Period and subject to HDS’ rights and BlueArc’s obligations under Section 14.3 below, BlueArc may not enter any binding or non-binding agreement with any third party regarding a Change in Control unless (i) this Section 14.2 has been provided to the third party, (ii) such third party agreement includes specific language acknowledging HDS’ rights and BlueArc’s obligations under this Section 14.2, and (iii) the third party agreement preserves the right of BlueArc to negotiate and conclude a Change in Control agreement with HDS, without any termination fee, penalty or other possible liability of either BlueArc or HDS to the third party except that BlueArc may commit to pay transaction expenses actually incurred by the third party. After the CIC Notice Period has ended, BlueArc may enter into any agreement with a third party regarding a Change in Control free of the restrictions described here, provided that, if no binding Change in Control agreement is entered into within * * * of the end of the CIC Notice Period, the procedures set forth in this Section 14.2 shall again apply.

14.2.3	If (a) BlueArc gains actual knowledge that one or more of its security holders desires to effect a Change in Control, and (b) such security holders (the “Selling Holders”) have the combined voting power to effect a Change in Control, then BlueArc shall provide written notice to HDS as soon as practicable once BlueArc gains actual knowledge that Selling Holders desire to effect a Change in Control. HDS shall have * * * from the date it receives such notice (the “Selling Holders Notice Period”) to negotiate with the Selling Holders regarding a possible Change in Control by HDS. At the request of HDS, BlueArc shall facilitate negotiations between the Selling Holders and HDS, and BlueArc shall provide due diligence information to HDS under the terms described in Section 14.2.1. During the Selling Holders Notice Period, BlueArc shall cause the Selling Holders not to enter into any binding or non-binding agreement with any third party regarding a Change in Control unless such agreement complies with the requirements of Section 14.2.2. If no such agreement is entered into within * * * of the end of the Selling Holders Notice Period, the procedures set forth in this Section 14.2 shall again apply. If HDS has made an Offer, BlueArc will not accept, endorse, approve or otherwise recommend approval of an Offer by any third party unless such Offer is materially superior to an Offer made by HDS, if any, prior to such acceptance, endorsement, approval or other recommendation, as determined by BlueArc’s Board of Directors.

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14.3 Change in Control * * *.

14.3.1	In the event of a proposed Change in Control * * *, in addition to the rights described in Section 14.2 above, HDS shall have a right of first refusal to match Offers * * * on the terms described herein, and BlueArc shall cause its security holders to comply with such terms. These terms are intended to provide BlueArc the flexibility to run an auction process if it wishes and to ensure that no Offer * * * will be accepted by BlueArc or its security holders unless such Offer is materially superior to an Offer by HDS, if any. HDS shall have the right to respond to and match any Offer * * *. If, in the good faith determination of BlueArc’s Board of Directors, HDS’ Offer is superior or substantially similar to a third party’s final Offer, BlueArc and/or its security holders, as the case may be, shall accept HDS’ Offer. In no event shall BlueArc or its security holders accept an Offer * * * unless such Offer is materially superior to an Offer by HDS, if any.

14.3.2	At the outset of any auction process or other discussions * * * regarding a possible Change in Control, BlueArc shall disclose * * * the rights granted to HDS hereunder. If BlueArc receives an Offer * * * that BlueArc intends to accept, then prior to entering into any binding or non-binding agreement for a Change in Control * * * or communicating such Offer to BlueArc’s shareholders, BlueArc shall inform HDS in writing of such Offer and describe in detail all material terms of such Offer, including the identity of the Offeror. If HDS does not, by the date * * * after BlueArc’s written notice is given to HDS of the Offer * * * (the “Deadline”), submit an Offer that is superior or substantially similar to the Offer * * *, a binding Change in Control agreement may be entered into with such Offeror at any time within the * * * immediately following the Deadline on the same terms and conditions as (or on terms and conditions more favorable to BlueArc and its security holders than) those contained in the proposed acquirer’s Offer as described by BlueArc in its written notice to HDS. If no binding Change in Control agreement is entered into within such * * * period, the notification procedures set forth in this Section 14.3 shall again apply.

14.3.3	If HDS does submit an Offer superior or substantially similar to the Offer * * *, then BlueArc and/or its security holders, as the case may be, may accept the Offer from HDS, or BlueArc may notify * * * of HDS’ Offer. If * * * makes a new Offer (the “Second Offer”) that is materially superior to HDS’ Offer, then the notification procedures set forth in this Section 14.3 shall again apply except that the time for further responses by HDS shall be * * * after BlueArc’s written notice to HDS of the Second Offer * * *. For any new materially superior Offers made * * * after the Second Offer, the time for further responses by HDS to such Offers shall be * * * after BlueArc’s written notice to HDS of such Offer.

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14.3.4	BlueArc’s Board of Directors shall have the responsibility and the discretion, acting in good faith, to determine the relative value of competing Offers, taking into account the relative perceived value of the consideration, whether cash, registered shares and unregistered shares, the timing of payment, the effect on valuation of escrows, earn-outs and other contingencies, and other pertinent economic terms, including the effect of closing conditions.

14.4 Remedies. Each Party acknowledges and agrees irreparable harm may result (the amount of which may be difficult to ascertain), money damages may be inadequate to compensate for such harm, and there might be no adequate remedy at law if any of the covenants or agreements of such Party herein were not performed in accordance with its terms and therefore agrees that the other Party may be entitled to enforce the terms herein by an action or actions for specific performance, injunctive and/or other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, without the posting of a bond.

14.5 Termination. The provisions of this Article 14 shall terminate and be of no further force or effect upon the * * * the consummation of the first underwritten public offering of BlueArc’s Common Stock; provided, however, that the Parties shall retain until the expiration of the applicable statute of limitations any and all remedies available to them on the date of such termination for claims that accrued prior to such termination.

15.	WARRANTS.

15.1 Definitions. Terms used in this Article 15 but not otherwise defined in this Agreement shall have the meanings below.

“Actual BlueArc Fees” means, subject to Section 15.3.4 hereof, for any Year, the aggregate fees payable to BlueArc for that Year under this Agreement and the Existing Customer Sales, including, without limitation, all Product license fees provided by BlueArc; provided, however, “Actual BlueArc Fees” shall not include fees payable to BlueArc hereunder that BlueArc cannot book under GAAP as having been received by BlueArc for a sale of goods.

“Change in Control Closing Date” means the date on which a transaction, either as a single transaction or in a series of related transactions, closes, resulting in a Change in Control.

“CiC Warrant” means: * * *

“CiC Year” means a Year during which a Change in Control Close Date is expected to occur, based on BlueArc’s good faith estimate of the Change in Control Closing Date as set forth in the written notice provided under Sections 15.4.1 and/or Section 15.4.5 hereof.

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“Effective Date” means the effective date of this Agreement as set forth on the cover page of this Agreement.

“Fair Market Value” means the fair market value of one Share (or, if securities other than Shares are to be subject to a Warrant as contemplated by Section 6(b) of Exhibit P attached hereto, one such other security) as determined periodically by BlueArc’s board of directors in good faith, which determination may be made in reliance upon an independent appraisal, and shall be consistent with the exercise price of stock options or common stock sales recently approved by BlueArc’s board of directors at the time of such determination; provided, however, if Shares are traded on a securities exchange or the NASDAQ Stock Market, “Fair Market Value” means the average of the closing prices of a Share on such exchange or market over the thirty (30) -day period ending three (3) days prior to the issuance of a Warrant, and if Shares are actively traded over-the-counter, “Fair Market Value” means the average of the closing bid prices for a Share over the thirty (30) -day period ending three (3) days prior to the issuance of a Warrant.

“High Revenue Target” means, for Year 1, * * *; for Year 2, * * *; and for Year 3, * * *.

“High/Medium Revenue Target Difference” means the difference of (a) the High Revenue Target for the CiC Year minus (b) the Medium Revenue Target for the CiC Year.

“Low Revenue Target” means, for Year 1, * * *; for Year 2, * * *; for Year 3, * * *; and for Year 4, * * *.

“Medium Revenue Target” means, for Year 1, * * *; for Year 2, * * *; and for Year 3, * * *.

“Medium/Low Revenue Target Difference” means the difference of (a) the Medium Revenue Target for the CiC Year minus (b) the Low Revenue Target for the CiC Year.

“Revenue Target” means any of the Low Revenue Target, the Medium Revenue Target or the High Revenue Target, as the context requires.

“Share” means one share of BlueArc’s Common Stock.

“Shortfall Notice” has the meaning set forth in Section 15.4.3 hereof.

“Warrant” means a warrant entitling HDS to purchase 151,418 Shares, as may be adjusted under Section 15.2.2 hereof, issued in accordance with this Article 15 and in the form of Exhibit              attached hereto.

“Year” means any of Year 1, Year 2 or Year 3, as the context requires.

“Year 1” means the period beginning on October 1, 2006 through and including March 31, 2008.

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“Year 2” means the period beginning on April 1, 2008 through and including March 31, 2009.

“Year 3” means the period beginning on April 1, 2009 through and including March 31, 2010.

15.2 Warrants.

15.2.1	Subject to the following subsections of this Article 15, BlueArc will issue up to nine (9) Warrants to HDS. Unless expressly provided otherwise herein, a Warrant issuable to HDS under any subsection of this Article 15 for any Year will be without limitation to, and in addition to, any other Warrants issuable under this Article 15 for that Year or for any other Year. Each Warrant shall be valid until the later of (a) the fourth (4th) anniversary of the Effective Date, and (b) the second anniversary of the issuance date of the Warrant, and, except as set forth in Section 15.4.2 hereof, shall have a per Share exercise price equal to the Fair Market Value on the Warrant’s issuance date.

15.2.2	The number and kind of Shares or other securities to be subject to a Warrant issuable under this Article 15 shall be subject to adjustment from time to time after the Effective Date (but prior to the issuance of such Warrant) in accordance with Section 6 of Exhibit P attached hereto as if such Warrant had been issued on the Effective Date; provided, however, that in no event shall the “Exercise Price” (as defined in Exhibit P attached hereto) of such Warrant be determined other than in accordance with this Article 15. Notwithstanding anything to the contrary, this Section 15.2.2 shall have no force or effect with respect to any Warrant after the issuance of such Warrant but shall continue to apply only with respect to Warrants that have not yet been issued.

15.3 Issuance of Warrants Upon Achievement of Revenue Targets.

15.3.1	If the Actual BlueArc Fees during any Year equal or exceed the Low Revenue Target for that Year, BlueArc will issue a Warrant to HDS within thirty (30) days of the date on which the Low Revenue Target was achieved.

15.3.2	If the Actual BlueArc Fees during any Year equal or exceed the Medium Revenue Target for that Year, BlueArc will issue a Warrant to HDS within thirty (30) days of the date on which the Medium Revenue Target was achieved.

15.3.3	If the Actual BlueArc Fees during any Year equal or exceed the High Revenue Target for that Year, BlueArc will issue a Warrant to HDS within thirty (30) days of the date on which the High Revenue Target was achieved.

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15.3.4	Notwithstanding anything to the contrary, if, within the last thirty (30) days of a Year, the difference of (a) the “Actual BlueArc Fees” for that Year (without regard to this Section 15.3.4) minus the (b) the Revenue Target most recently achieved during that Year (or, if no Revenue Target has been achieved during that Year, $0), equals or exceeds * * * of the difference of (x) the lowest Revenue Target not yet achieved during that Year minus (y) the Revenue Target most recently achieved during that Year (or, if no Revenue Target has been achieved during that Year, $0), HDS may place non-cancellable orders for Products from BlueArc prior to * * * before the end of end of that Year, the fees payable to BlueArc for which shall be included within the calculation of “Actual BlueArc Fees” for that Year regardless of whether or not those orders are completed by BlueArc prior to the end of that Year.

15.4 Change in Control.

15.4.1	If BlueArc expects in good faith to close a Change in Control during any Year, BlueArc will, at least thirty (30) days prior to the Change in Control Closing Date, issue a CiC Warrant to HDS, and the provisions of Section 15.3 hereof shall not apply after such issuance; provided, however:

(a)	a CiC Warrant shall not be issuable unless the Actual BlueArc Fees are on pace, as of the first business day before the date on which the CiC Warrant is to be issued, to achieve the next highest Revenue Target during the CiC Year if a Change in Control were not to occur;

(b)	a CiC Warrant shall not be issuable if a Warrant has already been determined to be issuable for the CiC Year due to achievement of the High Revenue Target for the CiC Year; and

(c)	if a CiC Warrant is issued but a Change in Control Closing Date does not occur within [sixty (60)] days of the issuance date of the CiC Warrant, the provisions of Section 15.3 hereof shall again apply; provided, further, that if, after the issuance of the CiC Warrant, any further Warrants become issuable under Section 15.3 hereof (by virtue of this Section 15.4.1(c)) for the Year that otherwise was considered the CiC Year, the number of Shares purchasable under the CiC Warrant shall be subtracted from the first such further Warrant issuable under Section 15.3 hereof for that Year.

A written notice of BlueArc’s good faith estimate of the Change in Control Closing Date shall accompany the CiC Warrant.

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For purposes of this Section 15.4.1, Actual BlueArc Fees shall be considered on pace if, on the date such determination is made, “A” is equal to or greater than “B,” where:

A	=	Actual BlueArc Fees for the CiC Year prior to the determination date the lowest Revenue Target not yet achieved in the CiC Year

and

B	=	Number of days elapsed in the CIC Year prior to the determination date
365

15.4.2	Notwithstanding anything herein to the contrary, a CiC Warrant shall have a per Share exercise price equal to the higher of (a) * * * and (b) * * *.

15.4.3	If BlueArc has not issued a CiC Warrant and determines in good faith approximately * * * before it expects a Change in Control Closing Date to occur that HDS is not entitled to a CiC Warrant due to the provisions of Section 15.4.1(a) hereof, BlueArc will promptly give a written notice to HDS in writing of such determination, which notice shall include BlueArc’s detailed calculations supporting such determination (a “Shortfall Notice”). If HDS agrees with such calculations and a Change in Control Closing Date occurs within * * * after the Shortfall Notice is given, no CiC Warrant shall be issuable to HDS. If a Change in Control Closing Date does not occur within * * * after the Shortfall Notice is given, the provisions of Section 15.3 hereof shall again apply.

15.4.4	BlueArc will not take any action or fail to take any action, including, without limitation, intentionally canceling or delaying a Change in Control Closing Date, for the primary purpose of preventing the issuance of any Warrant to HDS or minimizing the number of Shares purchasable under any Warrant that may become issuable to HDS hereunder.

15.4.5	After the issuance of any Warrant(s) to HDS, BlueArc will give HDS written notice at least * * * in advance of closing a Change in Control to permit HDS to determine whether it will exercise such Warrant(s). The written notice required by this Section 15.4.5 shall include BlueArc’s good faith estimate of the Change in Control Closing Date.

15.5 Restriction. The Shares, when received by HDS upon exercise of a Warrant, shall be subject to the same restrictions attaching to the BlueArc Series EE Preferred Stock, including, without limitation, drag-along and market stand-off, issued to HDS under the Series EE Preferred Stock Purchase Agreement dated as of even date between BlueArc and HDS.

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15.6 No Further Warrants. Subject to Sections 15.4.1(c) and 15.4.3 hereof, no Warrant shall be issuable on account of Actual BlueArc Fees payable after (a) the issuance of a Warrant for Year 3 under Section 15.3.3 hereof, (b) the issuance of a CiC Warrant under Section 15.4.1 hereof, provided that a Change in Control Closing Date occurs within * * * of such issuance, (c) the delivery of a Shortfall Notice under Section 15.4.3, provided that HDS agrees with the calculations in the Shortfall Notice and a Change in Control Closing Date occurs within sixty (60) days of such delivery, or (d) the end of Year 3, whichever shall occur first.

16.	TERMINATION.

16.1 Material Breach. Both BlueArc and HDS will have the right to terminate this Agreement prior to the end of the Term on * * * prior written notice if the other Party commits a Material Breach that has not been cured within such thirty-day period.

16.2 Cessation of Business or Insolvency. Either Party may terminate this Agreement immediately by providing written notice to the other Party if: (a) the other Party ceases to carry on its business, or that portion of its business operations relating to this Agreement; (b) a receiver or trustee is appointed for the other Party and is not discharged within sixty (60) days; (c) the other Party becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import; or (d) proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced by or against the other Party and are not dismissed within sixty (60) days.

16.3 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by BlueArc to HDS are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that HDS, and its Affiliates, as licensees of such rights and licenses, will retain and may fully exercise all of their respective rights, powers, privileges, immunities and elections under such licenses pursuant to the Bankruptcy Code. The Parties further agree that, in the event of the commencement of bankruptcy proceedings by or against BlueArc under the Bankruptcy Code, HDS and its Affiliates will be entitled to retain all of their rights under this Agreement. Any failure by HDS or its Affiliates to elect to retain their rights under Section 365(n)(1)(B) of the Bankruptcy Code will not be deemed or constitute a termination under Section 365(n)(1)(A) of the Bankruptcy Code except as provided in the Bankruptcy Code. The terms of this Section will apply notwithstanding any other term or condition of this Agreement to the contrary.

16.4 Further Liability Limitation. Neither BlueArc nor HDS will be liable to the other Party or to any End-User for compensation, reimbursement or damages because of the loss of prospective profits on anticipated sales, or because of expenditures made in connection with the business or goodwill of the other Party.

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17.	CONFIDENTIAL INFORMATION.

17.1 Use of Confidential Information. For * * * after receipt of the Disclosing Party’s Confidential Information, or in the case of Source Code, until such Source Code no longer qualifies as Confidential Information under the definition of Confidential Information in Section 1, and subject to the exceptions in Section 17.2 below, the Receiving Party will maintain such Confidential Information in confidence using the same degree of care the Receiving Party uses to protect its own similar confidential information, but in no event less than reasonable care. Except as otherwise permitted by the Disclosing Party in writing, the Receiving Party will: (a) disclose Disclosing Party’s Confidential Information only to employees of the Receiving Party, who have a need to know such Confidential Information; and (b) duplicate, copy, or use the Disclosing Party’s Confidential Information only as necessary for such performance. In addition, HDS will have the right to disclose Disclosing Party’s Confidential Information to employees of HDS Affiliates, Channel Partners, ASPs who agree to be bound by confidentiality obligations and Consultants who have a need to know such Confidential Information in connection with HDS’ and its Affiliates rights and obligations under this Agreement. All of these individuals will have the same duplication rights as HDS under this Section 17.1. The employees of Receiving Party and Receiving Party’s Affiliates may utilize for any purpose any Residual Information resulting from having access to Confidential Information.

17.2 Exceptions to Disclosure Restrictions. Receiving Party may disclose this Agreement or portion thereof or any Confidential Information of Disclosing Party: (a) to the extent required by any court or other governmental body provided that the Receiving Party required to disclose under a court order, deposition or subpoena uses all commercially reasonable efforts to notify the Disclosing Party of such pending disclosure as far in advance as possible of the required disclosure; (b) to the extent required by GAAP or any regulatory laws; (c) to legal counsel of each Party; or (d) in confidence, to accountants, banks, potential investors, and financial sources and their advisors. In addition, Section 17.1 will not apply to information related to the tax treatment or the tax structure of the transactions contemplated herein. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the Parties.

17.3 Return of Confidential Information. Upon and pursuant to the request of the Disclosing Party, the Receiving Party will promptly return or destroy all Disclosing Party Confidential Information.

17.4 Equitable Relief. The Receiving Party agrees that no remedy at law is adequate to compensate the Disclosing Party for a breach of the provisions of this Article 17, and that the Disclosing Party may seek temporary and/or permanent injunctive relief against any such breach, or the threat of any such breach, without having to prove actual damages or the inadequacy of money damages.

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17.5 No License. No license to Receiving Party of any Intellectual Property right is either granted or implied by the conveying of Confidential Information to Receiving Party except as otherwise provided in this Agreement.

17.6 Independent Development. Neither this Article 17, nor any other provisions of this Agreement, will limit either Party’s right to independently develop information, materials, technology, or other products or services for itself or for other third parties which may compete with the Disclosing Party’s products or which may be similar to the Confidential Information, so long as no Confidential Information is used in the development. Without limiting the generality of the foregoing, BlueArc acknowledges and agrees that HDS or its Affiliates, in their sole discretion, may develop products or product features that are competitive with BlueArc’s current Products and future products.

18. NON-SOLICITATION. Each Party agrees that during the Term, and for one (1) year thereafter, it will not (except with the other Party’s prior written consent), solicit the employment of any person employed then or within the preceding twelve (12) months by the other Party. The foregoing notwithstanding, nothing herein will prohibit either Party from employing an employee of the other Party who initiated discussions regarding employment, or who responded to a generally publicized advertisement for employment. For clarification purposes, this Section 18 shall apply if HDS acquires Source Code following a Change in Control pursuant to Section 3.8.

19. INTELLECTUAL PROPERTY RIGHTS OF EACH PARTY. BlueArc’s execution of this Agreement will not transfer any right, title, interest or license in or to BlueArc’s Intellectual Property Rights except as otherwise expressly set forth in this Agreement. In addition, BlueArc will retain all rights to its Intellectual Property Rights not expressly granted pursuant to this Agreement. Similarly, HDS’ execution of this Agreement will not transfer any right, title, interest or license in or to HDS’ or its Affiliates’ Intellectual Property Rights, except as otherwise expressly set forth in this Agreement. In addition, HDS and all of its Affiliates will retain all rights to their Intellectual Property Rights not expressly granted pursuant to this Agreement.

20. NO BRANDING OR CO-BRANDING OBLIGATIONS. Although HDS and its Affiliates shall have the right to use the BlueArc Trademarks in connection with the branding and co-branding of the Products as set forth in Article 10, HDS and its Affiliates shall not be obligated to use the BlueArc Trademarks in connection with the use, sale, licensing, distribution, promotion, marketing, advertising and maintenance of the Products under this Agreement.

21. ENTIRE AGREEMENT. Any previous agreements, letter agreements and arrangements made by BlueArc or any of its affiliated companies and HDS and relating to the subject matter hereof are hereby superseded and this Agreement embodies the entire understanding of the Parties related to the subject matter hereof, there being no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained herein related to the subject matter hereof. This Agreement may only be amended by a writing signed by authorized representatives of BlueArc and HDS.

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22. NOTICES. Any notice required to be given hereunder will be in writing and may be given by personal delivery, mailing (by first class certified, return requested prepaid mail), or overnight courier with a delivery tracking system to: BlueArc Corporation, 50 Rio Robles Drive, San Jose, CA 95134, Attention: General Counsel with a separate copy to Wilson, Sonsini, Goodrich & Rosati at 650 Page Mill Road, Palo Alto, CA 94304-1050, Attention: Mike Danaher and to HDS at Hitachi Data Systems Corporation, 750 Central Expressway, Santa Clara, CA 95050, Attention: General Counsel, MS 32-02 with a separate copy at such address to Attention: Executive Vice President, GSSD, or such other mailing address as BlueArc or HDS may designate from time to time. In the case of personal delivery and overnight courier, notice will be deemed to have been given upon the date of delivery. In the case of mailing, notice will be deemed to have been given three (3) days after such mailing.

23. GOVERNING LAW AND VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of California, USA, without regard to its provisions concerning the applicability of the laws of other jurisdictions, and specifically excluding the United Nations Convention on the International Sale of Goods. The Parties hereby consent to exclusive jurisdiction and venue in the courts located in Santa Clara County, California, and hereby waive all rights to other venues.

24. ATTORNEY’S FEES. In any litigation court proceeding between BlueArc and HDS and/or an Affiliate with respect to this Agreement, the prevailing Party will be entitled to recover, in addition to any other amounts awarded, reasonable attorney’s fees and all costs of proceedings incurred in enforcing this Agreement.

25. INDEPENDENT CONTRACTORS. Nothing in this Agreement or any other document or agreement between the Parties, including any document in which HDS or Regional Affiliates may be referred to as a “partner”, will constitute or be deemed to constitute a partnership or joint venture between the Parties. The relationship between BlueArc and HDS will be that of independent seller and buyer. HDS, its officers, agents and employees, will under no circumstances be considered the agents, employees or representatives of BlueArc and neither Party will have the right to enter into any contracts or binding commitments in the name of or on behalf of the other Party.

26. ASSIGNMENT.

(a) Neither BlueArc nor HDS may assign this Agreement or any of their respective rights hereunder, whether voluntarily or by operation of law, without the prior written consent of the other Party, except as permitted in Section 26(b) below. Such consent to assign will not be unreasonably withheld or delayed.

(b) Notwithstanding the foregoing, and subject to Section 26(e) below, a Party may assign or transfer, directly, indirectly, or by operation of law, this Agreement in its sole discretion and without the consent of the other Party in the event of or through a Change in Control of such Party.

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(c) Notwithstanding the provisions of Section 26(b), solely in the case of a Change in Control of BlueArc * * *, BlueArc may not assign this Agreement without the prior written consent of HDS, which consent may be withheld in HDS’ sole discretion. BlueArc may, in its discretion, choose to seek or not to seek HDS’ prior written consent. * * *.

(d) Any assignment of this Agreement, regardless of whether consent is required, will be conditioned on the assignee’s or successor’s (as the case may be) express assumption of the assigning Party’s representations, warranties, covenants and obligations under this Agreement, including all surviving obligations under Section 28. Subject to such express assumption, this Agreement shall inure to the benefit of, and be binding upon, the successors of, or assigns to, the assigning Party. For any Change in Control of BlueArc which results in termination of this Agreement under Section 26(c) or Section 26(f), the surviving obligations under Section 28 will be binding on all of BlueArc’s successors and assigns in, and after, the Change in Control, regardless of whether this Agreement is assigned by operation of law, or directly by BlueArc.

(e) In the event of a Change in Control of BlueArc (other than a Change in Control to * * *) in which this Agreement may be assigned to or assumed by the acquirer of or successor to BlueArc, BlueArc or such acquirer or successor shall have the option, notwithstanding such assignment or assumption of this Agreement, to terminate this Agreement without breach, upon * * *written notice to HDS, such termination notice to be given within * * * after the consummation (i.e., the closing) of such Change in Control; provided, however, such termination option may only be exercised if at the time such termination notice is given, HDS has not met the Low Revenue Target (as set forth in Section 15) for Year 1 if the notice is given in Year 1, or the Low Revenue Target for the Year immediately preceding the Year in which the termination notice is given if the notice is given after Year 1. Each Year after such Change in Control, the acquirer or successor of BlueArc may to terminate this Agreement without breach, upon * * * written notice to HDS, such termination notice to be given within * * * after the anniversary of the consummation of such Change in Control; provided, however, such termination option may only be exercised if at the time such termination notice is given, HDS has not met the Low Revenue Target for the Year immediately preceding the Year in which the termination notice is given. Solely for the purposes of this Section 26(e), for any Year beyond Year 4, the Low Revenue Target for such Year shall be equal to the Year 4 Low Revenue Target.

(f) Any purported assignment of this Agreement not in accordance with the foregoing shall be void unless such assignment occurs by operation of law in which case upon such prohibited assignment this Agreement shall terminate without breach.

27. NO END USER BENEFICIARIES. This Agreement is by and between BlueArc and HDS, and no End User is a party to this Agreement, and no End User will have any rights hereunder, including, without limitation, any rights as a third party beneficiary.

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28. SURVIVAL. Any provision of this Agreement that by its express terms, or by its nature reasonably should be interpreted to survive, will survive the expiration or termination this Agreement. Notwithstanding the generality of the foregoing, and by way of example only and not by way of limitation:

(A) the following provisions shall survive—(a) any provisions that expressly survive during the Sell-Off Period or through the end of the End User Expiration Date, (b) Sections 3.1, 3.1.1, 3.7, 3.9, and 3.13, (c) any licenses granted pursuant to Sections 3.2 & 3.3, and (d) Articles 1, 5, 12, 13, 17 and 26; and

(B) the following provisions shall not survive the expiration or termination this Agreement – (a) Sections 3.8 and 5.19, and (b) Articles 8, 14 and 15 (except for such provisions as may apply to Warrants issued or issuable pursuant to Article 15 prior to such termination or expiration).

For the purposes of clarification, this Section 28 shall not extend the length of the term of any surviving rights and obligations beyond any expressly stated term of such surviving rights and obligations contained in the surviving provisions.

29. FORCE MAJEURE. Neither Party will be liable for any failure to perform any of its obligations hereunder (other than the payment of money) which results from an act of God, strikes, labor disputes, component shortages, legal restrictions, or any cause beyond the reasonable control of such Party.

30. WAIVER. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of such breach or default, or any other or subsequent breach or default, absent an express, written statement of such waiver.

31. SEVERABILITY. If any term or provision of this Agreement shall be found to be invalid, illegal or otherwise unenforceable, such finding shall not effect the other terms or provisions of this Agreement, or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary to render such term or provision enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the Parties set forth in this Agreement.

32. HEADINGS. The captions and headings of this Agreement are for convenience of reference only and will not affect the interpretation of this Agreement.

33. PUBLICITY. Neither Party will issue any press release or public statements regarding the terms and conditions of this Agreement, and/or the details of the relationship between the Parties contemplated hereby, without the prior written approval of the other Party.

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34. FURTHER ASSURANCES. The Parties will each take such actions and execute such documents as may be necessary to accomplish the provisions of this Agreement, including without limitation, executing separate assignment documents as may be necessary to make the provisions regarding ownership of Intellectual Property Rights set forth in this Agreement.

35. CUMULATIVE REMEDIES. The rights and remedies provided herein, including without limitation those regarding termination, will be cumulative and in addition to any other remedies provided by law or equity.

36. PLURAL/SINGULAR. Unless the context otherwise expressly requires another meaning, a reference to the singular includes the plural and vice versa.

37. LICENSE GRANTS. All licenses granted under this Agreement are subject to all other contractual terms, conditions and obligations set forth under this Agreement.

38. COUNTERPARTS AND SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The Parties hereby acknowledge and agree that facsimile, photocopy, scanned or other electronic representations of the final, executed version of this Agreement and the signatures hereto shall be deemed to be originals for all purposes hereunder and shall be fully enforceable in accordance with its terms.

39. EXHIBIT LIST. The exhibits and the appendices listed below are attached hereto and incorporated into this Agreement by reference.

Exhibit A	Products and Pricing
Exhibit B	Warranty and Support Services
Exhibit C	Acceptance Process
Exhibit D	Sales Support
Exhibit E	Marketing
Exhibit F	HDS Equipment Loan Agreement
Exhibit G	HDS Lab Access Agreement
Exhibit H	Training
Exhibit I	EULA
Exhibit J	MPSA
Exhibit K	BlueArc Trademarks
Exhibit L	Hitachi Trademarks
Exhibit M	Strategic Items
Exhibit N	Escrow Agreement
Exhibit O	Third Party Software
Exhibit P	Warrant
Exhibit Q	Product Requirements for GARD and GA Releases
Appendix I	Examples of Third Party Purchase Price Calculations

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EXHIBIT A

PRODUCTS AND PRICING

* * *

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EXHIBIT B

WARRANTY AND SUPPORT SERVICES

This exhibit to the Master Distribution Agreement (the “Agreement”) is effective as of the Effective Date, and is incorporated by reference into this Agreement. Defined terms have the same meaning as in this Agreement unless they are otherwise defined herein. Except as expressly provided herein, in the event of any conflicts between the terms set forth hereunder and the terms and conditions of this Agreement, this Agreement shall control.

BlueArc and HDS agree as follows:

RECITALS

WHEREAS, HDS anticipates that it will provide Level 0 as of the Effective Date, and;

WHEREAS, HDS anticipates that it will provide Level 1 Support, which includes installation of Product into an HDS storage solution and onsite labor for hardware replacement (“POH”) as defined below on the earlier of the time that HDS is sufficiently trained to provide such Level 1 Support or HDS’ general availability date of any Product. HDS will provide Level 1 Support upon HDS’ general availability to all subsequent Products or Major Releases, and;

WHEREAS, HDS anticipates it will provide Level 2 Support after the Start-Up Period and thereafter on HDS’ general availability date of any Product or Major Release, and

WHEREAS, BlueArc will deliver Level 3 Support to HDS’ organization as of the Effective Date and Level 1 and Level 2 Support as requested by HDS;

NOW THEREFORE, the Parties hereby agree as follows:

DEFINITIONS. The following terms shall have the following meanings in this exhibit.

1.1 “Advance Support Training” means additional technical training, as requested by HDS, to attain enhanced Product Support knowledge. Such training shall be requested by HDS under mutually acceptable terms.

1.2 “Case” shall mean a trouble ticket within HDS’ or BlueArc’s Problem tracking system, as the context may require.

1.3 “BlueArc Knowledge Base” shall mean the BlueArc database of support issues and resolutions, provided by BlueArc to its partners and customers, which is accessible via the internet.

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1.4 “End User Documentation” shall mean the user manual and all revisions thereto generally provided by BlueArc to purchasers of Products.

1.5 “Level 0 Support” means accepting the initial call from the Customer, call logging, entitlement verification, routing such call to BlueArc for resolution. Level “0” Support shall specifically exclude any obligation on the part of HDS to provide technical support with respect to the Product covered under this Agreement.

1.6 “Level 1 Support” shall mean the services provided by a Qualified Support Employee who is responsible to respond to an End User’s initial notification of a suspected Problem. These services include without limitation, call logging, entitlement verification, initial Problem analysis, and closing the Case with the End User after Problem Resolution. If escalation is required, all necessary information will be gathered pursuant to the SIP. Level 1 Support shall include POH as defined below.

1.7 “Level 2 Support” shall mean technical support provided by one or more Technical Services Engineers or Qualified Support Employees for detailed installation problems, configuration issues, problem isolation, troubleshooting, and determination of whether there is a Problem, with the intent to resolve the End User’s Problem. For clarification purposes, Level 2 Support does not include POH.

1.8 “Level 3 Support” shall mean services provided by one or more BlueArc Technical Services Engineers working in conjunction with BlueArc development engineers to resolve Problems with the Products that cannot be resolved with Level 2 Support or are determined to be, or are highly probable to be, the result of a design, implementation or Product defect. The Problem may also be related to compatibility issues due to complex interaction between the Product and a third party vendor’s product.

1.9 “Pair of Hands” or “POH” shall mean the service organization responsible for installation of hardware, hardware updates, and/or replacement of failed parts or units at the End User site by.

1.10 “Problem” shall mean an incident where the Products do not substantially conform to the Documentation.

1.11 “Problem Resolution” shall mean the process where: (a) HDS takes the initial lead in resolving the Problem, and opens a Case; (b) if HDS cannot resolve the Problem with the level(s) of support HDS must provide pursuant to this exhibit, HDS escalates the Problem to BlueArc; (c) BlueArc notifies HDS of the resolution; and (d) HDS closes the service request when the Problem is resolved to the End User’s satisfaction.

1.12 “Qualified Support Employees” shall mean those HDS, Affiliate, Subcontractor or ASP employees that have successfully completed: (a) the designated BlueArc training course for each Product for which such employee will provide Support services, (b) all Continuing SRT for each new Product for which such employee will provide support services.

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1.13 “SIP” shall mean the Service Implementation Plan as agreed to by the Parties, and further defined in Section 4.1.

1.14 “Spare(s)” shall mean a replacement part or unit of the Product for which an inventory shall be maintained by HDS for use in providing POH.

1.15 “SRT” shall mean Support Readiness Training, including, without limitation, training required for personnel providing the Level 1 and, if applicable, Level 2 Support for all Products features. SRT will be provided for Products and related features as they become available.

1.16 “Start-Up Period” means the period of time following the Effective Date in which HDS will provide Level 1 Support and will train to provide Level 2 Support. This Start-Up Period is part of SRT to ensure HDS’ readiness to provide Level 2 Support and shall end when HDS, in its sole discretion, is sufficiently trained to provide such Level 2 Support.

1.17 “Subcontractor” shall mean an entity that performs Product support obligations to End Users on behalf of HDS, as a subcontractor of HDS.

1.18 “Technical Services Engineer” shall mean a BlueArc Support employee trained in the applicable level of Support.

1.19 “Update” shall mean Releases, bug fixes, and improvements, to the Product (if Software is included in the Product), if and when available, which are generally provided by BlueArc to end users directly or indirectly purchasing support from BlueArc. Updates exclude, Releases that contain new additional features, localizations, translations or other options which increase the basic functionality of the Product and for which BlueArc elects to charge separately to end users generally.

1.20 “Workaround” shall mean a temporary resolution to a Problem.

Section 2. TERM

The term of this exhibit shall terminate on the same date that the Support and maintenance license pursuant to Section 2.2 of the Agreement expires.

Section 3. SUPPORT RESPONSIBILITIES

3.1	BlueArc Obligations

(a) BlueArc shall provide to HDS the access specified below to its Technical Services Engineers to enable HDS, directly or indirectly, to respond to End User reported Problems with Products. BlueArc’s Technical Services Engineers shall

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be available to respond to telephone inquiries by HDS twenty-four (24) hours a day, 365 days a year, in accordance with the provisions and response times specified in Section 9 [Problem Severity Definitions and Response Requirements].

(b) BlueArc Technical Service Engineers will not contact End Users directly without HDS Qualified Support Employee present or without HDS’ consent.

(c) During the Term, BlueArc will adhere to standard call policy/procedures and release policy/procedures, as defined by the SIP, in relation to HDS logging calls with BlueArc.

(d) If HDS cannot resolve a Problem with Level 1 or, when applicable, Level 2 Support then HDS shall contact BlueArc for higher-level Support in accordance with the applicable SIP. In the event BlueArc believes improperly escalated calls has become an issue, the Parties will mutually agree on an action plan to resolve the issue, which may include additional training, adjustments to the Support fees paid, and term for resolution.

(e) BlueArc Technical Service Engineers will respond to HDS’ technical Support organization’s documented report of a Product Problem in accordance with this Exhibit B and the applicable SIP. Depending on the severity of the Problem, BlueArc Technical Services Engineers will contact HDS as described in the SIP.

(f) BlueArc will provide Case numbers for each Case opened by HDS, and will respond to information requests using the Template (as defined in Section 4.1(a) below) with that Case number. BlueArc will record the HDS Case number for each Case opened for cross-reference purposes, provided such number is included with the submitted Template.

(g) Subject to BlueArc’s confidentiality obligations, BlueArc will provide HDS with access to the BlueArc Knowledge Base for commonly reported Problems, technical information, patches and bug fixes. BlueArc hereby grants HDS permission to reproduce unmodified published BlueArc knowledge resolutions for inclusion in HDS’ related knowledge base. If HDS makes any material modification to a BlueArc knowledge resolution, HDS must obtain prior written or electronic approval from a BlueArc Technical Services Engineer before HDS includes such knowledge resolution in HDS’ related knowledge base.

(h) BlueArc will repair or replace, in accordance with its Limited Warranty, at no charge to HDS any Spare, which, during the Warranty Period, is returned as defective utilizing the RMA Process set forth in Section 10. HDS shall pay the cost of shipment of defective Spare to BlueArc and BlueArc shall pay the cost of shipment for the repaired or replaced Spare to the HDS facility in either the US or Netherlands.

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(i) If HDS or its ASP elects to continue to maintain a Product pursuant to a specific End User request, which is no longer covered under the BlueArc Limited Warranty; BlueArc is no longer obligated to Support as specified in Section 3.1(l), BlueArc and HDS may engage in good faith negotiations to define the terms for BlueArc to continue to provide Support and Problem Resolution for a defined period of time for such Product. Such terms may include (without limitation) length of time for extended support, reasonable fees, and terms relating to Product. BlueArc shall be under no obligation to extend Support beyond the Warranty timeframe offered with Product.

(j) BlueArc will provide BlueArc Technical Services Engineer(s) on-site at an End User location or other on-site location to resolve a suspected Problem, if such on-site Support has been mutually agreed upon by BlueArc and HDS Support management team.

(k) Upon HDS’ request, BlueArc will provide HDS with BlueArc’s call volume histories and projections on the specific Product that HDS will be procuring from BlueArc in order for HDS to develop forecasting for call volumes and Spares planning.

(l) Conditions to BlueArc’s Support Obligation. BlueArc may use authorized service providers or contractors to provide services to HDS. BlueArc shall have no obligation to provide Support as provided Section 3.1 (i) through (iv) below, unless BlueArc has otherwise agreed to provide such. Otherwise, BlueArc shall not be liable for repair or replacement of Products, or additions thereto, for:

(i) Improper use, theft, natural disasters, strikes, riots, sabotage, acts of war, changes or modifications by individuals other than BlueArc personnel or by individuals without BlueArc’s supervision or authority, shock, electrical damage, accident, fire, water damages, air conditioning failure, and/or failure by End User to maintain the site specifications recommended by BlueArc or HDS or other items normally excluded as part of BlueArc’s Limited Warranty as amended from time to time.

(ii) Support services the performance of which would pose a health or safety risk to BlueArc’s personnel.

(iii) Any End User that has failed to perform any of End User obligations set forth in this exhibit or in the applicable license for the Product, after a thirty (30) day written notice thereof by BlueArc to HDS.

(iv) Any or all End Users to the extent that HDS has failed to pay BlueArc all undisputed amounts due to BlueArc for its Support obligations hereunder.

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(m) If HDS requires Support from BlueArc because of any of the causes listed in Section 3.1(k) above, BlueArc may in its sole discretion provide such Support and subject to availability and at prevailing time and materials rates, plus actual documented expenses incurred.

(n) If any Spare is returned for repair or replacement to BlueArc after the Warranty Period, BlueArc may provide an estimate of the cost of repair and upon HDS’ approval, which such approval will be at HDS’ sole and absolute discretion, invoice HDS for such service, repair or replace such Spare, and return such Spare to HDS.

(o) In the event that BlueArc renders any Spare obsolete by a design change, HDS shall have the right within ninety (90) days from HDS’ receipt of written notice from BlueArc of the design change to return such obsolete Spare to BlueArc and receive full credit for the purchase price of the returned Spare in the event that BlueArc cannot provide to HDS, via rework or replacement, a current Spare. For clarification purposes, new product transitions are not considered obsolete design changes.

3.2 Support Readiness Training. BlueArc shall provide HDS and its ASPs with SRT and periodically provide HDS and its ASPs with continuing SRT, as described in Exhibit H.

3.3 HDS Obligations

(a) Upon the Effective Date HDS will be responsible for providing Level 0 Support to End User(s) for all Products. HDS will assume Level 1 Support at such time, as determined by HDS, that Qualified Support Employees (including subcontractors and ASPs) are sufficiently trained to provide Level 1 Support to End Users. Further, HDS will assume Level 2 Support at such time, as mutually agreed by the Parties such Qualified Support Employees are proficient in providing Level 2 Support. HDS shall adhere to the following guidelines in reference to Qualified Support Employees:

(i)	Qualified Support Employees must have sufficient technical training and experience to be capable of fulfilling the responsibilities described in the applicable Level 1 or Level 2 Support definition, as applicable.

(ii)	Qualified Support Employees must successfully complete the training required by BlueArc.

(iii)	Qualified Support Employees shall perform the activities for the Level of Support provided by HDS prior to contacting a BlueArc Technical Services Engineer for the next level of Support.

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(b) HDS shall establish twenty-four (24) hours a day, 365 days a year Support services. HDS’ Support organization(s) must have documented Support plans and procedures as outlined in the SIP.

(c) HDS agrees to maintain complete, clear and accurate records of its End User Support information, including Case tracking numbers, and agrees to provide End User support information to BlueArc when transferring a call to BlueArc for the next level of Support, or upon written request from BlueArc in connection with BlueArc’s obligations under this exhibit.

(d) HDS and its Affiliates shall inform End Users and ASPs that all calls should be made to HDS. HDS shall also maintain an open Case throughout the Problem resolution process and will hold the primary responsibility for the End User contact.

(e) As mutually agreed, HDS will participate in a quarterly review with BlueArc to address incident metrics and current End User’s account status, which includes current and non-current Support and maintenance contracts, and any outstanding issues. HDS shall provide a quarterly report detailing all calls received, problem description and resolutions and call open and close dates.

(f) End User(s) under warranty or who subscribe to HDS’ Support and maintenance services shall receive or have access to all Software Updates and all End User Software Documentation updates, as they are made available to HDS for End Users pursuant to the Agreement. HDS will be responsible for providing all Updates to End Users that have paid the applicable annual Support services fee as such Updates are made available to HDS.

(g) HDS shall provide to BlueArc, all reasonably requested information to enable BlueArc to support HDS with its End Users issues.

(h) HDS shall purchase Spares from BlueArc at the prices specified in Exhibit A.

Section 4. SERVICE DELIVERY IMPLEMENTATION

4.1	As of the Effective Date, the following will be available and /or will be under development by BlueArc and HDS:

(a) BlueArc and HDS will develop a service implementation plan (“SIP”) that will define the specific procedures for call handling, Problem escalation, Products information exchange and management, and establishes a template for communications between the Parties when exchanging End User Support information (the “Template”).

(b) BlueArc will provide information necessary for Support of the Products set forth herein.

(c) BlueArc and HDS will jointly develop a training plan for Products.

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4.2 HDS and BlueArc will make reasonable efforts to provide each other with all non-confidential information obtained regarding Product Problems, solutions and End User(s) feedback. HDS shall provide BlueArc with all information reasonably requested by BlueArc in connection with BlueArc’s performance of Support, including without limitation, information required by BlueArc to reproduce and/or resolve a Problem (including, without limitation, log files, collecting configuration information, capturing error messages and Release number).

4.3 BlueArc will use reasonable efforts to provide HDS with software support tools it may have or develop that will assist HDS’ Support personnel in isolating/resolving Problems with the Product that include Software.

4.4 BlueArc will provide HDS Qualified Support Employees with the troubleshooting techniques, methodologies, and procedures that BlueArc uses in support of its Products, which shall at all times remain the Intellectual Property of BlueArc.

4.5 BlueArc hereby grants HDS the right to use and distribute to Qualified Support Employees appropriate troubleshooting techniques, methodologies, and procedures in support of the Products subject to the terms and conditions of the Agreement, including this exhibit.

Section 5. SUPPORT PRICING.

HDS, its Affiliates and ASPs have the unrestricted right to determine the price at which it sells Support to its End Users.

Section 6. MAINTENANCE AND SUPPORT

6.1 Maintenance Updates. End Users who maintain a current support contract for the HDS Storage Solution with HDS (or any ASP) and for whom HDS or a Regional Affiliate has submitted and maintained a current order with BlueArc shall be eligible for Updates as they are made generally available by BlueArc to its end users of similar BlueArc products. The process for delivery of Updates to End Users shall be described in the SIP. This section shall only apply to Products which include Software.

Section 7. BlueArc TECHNICAL SUPPORT ESCALATION STAFFING

7.1 Named Technical Escalation Contact. BlueArc shall at all times have a designated technical escalation contact, and at least one backup, assigned to HDS on a continuous basis and responsible for responding to Problems that have been reported by HDS and have not been resolved through the normal escalation paths that are identified in the SIP.

Section 8. ESCALATION LEVELS.

Escalation to a Level 3 Technical Services Engineer will occur if both HDS and BlueArc Level 1 Support and Level 2 Support resources, as applicable, have been exhausted as

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described in this Section 8. Following the completion of information gathered during the provision of Level 1 Support, Level 2 Support escalation will occur. The Qualified Support Employees or Technical Services Engineers performing Level 2 Support shall review all resources within reason including documentation, the BlueArc Knowledge Base and/or patch matrix before escalating a Problem to Level 3 Support.

Section 9. PROBLEM SEVERITY DEFINITIONS AND RESPONSE REQUIREMENTS.

HDS and BlueArc will agree to the appropriate rules of engagement between the HDS Qualified Support Employees and the BlueArc Technical Service Engineers. Communication will include, but not be limited to, phone and web information exchange based on the required response time by HDS and as identified in the SIP. Examples of HDS’ Problem Severity Definitions and Response Requirements are listed below:

9.1 Severity 1 Problems

(a) Definition: A Problem has been identified by a End User that makes the continued use of one or more functions by such End User impossible (or severely restricted) on a critical system and prevents End User from continued production or severely risks critical business operations. Problem may cause loss of data and/or restrict data availability and/or cause significant financial impact to the End User.

(b) Response Time: A BlueArc Technical Services Engineer will use reasonable efforts to respond to HDS to a Severity 1 Problem request within one (1) hour of BlueArc’s receipt of a completed Support Communication Template from HDS with respect thereto.

9.2 Severity 2 Problems

(a) Definition: A Problem has been identified by an End User (1) that severely affects or restricts such End User’s ability to use major functionality, (2) that is time sensitive and is important to the End User’s long-term productivity, (3) that is not causing an immediate substantial work stoppage, and (4) for which no Workaround is available.

(b) Response Time: A BlueArc Technical Services Engineer will use reasonable efforts to respond to HDS to a Severity 2 Problem request within two (2) hours of BlueArc’s receipt of a completed Support Communication Template as defined in the SIP.

9.3 Severity 3 Problems

(a) Definition: A minor Problem reported by an End User that does not have major effect on the End User’s business operations or a major Problem for which a reasonable Workaround exists.

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(b) Response Time: A BlueArc Technical Services Engineer will use reasonable efforts to respond to HDS to a Severity 3 Problem request within eight (8) business hours of BlueArc’s receipt of a completed Support Communication Template as provided in the SIP.

9.4 Severity 4 Problems

(a) Definition: A minor condition or Documentation error reported by an End User that has no significant affect on the End User’s operations, including without limitation, requests and suggestions for new feature or functionality in existing Products.

(b) Response Time: A BlueArc Technical Services Engineer will use reasonable efforts to respond to HDS to a Severity 4 Problem request within the next business day after BlueArc’s receipt of the completed Support Communication Template as provided in the SIP.

9.5 Assigning Severity. HDS shall assign a Severity Level to a Problem using its reasonable judgment in good faith.

Section 10. RMA PROCESS.

10.1 In the event that HDS or a Regional Affiliate receives from BlueArc: (a) dead on arrival (DOA) Product(s) or Spares; or (b) Product or Spares not meeting applicable BlueArc specifications, HDS or the Regional Affiliate shall so notify BlueArc by requesting a return material authorization (“RMA”) number to return the DOA Product or Spare. BlueArc shall provide repaired or replacement Product(s) or Spare(s), within five (5) days of receiving such Product or Spare from HDS or a Regional Affiliate. No Product(s) or Spare(s) may be returned without a BlueArc RMA number.

10.2 In the event a Qualified Support Employee needs to return a Spare for repair or replacement under the Warranty, HDS or a Regional Affiliate shall so notify BlueArc by requesting a RMA number to return the defective Spare. BlueArc shall provide a repaired or replacement Spare within the US within ten (10) days of receipt of such defective Spare. No Spare may be returned without a BlueArc RMA number.

10.3 In the event BlueArc believes improperly returned Spares has become an issue or there are an excessive number of “no defect found”, the Parties will mutually agree on an action plan to resolve the issue, which may include additional training and adjustments to the Support fees paid and term for resolution.

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EXHIBIT C

ACCEPTANCE PROCESS

Unless otherwise defined, capitalized terms hereunder shall have the same meaning as in the Master Distribution Agreement (the “Agreement”), to which this Exhibit C is attached and incorporated by reference therein. Except as expressly provided herein, in the event of any conflicts between the terms set forth hereunder and the terms and conditions of the Agreement, the Agreement shall control.

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EXHIBIT D

SALES SUPPORT

Unless otherwise defined, capitalized terms hereunder shall have the same meaning as in the Master Distribution Agreement (the “Agreement”), to which this Exhibit D is attached and incorporated by reference therein. Except as expressly provided herein, in the event of any conflicts between the terms set forth hereunder and the terms and conditions of the Agreement, the Agreement shall control.

The Parties covenant and agree to the terms of this exhibit in connection with the sales support provided by BlueArc in connection with the Agreement.

1.	Field Engagement

For a period of * * * from the Effective Date BlueArc will use reasonable efforts to provide sales support as requested by HDS or any of its Affiliates. Such sales support will be at levels agreed to by the Parties depending on the nature of the engagement and may include phone support. After the * * * transition period, sales support shall be provided on a time and material basis, unless agreed to by the parties.

2.	Sales Incentive and Sales Compensation Plan

(a)	HDS shall pay its sales organization commission and quota credit on the sale of Products and Support as it would on any other HDS product sales.

(b)	BlueArc shall pay its sales organization commission and quota credit on the sale of Products and Support by HDS as it would any sale of substantially similar BlueArc products and services if sold directly by BlueArc. The intent of this Section 2 is for the Parties to create a channel neutral sales model.

(c)	Either Party may create programs that are approved in advance by HDS, such as bonuses/sales performance incentives for quarter end business, to provide incentives to the HDS sales team to maximize the sale of Products.

(d)	HDS and BlueArc will hold quarterly meetings which will include reviewing the status of sales programs.

(e)	Section 2 (a) through (d) shall be further governed by the mutually agreed upon Rules of Engagement compensation policies.

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(f)	Both Parties reserve the right to set their own respective quotas and territories.

3.	Pricing Information

End User pricing shall be established at HDS’, Affiliate’s, ASPs or Channel Partner’s sole discretion and control.

4.	Sales Support Requirements

(a)	BlueArc will use reasonable efforts to provide HDS’ sales teams with Sales and Systems Engineering Support, at levels to be agreed to by the Parties depending on the nature of the engagement, for sales campaigns to sell Products to local HDS (or Affiliate) sales teams. “Sales and Systems Engineering Support” may include on-site End User sales assistance (subject to mutually agreeable tasks, scheduling and fees, including reimbursement of travel expenses), Sales Support, technical systems engineering support, configuration support and account planning, via telephone or online web support, on a mutually agreed upon schedule. Such support shall be provided free of charge for the transition period described in Section 1 (a) and thereafter on a time and materials basis.

(b)	In addition BlueArc will reasonably provide HDS’ central sales and marketing operations, for distribution to HDS related sales organizations, with access to the materials further defined in Exhibit E.

HDS agrees that materials provided under Exhibit E are valuable property of BlueArc, and shall be deemed “Confidential Information” if marked as “Confidential”, “Proprietary” or a similar designation, and shall be deemed governed by Section 17 of the Agreement.

5.	Geographic Coverage

5.1	BlueArc will make available pre and post Sales overlay Support coverage based upon a mutually agreed upon rollout schedule. If local resources are not available at such time because of the schedule for the rollout, BlueArc will designate go-to back-up resources to support the sales teams.

5.2

BlueArc will make available pre and post Sales overlay support for minimum coverage in the following locations. In some instances, multiple locations may be covered by a single BlueArc resource. For clarification

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purposes, such geographical Sales and overlay support coverage can be achieved via phone or on a face to face basis, as applicable. HDS and BlueArc mutually agree on coverage, timing and a phase roll out plan for geographic coverage

* * *

6.	HDS Sales Support Training

HDS will make available training for BlueArc employees as necessary to support their Sales Support obligations under this Exhibit.

7.	Legacy Accounts and Shared Accounts.

(a)	The Legacy Accounts for HDS shall be further defined in Attachment 1 to this Exhibit.

(b)	The Legacy Accounts of BlueArc shall be further defined in Attachment 2 to this Exhibit.

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Attachment 1 to Exhibit D

HDS Legacy Accounts

* * *

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Attachment 2 to Exhibit D

BlueArc Legacy Accounts

* * *

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EXHIBIT E

MARKETING

Unless otherwise defined, capitalized terms hereunder shall have the same meaning as in the Master Distribution Agreement (“Agreement”), to which this Exhibit E is attached and incorporated by reference therein. Except as expressly provided herein, in the event of any conflicts between the terms set forth hereunder and the terms and conditions of the Agreement, the Agreement shall control.

1.	Joint Marketing Programs

At HDS’ request, HDS and BlueArc may, upon mutual agreement develop a series of marketing programs to create awareness of the BlueArc integrated/HDS solution to existing and potential End Users, including but not limited to the following:

•

Press release announcing the relationship, covering the intent of the Agreement and approved in advance in writing by both parties. HDS shall have the right to determine the dates, materials and forum for such announcement.

•

Briefing of the press and financial and industry analysts at relationship announcement and other mutually agreed upon occasions. HDS shall have the right to determine the appropriate involvement of BlueArc for these briefings.

•	Mutual links between BlueArc and HDS websites which communicate the benefits of the parties’ relationship.

•

The Parties may engage in mutually agreed upon marketing activities which may include Product and company promotions, marketing campaigns, lead generation and sharing programs, and joint customer visits. Joint seminar programs and marketing campaigns acceptable to HDS.

•	The Parties may cooperate on sharing customer references, success stories, etc and as appropriate.

•	The Parties will jointly agree upon an annual marketing plan to include content, events and programs.

Notwithstanding anything to the contrary contained in this Section 1, BlueArc shall have no right to conduct any of the above announcements, joint programs or joint initiatives, unless BlueArc has obtained the prior written approval of

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HDS, which may be withheld in its sole and absolute discretion. Nothing in this section should be deemed to prevent BlueArc from engaging in its own press and financial and industry analyst briefings, product and company promotions, marketing campaigns, lead generation and sharing programs, seminar programs and marketing campaigns, etc. For clarification press releases will require prior written approval by both Parties.

2.	Branding

2.1

For any Product co-branded with a product directly or indirectly sold, marketed or distributed by HDS or any HDS Affiliate under the Agreement, the HDS product name (including, without limitation, any reference to the name Hitachi or Hitachi, Ltd.) will be the dominant brand with a “powered by BLUEARC® ” or “Powered by BLUEARC®” notice, or similar phrase(s) as designated in writing by BLUEARC, appearing in the key branding areas of the application, in a font size at least sixty percent (60%) the size of that used for the larger of the HiCommand, HDS, or Hitachi Trademarks. Such areas shall include the: (i) welcome screen, (ii) login screen and (iii) bottom left hand corners of the frame throughout the application, and on any marketing literature, website, electronic or published media, press release, advertising banner, trade-show booth, or any other form of marketing or sales material published by HDS as it relates to the Products. HDS collateral materials that describe the licensed product(s) will have the HDS look and feel, with Hitachi, Ltd. or Hitachi Data Systems as the dominant brand, with a “powered by BLUEARC®” notice appearing in the first mention of the Product name within the body text.

2.2

For any web-page, including but not limited to the branding banner portion of the Product, on which the notice “powered by BLUEARC®” exists that is viewable through a Internet web-browser, the notice “powered by BLUEARC®” must be accompanied by a hyperlink to the website http://www.BlueArc.com. This does not include PDF documents that may be viewable through a web-browser.

2.3	HDS agrees not to attach any logos, trademarks, or trade names to the Product, other than those set forth in this Agreement or as mutually agreed by the Parties. The Product shall not be branded with any trademark, trade name or service mark of any Channel or End User or any other trademark not approved in writing in advance by BlueArc.

2.4	The BLUEARC trademark must always be represented in capital letters.

2.5	The placement of the “powered by BLUEARC®” notice must adhere to the logo usage guidelines provided by the Hitachi Data Systems Style Guide and the Hitachi Group Identification Standards Manual.

2.6	All Documentation, including user guides and maintenance manuals will have the HDS product name and the HDS look and feel with Hitachi, Ltd. or Hitachi

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Data Systems as the dominant brand, with a “powered by BLUEARC®” notice appearing in the Documentation in the first mention of the product name within the body text.

2.7	The Parties will mutually agree on any changes or new directions, if any, to be taken from the current branding strategy.

2.8	Unless otherwise expressly set forth in the Agreement, all branding will immediately cease upon the termination of HDS’ license to distribute, and Support the Product.

3.0	BlueArc Obligations

3.1	BlueArc will highlight HDS in marketing materials where appropriate.

3.2	BlueArc will provide sales and technical presentations, data sheets, case studies, sales guides, FAQ’s, application and white papers, as available, to HDS to use in development of HDS marketing materials.

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EXHIBIT F

HDS EQUIPMENT LOAN AGREEMENT

Reference No.:

Company:

Address:

                        Attention:                                                   Telephone:

Email:

Date of Non Disclosure Agreement with Company:

Configuration:            See Exhibit A

This Equipment Loan Agreement (“Loan Agreement”) is made between Hitachi Data Systems Corporation of 750 Central Expressway, Santa Clara, CA (“HDS”) and                                                                                                               , with its respective principal place of business at the address indicated above (“Company”), effective as of                                                  . This Loan Agreement grants certain limited rights to the party identified as “Company” above and such rights are not transferable, assignable, applicable to or usable by any third party, with the term “third party” specifically including corporate affiliates of the Company.

HDS and Company agree as follows:

1. Subject to availability, the Company may use the HDS equipment and related software as described in Exhibit A at no cost to Company. The purposes of the loan (“Activities”), the equipment configuration and related software, including documentation (“Equipment”), the duration of the loan (“Loan Period”), the shipment date and the delivery address are specified in Exhibit A to this Loan Agreement. Notwithstanding the foregoing, either party may terminate this Loan Agreement as to any or all items of Equipment at any time upon at least ten (10) business days’ written notice. In addition, HDS may terminate this Loan Agreement immediately in the event of a merger or other transaction with Company in which a constituent party is a competitor of HDS. At the end of the Loan Period for any item of Equipment, if that Loan Period is not extended pursuant to a written agreement signed by both parties, Company will make the Equipment available to HDS for removal.

2. The Equipment may not be used for commercial or production purposes or for any other activities not expressly authorized hereunder. The Equipment may not be moved from the initial install site as indicated in Exhibit A except with the prior written permission of HDS. Company will perform its Activities in a professional and workmanlike manner, in accordance with the highest standards of the industry, and in compliance with its contractual obligations under this Loan Agreement. In performing such Activities, Company shall in no way damage, modify or reverse engineer the Equipment, except upon the prior written authorization and instruction of HDS.

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3. Information disclosed by HDS to Company relating to the Equipment or which is derived or developed by Company from its Activities shall be deemed to be confidential between Company and HDS and may not be disclosed to third parties absent HDS’ prior written consent and is governed under the provisions of the Non Disclosure Agreement effective as of the date above. These restrictions on use and disclosure shall not apply to information which is or becomes generally known to the public.

4. HDS’ insurance will cover the Equipment under this Loan Agreement against any loss or damage. HDS will bear all transportation, installation and de-installation costs associated with the Equipment evaluation.

5. Company is responsible to maintain environmental conditions at the Equipment location according to HDS’ published specifications. During the Loan Period, HDS will provide at no-charge, its standard maintenance services to maintain the Equipment in accordance with the manufacturer’s specifications. In order to maintain the Equipment, HDS may locate certain HDS Service Tools at the Company’s site, subject to the conditions stated in the attached Exhibit.

6. Company will return the Equipment to HDS in good repair, condition and working order (ordinary wear and tear from proper use excepted). HDS will be entitled to inspect the Equipment during reasonable business hours and subject to Company’s reasonable security requirements.

7. Software programs and/or internal computer code accompany or are pre-installed on Equipment, and are covered under the licenses accompanying the Equipment or attached as Exhibit B (including its sub-parts) hereto (“Software”). Company’s use of the Software will be governed by those license(s).

8. The Equipment is, and at all times remains, the exclusive property of HDS. Company has no right, title, or interest therein. Company shall not assign, transfer, pledge or hypothecate this Loan Agreement, the Equipment or Software or any related interest. Any such attempt by Company will be void and will be a breach of this Loan Agreement.

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9. (a) Company will indemnify HDS and hold HDS harmless from and against all loss, claims, liability or damage and related expenses (“claims”), including court costs and reasonable attorneys’ fees, or direct damages arising from or related to: (1) the Company’s misuse of Equipment which causes injury to a third party or property, (2) the Company’s (or its agent’s) fault, misconduct or negligence, (3) Company’s use of the Equipment for purposes other than the Activities specified in Exhibit A, and (4) alterations or attachments to the Equipment which were not authorized by HDS either in writing or verbally and thereafter confirmed by HDS in writing.

(b) HDS will have NO liability whatsoever to Company for any direct damages arising out of or in connection with Company’s use of the Equipment.

(c) HDS and Company will have NO liability whatsoever to one another for any indirect, special, incidental or consequential damages, including but not limited to loss of data or records, lost profits or other economic loss, arising out of or in connection with Company’s use of the Equipment.

(d) HDS will have NO liability whatsoever to any third party for any direct, indirect, special, incidental or consequential damages, including but not limited to loss of data or records, lost profits or other economic loss, arising out of or in connection with Company’s use of the Equipment.

10. Equipment is provided “as is.” HDS makes no express or implied warranties of any kind whatsoever. HDS EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY STATUTORY WARRANTY OF NON-INFRINGEMENT.

11. Company’s sole remedy for breach of this Agreement by HDS is termination of this Agreement.

12. Company may not transfer all or any portion of the Equipment outside the United States without HDS’ prior written consent, and Company agrees to comply with all United States export regulations which control the Equipment, including the Export Administration Regulations administered by the U. S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State.

13. (a) This Loan Agreement is governed by under New York law, excluding its conflict of laws rules. (b) No delay or failure to exercise or enforce any provision of this Loan

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Agreement will be considered a waiver. A waiver must be in writing to be valid. No single waiver will constitute a continuing or subsequent waiver. (c) Any terms of this Loan Agreement which by their nature survive beyond the expiration or termination of the Loan Agreement will remain in effect until they are satisfied. (d) This Loan Agreement is the full and final agreement between the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, proposals and agreements between the parties regarding the subject matter hereof. This Loan Agreement may only be modified in a writing signed by authorized representatives of the parties.

HDS: HITACHI DATA SYSTEMS CORPORATION	COMPANY:

By:	By:

Name:	Name:
Title:	Title:
Date:	Date:

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EQUIPMENT LOAN AGREEMENT

Exhibit A-1

a)	Activities (purpose of loan): Equipment will be used by Company for

b)	Loan Period: days from date of shipment

c)	Equipment: (List Hardware here)

Inventory Code	Description	Qty

d)	Software Programs & Documentation

Inventory Code	Description	Qty

e)	Delivery Address (install site):

(Note: Add Exhibit A-2 for additional equipment)

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EXHIBIT B to the EQUIPMENT LOAN AGREEMENT

for the HDS Storage Products (“Equipment”)

1. Software License: Certain software programs and internal computer code (collectively “Software) are pre-installed on or accompany the Equipment. The Software has been licensed to HDS and HDS hereby grants to Company a nonexclusive and nontransferable license to use the Software as set forth herein. HDS, or its direct or indirect licensors (collectively, “Licensor”), own all right, title and interest in and to the Software. The Software includes the object code version of the software, related user documentation and any enhancements, revisions or other updates which HDS provides to Company. The term “Software” specifically excludes the Licensor’s diagnostic programs, and Company receives no license to use the diagnostic programs. Company may only use the Software to enable the Equipment to function according to its specifications. Company may make one backup copy of the Software provided that Company reproduces on that backup copy all of the original copyright notices and other statements. Except as permitted under this license or applicable law, Company will not copy, modify, reverse engineer, decompile or disassemble the Software, or sublicense, rent, lease, assign or otherwise transfer the Software or this license to anyone. Software incorporates confidential and proprietary information of the Licensor. Company will take all reasonable precautions to safeguard the confidentiality of the Software. The placement of copyright notices on the Software will not constitute publication or otherwise impair its confidential nature.

2. License Termination: This license is co-terminous with the Loan Agreement, and terminates when Company no longer possesses the Equipment or if Company violates the terms of the Loan Agreement or this license, and Company must stop using the Software and must return to HDS all Software and related copies in its possession and purge any remaining Software.

3. Warranty on Software: Software is provided on an as-is basis, and with no warranty.

4. Other Software: Other software (“Other Software”) may be the subject of a click-wrap or shrink-wrap license accompanying the Equipment (or a feature) depending on the configuration, or an end-user license attached to this Exhibit, and Company’s use of such Other Software shall be subject to and governed by the related shrink-wrap or end-user license, including any restrictions on transferability. Company will have no recourse against HDS regarding such Other Software, except where HDS is the licensor of the Other Software.

5. Government Restricted Rights: With respect to any acquisition of Software or Other Software by or for any unit or agency of the U.S. Government, it will be classified as “commercial computer software” as defined in the applicable provisions of the Federal Acquisition Regulation (“FAR”) and supplements thereto, including the Department of Defense (“DoD”) FAR Supplement (“DFARS”). The Software or Other Software was developed entirely at private expense and no part of it was first produced in the performance of a U.S. Government Contract. If the Software or Other Software is

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supplied for use by DoD, it is delivered subject to the terms of its license and either (i) in accordance with DFARS 227.7202-1(a) and 227.7202-3(a), or (ii) with restricted rights in accordance with DFARS 252.227-7013(c)(1)(ii) (OCT 1988), as applicable. If the Software or Other Software is supplied for use by a Federal agency other than DoD, it is restricted computer software delivered subject to the terms of its license and (i) FAR 12.212(a); (ii) FAR 52.227-19; or (iii) FAR 52.227-14 (ALT III), as applicable.

6. Services and HDS Service Tools: During the Loan Period, HDS will provide its standard maintenance services for the Equipment. HDS or its subcontractors may locate diagnostic code, maintenance manuals, other documentation or other service tools at Company’s site, or provide other proprietary information (collectively, “HDS Service Tools”) to Company in connection with the maintenance services. HDS Service Tools (and their copies) are, and at all times will remain, the sole property of HDS, its licensors and vendors. HDS Service Tools are proprietary and confidential to HDS, and Company will take all commercially reasonable efforts to protect all HDS Service Tools as such. HDS Service Tools are solely for the use of HDS to provide maintenance services to Company under this Loan Agreement. Company receives no license or other right to use or access HDS Service Tools. Company will not copy, modify, decompile, disassemble, reverse engineer, license, assign, lease, sell, distribute or otherwise attempt to transfer the HDS Service Tools. If Company does not purchase the Equipment at the termination or expiration of the Loan Agreement or if HDS maintenance services are terminated, Company shall grant HDS ready access to the Equipment to remove or disable the HDS Service Tools.

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EXHIBIT G

HDS LAB ACCESS AGREEMENT

Agreement Number:

This Lab Access Agreement is entered into as of                                     , 2006, (the “Effective Date”) by and between Hitachi Data Systems Corporation, a Delaware Corporation, having its principal place of business at 750 Central Expressway, Santa Clara, California 95050 (“HDS”), and                                              , a                              Corporation, having its principal place of business at                                                       (“Lab User”).

RECITALS

HDS operates a Lab (as defined below), which provides users access, either physical or remote, to HDS and third party software and hardware vendors for the purpose of testing their products.

Lab User wishes to access the Lab on the date(s) and for the purpose as set forth in the applicable Statement of Work (as defined below).

1.	DEFINITIONS.

1.1	“Agreement” means this Lab Access Agreement and Statements of Work attached to it.

1.2	“HDS Technology” means any HDS software and hardware made available by HDS for Lab User’s use in the Lab during the Lab Access Period.

1.3	“HDS’ Confidential Information” means: (i) any passwords and other information provided to Lab User in order to allow Lab User to have remote access to the Lab; and (ii) and information relating to the HDS Technology, HDS’ product plans, designs, customer names, finances, marketing plans, business opportunities, personnel, research, development or know-how that is delivered in tangible form and marked as “confidential” or “proprietary” in writing, and/or, if disclosed visually or orally, is designated in writing as confidential within thirty (30) days after the initial disclosure; provided, however that “HDS Confidential Information” shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of Lab User; (ii) is known and has been reduced to tangible form by Lab User prior to the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by Lab User without reference to HDS’ Confidential Information (iv) is lawfully obtained from a third party who has the right to make such disclosure; (v) is released for publication by HDS in writing.

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1.4	“Lab” means HDS’ Test Lab.

1.5	“Lab Access Period” means Lab User’s scheduled time(s) to access the Lab, either physically or remotely. The Lab Access Period will be identified in the applicable Statement of Work.

1.6	“Lab User’s Confidential Information” means: any information relating to Lab User’s Products, product plans, designs, customer names, finances, marketing plans, business opportunities, personnel, research, development or know-how that is delivered in tangible form and marked as “proprietary,” or “confidential,” and/or, if disclosed visually or orally, is confirmed as “confidential” at the time of the disclosure and designated as confidential in a writing delivered to HDS within thirty (30) days after the initial disclosure; provided, however that “Lab User’s Confidential Information” shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of HDS; (ii) is known and has been reduced to tangible form by HDS prior to the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by HDS without reference to Lab User’s Confidential Information; (iv) is lawfully obtained from a third party who has the right to make such disclosure; (v) is released for publication by Lab User in writing.

1.7	“Lab User’s Product(s)” means Lab User’s product(s) to be tested in the Lab, as specified in the relevant Statement of Work.

1.8 “Statements of Work” means sequentially numbered documents that document and constitute a description of Lab User’s access to the Lab, including the information described in Section 2.

1.9 “Third Party Technology” means any third party software and hardware made available by HDS for Lab User’s use in the Lab during the Lab Access Period.

2.	LAB USAGE.

2.1

Lab Access. Access (remote or physical) to the Lab will be provided by HDS to Lab User as described in and pursuant to the terms of this Agreement, including any applicable Statement of Work executed by the parties. Each Statement of Work shall include: (a) a detailed description of the configuration of required resources and networking requirements; (b) a description of Lab User’s Product(s) to be tested in the Lab; (c) a description of the type of access (remote or physical) to be provided to the

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Lab User; (d) a description of any HDS Technology and Third Party Technology, if any, to be provided to Lab User in connection with usage of the Lab during the Lab Access Period; (e) supplemental license terms, if any; (f) a description of any services, if any, to be provided to Lab User by HDS during the Lab Access Period; (g) a detailed description of any equipment or software which the Lab User intends to bring into the Lab; (h) the date(s) and hour(s) during which Lab User will have access to the Lab; (i) the names of all Lab User personnel who will have access to the Lab; and (j) payment terms. Any Statement of Work attached hereto or hereafter executed that is related to this Agreement are incorporated into and made a part of this Agreement.

2.2 Scheduling. HDS, in its sole discretion, will schedule all uses of the Lab. All Lab use will be scheduled with the Lab Manager, and will be in accordance with this Agreement and the applicable Statement of Work.

2.3 Rescheduling by HDS. HDS may reschedule the Lab Access Period upon at least twenty four (24) hours notice to Lab User, provided that access to the Lab is provided to the Lab User within sixty (60) days after the initially scheduled Lab Access Period. HDS shall have no liability to Lab User for any rescheduled Lab access.

2.4 Lab Conduct. Lab User, including all of Lab User’s personnel, shall abide by all applicable Lab policies and procedures, and shall use Lab resources in accordance with this Agreement, including any applicable Statement of Work. HDS reserves the right to monitor and audit Lab User’s use of the Lab in order to ensure Lab User’s compliance with Lab policies. Lab User’s personnel shall have no access to the Lab or the secure area of the Lab without the assistance and permission of HDS Lab personnel.

2.5 Removal of Access. HDS reserves the right to refuse and/or remove Lab User’s access to the Lab at any time if Lab User, including any of Lab User’s personnel, fails to adhere to all applicable Lab policies or engages in any unauthorized activity.

3.	PAYMENT FOR LAB ACCESS.

3.1 Payment. Lab User shall pay HDS for access to the Lab in accordance with and on the payment date specified in the Statement of Work. If no payment date is specified in the Statement of Work, payment in full shall be due forty-five (45) business days after the conclusion of the applicable Lab Access Period.

3.2 Taxes. Lab User shall pay any taxes resulting from this Agreement, or any activities hereunder, exclusive of taxes based upon HDS’ net income.

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4.	LICENSE TERMS.

4.1 License Grant. HDS hereby grants to Lab User a nontransferable, non-exclusive, and limited license to use the HDS Technology solely for the purpose described in the applicable Statement of Work, during the Lab Access Period at the Lab.

4.2 Use Restrictions. Lab User shall not (and shall not permit any other person or entity to) (i) use, merge, adapt, decode, copy, display, transfer, modify, distribute, extract, reverse assemble, disassemble, reverse compile, decompile, reverse engineer, translate, or create derivative works based on, developed from, or that incorporate portions of any of the HDS Technology or Third Party Technology, or (ii) sublicense, rent, lease, assign, transfer or to otherwise dispose to any person or entity any of the HDS Technology or Third Party Technology.

4.3 Supplemental License Terms and Use Restrictions. Supplemental license terms and use restrictions, if any, are specified in the applicable Statement of Work.

4.4 Ownership. Except as licensed in this Section 4, HDS retains all right, title and interest in and to the HDS Technology, including any derivative works of the HDS Technology made by Lab User during the Lab Access Period or otherwise.

4.5 Third Party Technology. Supplemental terms and conditions, if any, pertaining to any Third Party Technology will be specified in the applicable Statement of Work.

5.	CONFIDENTIAL INFORMATION.

5.1 HDS’ Confidential Information. Lab User will not disclose, publish, or disseminate HDS’ Confidential Information to anyone other than those of its employees with a need to know, and Lab User agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of HDS’ Confidential Information. Lab User agrees to use HDS’ Confidential Information solely for the purpose of effecting the permitted uses of the HDS Technology in accordance with the relevant Statement of Work. Lab User agrees not to use HDS’ Confidential Information otherwise for its own or any third party’s benefit without the prior written approval of an authorized representative of HDS in each instance.

5.2 Lab User’s Confidential Information. HDS will not disclose, publish, or disseminate Lab User’s Confidential Information to anyone other than those of its employees with a need to know, and HDS agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Lab User’s Confidential Information. Lab User shall be responsible for securing all copies of Lab User’s Confidential Information during use of the Lab. It shall be

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Lab User’s responsibility, upon completion of the applicable Lab Access Period, to remove Lab User’s Confidential Information from the Lab. Any data, information, or materials left in the Lab, including on any Lab equipment, after the Lab Access Period will not be deemed to be Lab User’s Confidential Information. EW: Reference confidentially agreement in the contract, use consistent terminology

6.	INDEMNITY.

6.1 Infringement Indemnification. Each party (the “Indemnifying Party”) will defend or settle, at its option and expense, any legal proceeding brought against the other (the “Indemnified Party”) to the extent it is based on a claim that any Product (as defined below) used in connection with activities performed under this Agreement infringes a third party’s trade secret, or infringes or misappropriates any other third party intellectual property right. The term “Product” as used throughout this Section 6 shall refer to HDS Technology with respect to Lab User as the Indemnified Party, and to any equipment, software or other materials brought into the Lab by Lab User with respect to HDS as the Indemnified party. The Indemnifying Party will indemnify the Indemnified Party against all costs and damages attributable to such claims, provided that the Indemnified Party: (a) gives written notice of the claim promptly to Indemnifying Party; (b) gives Indemnifying Party sole control of the defense and settlement of the claim; (c) provides reasonable information and assistance to Indemnifying Party, at the expense of the Indemnifying Party; and (d) does not compromise or settle such claim without prior written approval of the Indemnifying Party.

If an infringement or misappropriation claim is asserted with respect to any Products provided by the Indemnifying Party, or if the Indemnifying Party reasonably believes such a claim likely, the Indemnifying Party may do one or more of the following, with its commercially reasonable effort and in its discretion: (i) procure, by defending against the claim or otherwise, for the Indemnified Party the right to use the Product at issue; (ii) modify or substitute the Product as appropriate to avoid a rightful claim of infringement or misappropriation, as long as modification or substitution for this purpose does not materially alter or impair the operation of the Product; or, if options (i) and (ii) are not reasonably commercially available, (iii) cease delivering the Product and terminate this Agreement.

No party has any obligation under this Section 6 to the extent a claim results from:

(a) modification of the Product provided by the Indemnified Party;

(b) use of the Product in combination (if the infringement or misappropriation would not have happened but for the combination) with any third party equipment, software or data not furnished by the Indemnifying Party; or

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(c) use of an allegedly infringing or misappropriating version of the Product if the alleged infringement or misappropriation could have been avoided by the use of a different version made available to the Indemnified Party.

This Section 6.1 states the entire liability of each party (as Indemnifying Party) and the exclusive remedies of each party (as Indemnified Party) for claims that a Product infringes a third party’s intellectual property rights.

6.2 General Indemnification. Lab User will indemnify and defend HDS from and against any and all claims, damages, costs, and expenses (including reasonable attorneys’ fees) arising from or related to: (a) any damage to HDS’ or a third party’s premises that is caused by Lab User in connection with use of the Lab; (b) any damage or loss of HDS’ or a third party’s tangible or intangible personal property that is caused by Lab User in connection with use of the Lab; (c) Lab User’s misappropriation of any third parties’ intellectual property while on HDS’ premises.

7.	DISCLAIMER OF WARRANTY.

HDS and its licensors make no express or implied warranties of any kind whatsoever. The HDS Technology and Third Party Technology, if any, is provided AS IS, and HDS AND ITS LICENSORS EXPRESSLY DISCLAIM ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY STATUTORY WARRANTY OF NON-INFRINGEMENT.

8.	LIMITATION OF LIABILITY.

EXCEPT FOR BREACHES OF SECTION 5 (CONFIDENTIAL INFORMATION) OR INDEMNIFICATION OBLIGATIONS UNDER SECTION 6 (INDEMNITY), IN NO EVENT SHALL HDS BlueArc want to change to “either party”, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF USE OF THE HDS TECHNOLOGY OR ANY PERFORMANCE UNDER THIS AGREEMENT.

9.	TERM AND TERMINATION.

9.1 Term. This Agreement will commence on the Effective Date and continue for a term of two (2) year, align with agreement term/termination in main contract unless terminated sooner in accordance with Sections 9.2 and 9.3 below.

9.2 Termination for Convenience. Either party may terminate this Agreement for its convenience upon written notice to the other party. Notwithstanding the preceding sentence, this Agreement may not be terminated under this Section 9.2 while any Statement of Work is in effect.

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9.3 Termination for Cause: Either party will have the right to terminate this Agreement or suspend its performance immediately upon written notice at any time if the other party:

(a)	is in material breach of any warranty, term, condition or covenant of this Agreement and fails to cure that breach within (30) days after written notice of that breach and of the first party’s intention to terminate;

(b)	has breached Sections 2.5 (Lab Conduct), 4 (License Terms), or 5 (Confidential Information); or

(c)	becomes insolvent, fails to pay its debts or perform its obligations in the ordinary course of business as they mature; admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or makes an assignment for the benefit of creditors.

9.4 Survival. Sections 1, 4.4, 5, 6, 7, 8, 9.4 and 10 shall survive termination of this Agreement.

10.	GENERAL.

10.1 Modification; Waiver. This Agreement and any related Statement of Work may be modified only by a written agreement executed by authorized representatives of HDS and Lab User. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

10.2 Governing Law. This Agreement, its interpretation and enforcement will be governed by the laws of the State of New York, without regard to its conflicts of law principles.

10.3 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties and the remainder of this Agreement shall continue in force and effect.

10.4 Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be, provided that Lab User may not assign or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of HDS. Any attempted assignment in violation of the provisions of this Section 10.4 will be void.

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10.5 No Endorsement. Nothing in this Agreement shall be construed by Lab User as a qualification, certification or other endorsement by HDS of Lab User’s Product(s). HDS shall have no duty, fiduciary or otherwise, to market, co-market, sell, distribute, support, or otherwise promote the Lab User’s Product(s). Lab User shall not reference in any announcement, statement, advertisement or printed material that the Lab User’s Product(s) were tested in HDS’ Lab.

10.6 Trademark Usage. Lab User will not, without HDS’ prior written consent, use any HDS trademarks, service marks, trade names, logos or other commercial or product designations, for any purpose, including, but not limited to, use in connection with any Lab User’s products, promotions, advertisements or exhibitions.

10.7 Insurance. Lab User will procure and maintain throughout the Term of this Agreement, at its own costs, the following insurance policies: (a) Worker’s Compensation per all applicable laws, and Employers’ Liability of not less than $1 million; (b) Commercial General Liability of not less than $3 million with ISO CGL form or equivalent with no coverage deletions, and adding HDS as an additional insured; and (c) Professional Liability of not less than $2 million, with coverage appropriate to Lab User’s operations. Insurance companies for the above policies shall be reasonably acceptable to HDS. Lab access will be available upon HDS’ annual receipt of a certificate of insurance evidencing the above current insurance. End User will provide thirty (30) days’ prior written notice to HDS of any material changes or cancellations.

10.8 Export Compliance. Both parties acknowledge that U.S. laws and regulations control the export of U.S. origin products and technology, and prohibit their export if either party knows, or has reason to know, that such products or technology are for use in connection with the design, development, production, stockpiling or use of nuclear, chemical or biological weapons or missiles.

10.9 Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Hitachi Data Systems Corporation	Lab User

By:	By:

Title:	Title:

Date:	Date:

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EXHIBIT H

TRAINING

Unless otherwise defined, capitalized terms hereunder shall have the same meaning as in the Master Distribution Agreement (the “Agreement”), to which this Exhibit H is attached and incorporated by reference therein. Except as expressly provided herein, in the event of any conflicts between the terms set forth hereunder and the terms and conditions of the Agreement, the Agreement shall control.

1.	Training by BlueArc

Pursuant to the Agreement, HDS will distribute, install and configure the Products, including but not limited to providing the required (or optional) customization, as well as providing implementation services, and integrating solutions for the Products. HDS shall be provided with the following:

(a)	All BlueArc sales and technical training material, source documentation, graphics, and Support documentation for HDS to use in its development of its own training on the Product, at no charge. All source materials will be provided in soft copy. BlueArc will also provide a Subject Matter Expert (“SME”) to assist HDS with any questions or concerns in developing such training.

(b)	Materials to support the Training Services will include white papers and general sales literature on the Products, including Documentation, Product manuals and training course materials, which include but are not limited to student guides, instructor guides, presentation materials, FAQs, tutorials and lab guides.

(d)	BlueArc’s SME will assist HDS, at no cost for the first four (4) months following the Effective Date and for four (4) months following any new product addition to Exhibit A, in any certification planning, learning path creation, training roadmap development, and education lab configurations; and thereafter, for fees to be mutually agreed upon.

(e)	Any existing virtual training, web based training, or CD based training material will be offered to HDS at no charge.

2.	Initial Sales and Technical Training Requirements (including requirements for BlueArc updates to SW, HW, Solution)

BlueArc will provide HDS with technical training for POH, pre-sales and post sales support, professional services, and lab personnel on a schedule to be agreed between the Parties. Such training shall be provided on or around the first week of each month and conducted at either BlueArc’s or HDS’ facility, the location of which shall be mutually agreed by the Parties.

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(a)	The initial Product Training will be a * * *, which may include HDS training staff. Such training will be priced at * * * per employee and will be provided at the BlueArc facility in San Jose, CA. HDS shall be solely responsible for any expenses (including travel, meals, and lodging) incurred by HDS, and Affiliates employees attending any of the training set forth in this Exhibit E. Initial Product Training will be scheduled at the BlueArc facility with two (2) classes provided each month following the Execution Date.

(b)	Following the initial Product Training, HDS will develop their own training course to further train its staff. BlueArc shall have the right to review such training course for accuracy and completeness.

(c)	HDS shall be provided with the same or substantially similar sales and technical training materials that BlueArc provides to its own sales force and support staff.

3.	Documentation Requirements

BlueArc will provide HDS with training materials that pertain to the Products, including Updates (as such Updates are developed) related to current and future training offerings (formal or informal), which BlueArc currently, or may, during the Term, use for BlueArc’ internal technical and sales training. In addition, BlueArc agrees that HDS may use or modify such training materials or make derivative materials in providing training to its own employees, End Users, Channels or ASPs. All BlueArc related derivative training materials developed by HDS shall be reviewed by BlueArc for accuracy.

BlueArc shall retain all Intellectual Property Rights in and to training materials, including derivative training materials, developed by BlueArc.

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4.	Support Readiness Training (“SRT”)

The initial SRT, as defined in Exhibit B, shall be a * * * on the Products at * * *, which shall include HDS training personnel. BlueArc shall provide SRT training prior to HDS’ general availability of the initial Products and for each Major Release or new product to be added to Exhibit A.

The training for subsequent Major Releases and new products shall be for a mutually agreed number of HDS employees at no charge to HDS. Such training, as defined by BlueArc, may be provided on CD, web based training or instructor led training at BlueArc’s sole discretion, provided that such training is sufficient to provide HDS employees with the knowledge to Support the Products.

5.	Additional Training

HDS employees, End Users, ASPs, or Channels may attend training provided by BlueArc at a BlueArc training facility and as scheduled by BlueArc, at * * *. HDS may request BlueArc to conduct training at any adequately equipped HDS facility. Should BlueArc agree to such remote training, BlueArc shall be reimbursed for actual travel related expenses in providing training at a HDS facility.

6.	General

6.1 BlueArc agrees that the Parties anticipate that the training set forth herein will be sufficient for HDS and its Affiliates to launch and Support the launch of the Products in the Territory

6.2 BlueArc further agrees that, as appropriate and necessary for the successful launch of the Products, BlueArc will support training for End Users and/or provide HDS with supplemental End User training, per the agreed-to pricing training rates in Exhibit A

6.3 At its sole discretion, HDS may work independently or jointly with BlueArc, and may take some or all sales, technical and customer training in-house, with the intention of becoming partially or wholly self-sufficient with all or portions of HDS’ training needs. BlueArc shall work with HDS to reasonably support HDS’ initial training and such on-going training as HDS may require. If HDS decides to take any of the training in-house, then HDS will have the express right, at its sole discretion, to sell such training to End Users and/or its channel partners or distributors. If HDS sells the BlueArc related training materials for external use, HDS shall pay BlueArc a training revenue share fee, the amount of which will be mutually agree to by the Parties. Notwithstanding the foregoing, all SRT and Continuing SRT will be provided by BlueArc.

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6.4 BlueArc shall provide HDS with substantially similar training material for any new Products to be specified on Exhibit A, including “train-the-trainer” sessions and, if requested by HDS, a subject matter expert, to allow HDS to modify, develop and deliver the current or future curriculum that BlueArc makes available. Dates and locations for all such training shall be mutually agreed to by the Parties. BlueArc shall retain all Intellectual Property Rights in and to the training materials developed by BlueArc and provided to HDS pursuant to this Section 6.4.

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EXHIBIT I

EULA

Software License for BlueArc Storage System

IMPORTANT: READ THIS AGREEMENT CAREFULLY BEFORE USING THE SOFTWARE.

THIS AGREEMENT (“AGREEMENT”) GOVERNS THE USE OF THIS SOFTWARE (“SOFTWARE”). BY DOWNLOADING, INSTALLING OR USING THIS SOFTWARE, YOU AND YOUR FIRM (“CUSTOMER”) HAVE ACCEPTED THIS AGREEMENT IN ITS ENTIRETY. IF CUSTOMER DOES NOT AGREE WITH THESE AGREEMENT TERMS, CUSTOMER MUST RETURN THIS SOFTWARE UNUSED, WITH ALL MANUALS AND DOCUMENTATION, AND PROOF OF PAYMENT, TO BLUEARC, INC. (“BLUEARC”) WITHIN THIRTY (30) CALENDAR DAYS OF FIRST ACQUIRING THIS SOFTWARE. CUSTOMER WILL THEN RECEIVE A REFUND FOR THE SOFTWARE. THIS AGREEMENT IS ENFORCEABLE EVEN IF CUSTOMER HAS NOT GIVEN WRITTEN APPROVAL. CUSTOMER’S RIGHT TO RETURN AND REFUND EXPIRES THIRTY (30) CALENDAR DAYS AFTER PURCHASE FROM BLUEARC OR AN AUTHORIZED BLUEARC DISTRIBUTOR OR RESELLER, AND APPLIES ONLY IF CUSTOMER IS THE ORIGINAL PURCHASER. The Software may operate or interface with software or other technology (“In-Licensed Code”) that is identified in the BlueArcBlueArc technical documentation or in licenses agreements attached hereto (“Third Party Licenses”) and which is licensed to BlueArcBlueArc from, and owned by, third parties (“Third Party Licensors”). You agree that (i) you will use In-Licensed Code in accordance with this Agreement and any applicable Third Party License.

Definitions.

“Defect” means a failure of the applicable Software to conform substantially to its then-current Documentation.

“Documentation” means the BlueArc documentation made available in hard copy or in electronic form shipped with the Software or otherwise provided to Customer. Documentation does not include advertising or marketing materials.

Confidential Information. Customer agrees to treat as strictly confidential the Software and any confidential information regarding the Software and any other information provided by BlueArc hereunder that would reasonably be understood to be confidential (“Confidential Information”) and use such Confidential Information only for the purposes of using the Software as permitted hereunder. In the event that Customer is compelled by law to disclose the Confidential Information, Customer will first notify BlueArc. Without limiting the foregoing, Customer shall not allow any third party other than Customers affiliates to use or otherwise have access to the Software.

Indemnity. Subject to the limitations hereinafter set forth, Customer agrees that BlueArc has the right to defend, or at its option to settle, and BlueArc agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding (collectively, “Action”) brought against Customer alleging that the Software infringes any U.S. patent or copyright. BlueArc shall have sole control of any such Action or settlement negotiations, and BlueArc agrees to pay, subject to the limitations set forth in Section 6 (Limitation of Liability), any final judgment entered against Customer as a result of such infringement in any such Action defended by BlueArc. Customer agrees that BlueArc at its sole option shall be relieved of the foregoing obligations unless Customer notifies BlueArc promptly in writing of such Action and gives BlueArc written authorization to proceed as contemplated herein, and, at BlueArc’s expense, gives BlueArc proper and full information and assistance to settle and/or defend such Action. If the Software, or any

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part thereof, is, or in the opinion of BlueArc may become, the subject of any Action for infringement, or if use or distribution of the Software is enjoined, then BlueArc may, at its option and expense: (i) procure for Customer the right to distribute or use, as appropriate, the Software; (ii) replace the Software with other suitable software; (iii) suitably modify the Software; or (iv) if the foregoing alternatives cannot be accomplished on a commercially reasonable basis as determined in BlueArc’s sole discretion, require Customer to return such Software and refund the aggregate payments paid therefor by Customer, less a reasonable sum for use and damage. BlueArc shall not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, BlueArc assumes no liability for any claims arising from the following: (a) the combination or use of the Software with other products, hardware, software or other items not provided by BlueArc; (b) the modification of the Software, or any part thereof; or (c) Customer’s specifications or designs. The foregoing provisions of this Section 3 (Indemnity) state the entire liability and obligation of BlueArc and the exclusive remedy of Customer with respect to any alleged infringement.

Intellectual Property Rights.

Ownership. BlueArc shall retain all title, copyright, patent rights and other proprietary rights in and to the Software. Customer does not acquire any rights, express or implied, in the Software other than those specified in this Agreement. The Software is licensed only, and no title to, or ownership of, the Software is transferred to Customer. Except to the extent any of the following provisions are prohibited by applicable law, Customer shall not copy, modify or create a derivative work of, disassemble, decompile, reverse-engineer , translate or otherwise attempt to derive the source code of the Software, or permit a third party to do so. Customer shall not disclose any performance information, metrics or other similar information related to the Software.

Software License. BlueArc grants to Customer and its Affiliates [Note, the affiliate issue comes up a lot w/our large customers] a personal, nonexclusive and nontransferable license to use the specific modules, features and capacity of the Software for which Customer has paid the applicable fees, only in object code form, for internal use by Customer and its Affiliates only and not for or on behalf of any third party. Customer may not transfer the license or the Software to any third party other than its Affiliates, including as part of the sale of any associated equipment, and any attempted transfer shall be null and void and shall constitute a material breach of this Agreement. Customer’s use of the Software shall be limited to the modules, features and capacity for which the Software has been originally configured. Use of additional capacity requires written authorization from BlueArc, payment of the applicable fees, and use of the appropriate key provided by BlueArc. Customer shall not circumvent the key mechanism, obtain a key other than from BlueArc pursuant to an upgrade for which customer has paid the applicable fees or use modules, features or capacity that BlueArc has not configured and authorized for Customer’s use. Unless otherwise expressly provided in the Documentation, Customer’s use of the Software shall be limited to use on a single server. Customer shall use the Software only in accordance with the Documentation. All Customer’s rights under this Section 4.2 (Software License) will terminate immediately without notice from BlueArc in the event that Customer breaches (a) any provision of this Section 4 (Intellectual Property Rights) or (b) any other provision of this Agreement. Any updates or upgrades to the Software subsequently provided to Customer shall be governed by this Agreement unless BlueArc provides a separate license agreement expressly identified as governing such upgrade or update. Customer agrees to be bound by the terms of any such separate license agreement provided by BlueArc.

Limited Warranty.

Warranty. BlueArc warrants that, for a period of ninety (90) days from the date of original purchase (“Software Warranty Period”), the media upon which the Software is furnished will be free from defects in material and workmanship under normal use and service. BlueArc’s entire liability and Customer’s exclusive remedy for breach of warranty of this Section 5.1 (Warranty) shall be for BlueArc to, at its option, upon return to BlueArc of the defective media: (i) repair or replace such media during the Software Warranty Period or (ii) upon return of the defective media to BlueArc, refund the amount of fees paid by Customer for the affected Software or a pro-rated amount of the purchase price that applies to the affected Software.

Disclaimer of Warranty. THE SOFTWARE IS NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE IN HAZARDOUS OR CRITICAL ENVIRONMENTS OR IN ACTIVITIES REQUIRING EMERGENCY OR FAIL-SAFE OPERATION, SUCH AS APPLICATIONS TO SUPPORT OR SUSTAIN LIFE, THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS OR IN ANY OTHER APPLICATIONS OR ACTIVITIES IN

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WHICH FAILURE OF THE SOFTWARE MAY POSE THE RISK OF ENVIRONMENTAL HARM OR PHYSICAL INJURY OR DEATH (“DANGEROUS APPLICATIONS”). BLUEARC SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR ANY DANGEROUS APPLICATION, AND ANY SUCH USE SHALL BE AT CUSTOMER’S SOLE RISK. THIS WARRANTY DOES NOT COVER ANY DAMAGE TO THE SOFTWARE WHICH RESULTS FROM ACCIDENT, ABUSE, MISUSE, THIRD PARTY PRODUCTS, NATURAL OR PERSONAL DISASTER, OR ANY UNAUTHORIZED DISASSEMBLY, REPAIR OR MODIFICATION OR ANY FAILURE TO MAINTAIN AND USE THE SOFTWARE IN A MANNER CONSISTENT WITH ITS PURPOSE AND THE DOCUMENTATION AND INSTRUCTIONS FROM BLUEARC. EXCEPT FOR THE FOREGOING, THE SOFTWARE IS PROVIDED ON AN “AS IS” BASIS. THIS WARRANTY SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF BLUEARC AND ITS SUPPLIERS WITH RESPECT TO BREACH OF WARRANTY, AND THE WARRANTIES SET FORTH OR LIMITED HEREIN ARE THE SOLE AND EXCLUSIVE WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF NONINFRINGEMENT, FITNESS FOR PARTICULAR PURPOSE AND MERCHANTABILITY. TO THE EXTENT AN IMPLIED WARRANTY CANNOT BE EXCLUDED, SUCH WARRANTY IS LIMITED IN DURATION TO THE SOFTWARE WARRANTY PERIOD.

Limitation of Liability. NEITHER BLUEARC NOR ITS SUPPLIERS SHALL BE LIABLE FOR ANY INDIRECT, CONDITIONAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS (INCLUDING DAMAGES FOR LOSS OR CORRUPTION OF DATA, LOSS OF BUSINESS, LOSS OF PROFITS, OR THE LIKE), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE), EVEN IF BLUEARC OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BLUEARC’S CUMULATIVE LIABILITY FOR ALL CAUSES OF ACTION ARISING OUT OF THIS AGREEMENT AND/OR SALE OR PROVISION OF THE SOFTWARE (INCLUDING UNDER ANY WARRANTY EXTENDED IN CONNECTION THEREWITH) SHALL BE LIMITED TO THE AMOUNT PAID BY CUSTOMER FOR THE SOFTWARE GIVING RISE TO THE CLAIM. THIS LIABILITY LIMIT IS CUMULATIVE AND NOT PER INCIDENT.

Miscellaneous. Customer shall obtain all government licenses and approvals and shall comply with all applicable laws and regulations including without limitation U.S. export controls. Any notice required to be given hereunder shall be given in writing at the address of each party set forth above, or to such other address as either party may substitute by written notice to the other. This Agreement and any dispute related to the Software shall be governed in all respects by the laws of California and the parties consent to the exclusive personal jurisdiction of and venue in the state and federal courts of Santa Clara County, California. This Agreement represents the entire agreement between BlueArc and Customer with respect to the subject matter, and Customer agrees that all prior or contemporaneous negotiations, understandings, representations and/or agreements of the parties relating to the subject matter hereof, whether oral or written, are merged herein and superseded in their entirety by the terms of this Agreement. This Agreement may be modified only by a writing signed by both parties. Other than for express payment obligations, neither party shall be liable for any delay or failure in performance due to events outside the defaulting party’s reasonable control, including without limitation strikes, shortages of supplies, riots, war, earthquake, fire, epidemics, criminal or malicious acts of third parties, failure of utilities or common carriers, or other circumstances beyond its reasonable control. Neither this Agreement nor any rights under this Agreement shall be assigned or otherwise transferred by (including by operation of law, sale of any equipment associated with the Software or otherwise) Customer ) without the prior written consent of BlueArc. BlueArc shall have the right to assign all or part of this Agreement without Customer’s approval. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties. BlueArc’s or Customer’s failure to exercise any of its rights hereunder shall not constitute or be deemed a waiver or forfeiture of such rights. In the event that any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, all remaining terms of this Agreement shall remain in full force and effect. BlueArc or its authorized representative shall have the right, upon reasonable prior notice and not more than once per year, to audit Customer’s compliance with the terms of this Agreement.

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EXHIBIT J

MPSA

Agreement No:

MASTER PROFESSIONAL SERVICES AGREEMENT

1.	SCOPE AND STRUCTURE OF AGREEMENT

A.	This Master Professional Services Agreement (“MPSA”) provides a framework under which You will provide Services to Us on an “as ordered” basis.

B.	This MPSA does not create any obligation to execute any specific SOW or a minimum number of SOWs. Individual SOWs, must be agreed to in writing and signed by both of us for each project. Each SOW becomes a separate agreement between both of us.

Executed as an agreement pursuant to the terms and conditions on                      (“Effective Date”).

HDS Entity (“Us”, “We”, “Our” or “HDS”):

Authorized Signatory:

Signature:

Address:

Date:

Co-provider (“You” or “Your”):

Authorized Signatory:

Signature:

Address:

Date:

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TERMS AND CONDITIONS APPLICABLE TO THIS MPSA AND EACH SOW

1. SERVICES

1.1.	Supply of Services. You will provide the Services to Us under a SOW. If HDS enters into a contract with a Client that includes Services covered by a SOW, then You will provide Services under the SOW provided that this Agreement shall be solely between You and Us.

Services performed outside of the United States may be performed by Your Affiliates under the terms of this MPSA. Each of our Affiliates may enter into SOWs directly with the Affiliates of the other party. These SOWs may be written in local languages, may provide for invoicing and payment in local currencies, and may include other provisions that reflect local conditions and considerations. These SOWs will refer to this MPSA, as amended, which will apply to these SOWs to the extent enforceable under local law.

1.2.	Obligations. You will use reasonable commercial efforts to:

(a)	provide the Services specified in the SOW;

(b)	at all times keep Us informed of the progress of the Services;

(c)	promptly advise Us of any problems which arise regarding the Services;

(d)	advise Us of any permits, approvals or licenses that may be required, obtain them at Your cost (unless otherwise agreed to in the applicable SOW), and provide Us with copies, prior to starting any Services

(e)	timely complete the Services;

(f)	ensure that Your employees and subcontractors, if any, comply with Client’s rules and regulations, including those regarding conduct of personnel, onsite security, and system security, provided that We have notified You in writing of these rules and regulations prior to Your acceptance of the SOW for such Services.; and

(g)	comply with obligations contained in HDS’ agreement with Client that relates to the Services, provided that We have notified You in writing of these obligations prior to Your acceptance of the SOW for such Services.

2. STATEMENTS OF WORK

Each SOW forms a specific agreement. A SOW may amend this MPSA for a particular project but only if the SOW expressly identifies the section(s) of this MPSA amended for that project.

3. FEES AND PAYMENT

3.1	Fees. The SOW will state the Service Fees and other payments required to be made by Us to You.

3.2	Expenses. We will reimburse You for pre-approved expenses listed in the SOW or approved in writing by an HDS authorized representative during the course of You providing the Services.

3.3	Payment Terms. We will pay each invoice within 45 days of receipt of a correct and undisputed invoice. If We dispute in good faith any invoice rendered or amount paid, We will timely pay the undisputed portion and promptly notify You, and the parties will promptly use their best efforts to resolve the disputed portion. Except for Services or Work Product provided pursuant to Section 9.3(a), or as otherwise may be provided in the SOW, if this MPSA or any SOW is terminated for any reason, HDS will be required to pay You only for Services and Work Product actually performed, and accepted by HDS, as of the termination date.

4. INTELLECTUAL PROPERTY

4.1.	Pre-Existing IP Ownership. Each party will retain ownership of its Intellectual Property Rights that existed prior to the date of a SOW (“Existing IP”),provided, however, that

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the SOW may provide that You grant Us a license to Your Existing IP as may be necessary for Us and the Client to fully use the Work Product created by You. Further, in the event that the Existing IP is a commercial product of Yours that is not already licensed to the Client, You will license such product to the Client on Your standard commercial terms.

4.2.	Work Product. Unless otherwise specified in a SOW, We will own, and You will assign to HDS, all of Your Intellectual Property Rights in and to Work Product, other than Existing IP, provided that You may retain a fully paid-up, perpetual, non-terminable license to such Intellectual Property Rights to provide the Services specified in the applicable SOW and for any other purpose. At Our expense, You will execute and assist Us in preparing all paperwork (including applications and registrations for patents, copyrights or other Intellectual Property Rights) which We reasonably determine necessary to vest or reflect Our ownership of Work Product that You assign to Us.

4.3.	General Methodologies. Without limiting either party’s confidentiality obligations under this MPSA, neither party will be restricted from using for any purpose general underlying methodologies, knowledge, information, or techniques learned or used in the course of performing, or developed during the performance of Services; provided that the foregoing shall not be construed as a grant of a patent or copyright license by one party to the other.

4.4.	Software License. During the period covered by the applicable SOW, We grant You a nonexclusive, non-transferable, nonsublicensable, limited license to use HDS Software specified in the SOW in object code form only and related documents solely to provide Services pursuant to the SOW. You must not (i) copy, modify, reverse engineer, (except to the extent this restriction is prohibited by law), sublicense or transfer the HDS Software; (ii) delete or tamper with any proprietary notice in or on the HDS Software, (iii) access or attempt to access the source code for the HDS Software or (v) use the HDS Software in violation of applicable laws. All rights in and to the HDS Software not specifically granted to You are retained by HDS and/or its licensors.

5. INDEMNITY

5.1	Infringement Indemnity. You will defend, indemnify and hold Us and our Affiliates harmless against all Claims brought against Us relating to any actual or alleged infringement of any third party’s (other than the Client’s) Intellectual Property Right by any Services. (including any Work Product) or Existing IP provided to Us (collectively, “IP Claim”) except to the extent that the infringement arises from (i) Your performance of the Services or creation of Work Product in accordance with Our (or the Client’s) specifications or requirements, or (ii) Our (or the Client’s) combination of the Work Product with any other technology or product if such infringement would have been avoided but for such combination. You will control the defense or settlement of any IP Claim at no cost to Us. You will pay any damage award payable by Us as a result of such IP Claim. If an IP Claim is made or You believe that an IP Claim is likely to be made with respect to the Service, Work Product or Existing IP, You will use reasonable commercial efforts to do one or both of the following: (i) secure the rights for Us to continue to use the Service, Work Product or Existing IP without infringement or (ii) modify or substitute the Service, Work Product or Existing IP so that it is not infringing, so long as modification or substitution does not materially impair or alter the operation of the Service, Work Product or Existing IP. If neither option is reasonably practicable, You will, at Our option, provide Us with a credit or refund of the Service Fee; provided that in such case We will return to You all Work Product, reassign to You any rights We may have in such Work Product, and all licenses that may have been granted to Us or the Client with respect to such Work Product or any Existing IP shall terminate.

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6. WARRANTIES

6.1.	General Warranties and Covenants. Each party represents and warrants to the other party that, as of the Effective Date and on the execution date of each SOW:

(a)	it has full authority and power to execute, and perform its obligations under, this MPSA and any SOW;

(b)	it has all licenses, authorizations, consents, approvals and permits required by all applicable laws and regulations to perform its obligations under this MPSA and any SOW;

(c)	it will comply with all applicable laws and regulations in performing its obligations under this MPSA and any SOW; and

(d)	Its entering into and performance of its obligations under this MPSA and each SOW will not breach or conflict with any other agreement or obligation by which it is bound.

6.2.	Services Performance:

(a)	You will provide the Services, including any Work Product, with due diligence and in a professional manner in accordance with the requirements specified in each SOW, and in a manner consistent with industry standards reasonably applied to Your performance; and

(b)	You will ensure that Your employees and subcontractors, if any, will satisfactorily perform all Services, and comply with all applicable laws and regulations, and with Client’s security, safety and document retention procedures when performing Services.

6.3.	Remedies. If You breach the warranty or covenant in Sections 6.1(b), 6.1(c), 6.1(d) or 6.2, You will at Our request, without charge and without delay, either re-perform or modify the affected Service or Work Product so as to promptly correct such breach, or if re-performance or modification so as to comply with the warranty is not possible, then credit Us for the price of the Service; provided that in such latter case, We will return to You all Work Product, reassign to You any rights We may have in such Work Product and all licenses that may have been granted to Us with respect to such Work Product or any Existing IP shall terminate. In addition, if We, or Our Client, are not reasonably satisfied with the performance of an individual providing Services, or if You breach the warranty in Section 6.2(b), You will immediately remove and replace that individual with someone meeting the requirements of this MPSA. Nothing in this Section 6 will limit any other rights or remedies available to Us under this MPSA, at law or in equity.

6.4.	EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 6, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND THOSE ARISING FROM A COURSE OF DEALING.

7. CONFIDENTIAL INFORMATION

Each party will maintain all Confidential Information in confidence and will use it solely in the discharge of its obligations under this MPSA, including any related SOW. Nothing in this MPSA will be deemed to restrict a party from disclosing Confidential Information to its employees and authorized subcontractors in the discharge of its obligations. Each party will use commercially reasonable efforts to protect all Confidential Information received. These obligations do not apply to Confidential Information that (i) is held by the recipient at the time of receipt from the disclosing party, (ii) was lawfully received from another person

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who is not required to hold it in confidence, (iii) was developed independently, (iv) is required by applicable law or regulation to disclose (in which case the recipient will promptly notify the disclosing party) or (v) that is or becomes public knowledge through no fault of the recipient. Before starting work on a project, the Client, You and Your subcontractors will execute any additional nondisclosure agreements which may be required by You or the Client; provided that any such requirements will be specified in the applicable SOW.

8. LIMITATIONS OF LIABILITY

A. EXCEPT FOR LIABILITY RELATED TO BREACH OF SECTION 7 (CONFIDENTIALITY), AND AS PROVIDED IN SECTION 8(B), A PARTY WILL BE LIABLE ONLY FOR ACTUAL, DIRECT LOSSES OR DAMAGES INCURRED (INCLUDING COST OF COVER), LIMITED TO THE AMOUNT OF FEES CONTRACTED FOR UNDER THE SOW THAT IS THE SUBJECT OF THE CLAIM.

B. IN NO EVENT WILL YOUR MAXIMUM LIABLITY TO US WITH RESPECT TO YOUR INDEMNITY OBLIGATIONS UNDER SECTION 5, EXCEED THE GREATER OF TWO MILLION DOLLARS ($2,000,00) OR THE AMOUNT RECEIVED BY YOU UNDER THE SOW(S) TO WHICH THE INDEMNITY OBLIGATION ARISES.

C. EXCEPT FOR LIABILITY RELATED TO BREACH OF SECTION 7 (CONFIDENTIALITY), OR AMOUNTS PAID PURSUANT TO INDEMNIFICATION UNDER SECTION 5, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF.

9. TERM AND TERMINATION

9.1.	Term. This MPSA will start on the Effective Date and continue until it is terminated in accordance with this Section 9.

9.2.	Termination.

(a)	We may terminate this MPSA at any time without cause (i.e. for convenience) by giving sixty (60) days prior written notice to You. We may terminate any SOW, with or without cause by giving thirty (30) days prior written notice to You. If We terminate due to Your material breach of any SOW, We shall offer You the opportunity to cure within the thirty (30) day notice period.

(b)	Either party may terminate this MPSA and/or any SOW if the other party breaches a material provision of this MPSA or any SOW and fails to cure the breach within thirty (30) days of receipt of written notice of the breach from the non-breaching party.

(c)	Notwithstanding the foregoing, this MPSA and any SOW or both, may be terminated immediately by either party: for (a) breach of Section 7 (Confidentiality) or Section 4 (Intellectual Property); or (b) Insolvency.

9.3.	Effect of Termination.

(a)	Upon termination of this MPSA for any reason other than Our uncured material breach, You will on Our request, complete any SOWs and perform the relevant SOW(s) in accordance with their terms. In addition, We will pay You for Services in accordance with Section 3.3 for Services acceptably performed up to the termination date and for reimbursable expenses incurred prior to the termination date. In addition, if a SOW is terminated prior to its completion, then You will promptly give Us a full written description of the status of the Service. If the MPSA or SOW is terminated for any reason other than for Our uncured material breach in accordance with Section 9.2(a), You will promptly deliver to Us all work in progress (and subject to Section 4) with sufficient written explanation to enable HDS to provide work in progress to another subcontractor for completion. You are under no obligation to provide Existing IP to any other subcontractor. We may suspend all payments to You for the related SOW until You comply with this obligation.

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(b)	Except as specified in Section 9.3(a), upon termination of this MPSA or any SOW, You will (i) immediately cease work on the terminated project(s), performing only efforts reasonably necessary to wind down and preserve work that has been performed; (ii) deliver all Work Product in Your possession to HDS; and (iii) at HDS’ request, either return or destroy all HDS Software and Confidential Information in Your possession or control.

(c)	Notwithstanding the foregoing, if a SOW is terminated by Us without cause in accordance with Section 9.2(a), We will pay You all outstanding amounts invoiced prior to such termination plus any amounts for work completed but not yet invoiced, return to You all Work Product created under such SOW, reassign to You any rights We may have in such Work Product, and all licenses that may have been granted to Us or Client with respect to such Work Product or any Existing IP shall terminate.

10. INSURANCE

Prior to commencing any Services, You will provide Us with current insurance certificates (from an insurance company reasonably acceptable to Us, and updated annually) evidencing Your insurance for the following:

Coverage Minimum Limits
Comprehensive General Liability	$1,000,000/occurrence; $2,000,000/aggregate

Errors and Omissions	$1,000,000 each claim; $1,000,000 annual aggregate

Workers’ Compensation	Statutory Limits

Employer’s Liability	$500,000

In addition, You will provide Us with a separate form of endorsement to the Comprehensive General Liability policy, naming Us as an additional insured and providing that the insurance will not be cancelled without 30 days’ prior written notice to You and Us. At Our request, You will provide Us with Your current insurance certificates.

11. GENERAL

11.1.	Export Compliance. You acknowledge that in various countries, laws and regulations regulate the export of products, services and information which may prohibit use, sale or re-export of such products, services or information if You know or have reason to know that such products, services or information are for use in connection with the design, development, production, stock piling or use of nuclear, chemical or biological weapons or missiles.

11.2.	Dispute Resolution. In the event of a dispute, We will use reasonable efforts to get an appropriate person from Our respective management teams to meet and attempt to resolve the dispute in good faith. If these executives are unable to resolve the dispute within 30 days, either party may resort to alternate dispute resolution such as arbitration or otherwise or seek recourse from the courts. Either party may seek injunctive or other urgent equitable relief at any time.

11.3.	Governing Law. This MPSA will be governed by and construed in accordance with California law and both parties consent to jurisdiction and venue in Santa Clara County, California.

11.4.	Reasonable Control. Neither of us will be responsible for any failure to meet any obligations due to matters beyond its reasonable control provided the affected party makes reasonable to perform.

11.5.	Assignment. You must not assign, or otherwise transfer any of Your rights or delegate any of Your duties under this MPSA without Our prior written agreement; provided that in the event

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that We do not agree to the assignment of this MPSA in connection with a change of control of You, at Our option (i) You (or Your successor) will have the right to complete any outstanding SOWs in accordance with its terms and may terminate this MPSA without fault or obligation or (ii) We may terminate this MPSA and any outstanding SOWs for convenience in accordance with Section 9.2(a).

11.6.	Subcontractors. You may not use subcontractors to perform any of Your obligations, without Our prior written consent. If We authorize use of a subcontractor, You will execute an agreement with Your subcontractor that requires compliance with this MPSA and the related SOW, including any assignments of Intellectual Property Rights necessary for compliance with Section 4 (Intellectual Property).

11.7.	Notices. Notices made under this MPSA must be in writing to the appropriate representative of the receiver at the address identified above Notices will be deemed given: where they are hand delivered, when a duly authorized employee or representative of the recipient gives written acknowledgement of receipt; for email communication, at the time the communication enters into the information system of the recipient; for posting, three days after dispatch and for fax, on receipted transmission of the fax.

11.8.	Independent Contractors. We are each independent contractors and there is no actual or deemed partnership, franchise, joint venture, agency, employment or other fiduciary relationship between us. You are solely responsible for Your own taxes, withholding and other similar statutory obligations relating to this MPSA.

11.9.	Survival. Rights and obligations under this MPSA which by their nature should survive the termination or expiry, including without limitation Sections 4, 7 and 8, will remain in effect after termination.

11.10.	Waiver. No delay or failure by either party to exercise any right hereunder, or to enforce any provision of this MPSA will be considered a waiver thereof. Nor will it be deemed to be a waiver of such party’s right thereafter to exercise or enforce the same or any other right or provision. To be valid, a waiver must be in writing, but need not be supported by consideration. No single waiver will constitute a continuing a continuing or subsequent waiver.

11.11.	Entire Agreement/Conflict. This MPSA, together with the SOWs is the entire agreement relating to its subject matter and supersedes all prior or contemporaneous oral or written communications, understandings, proposals of the parties relating to the subject matter of this MPSA. This MPSA may not be modified except by a writing executed by both parties. If there is a conflict between the MPSA and the SOWs, the SOWs will control.

12. DEFINITIONS

The capitalized terms below will have the following meanings in this MPSA:

“Affiliates” mean any person or other entity controlling, controlled by or under common control with either party to this MPSA.

“Claims” mean claims, demands, liabilities, damages and costs, including without limitation reasonable attorneys’ fees and expenses.

“Client” means Our client who is the ultimate recipient of the Services and Work Product.

“Confidential Information” information that if disclosing in writing is clearly marked as confidential at the time of disclosure. Our Confidential Information includes any Confidential Information of a Client which We or Client may provide to You in connection with an actual or potential SOW.

“Fees” means the fees payable by Us for Services at the rates specified in a SOW.

“HDS Software” means any software owned by or licensed to HDS by any of its Affiliates or an unrelated third party in object code form, and any new releases, updates, or upgrades, that is to be utilized by You in connection with the delivery of a Service.

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“Insolvent” means the inability of a party to pay its debts as they fall due, the appointment of a receiver or administrator, liquidator or similar person to the party’s affairs under the laws of any jurisdiction; the calling of a meeting of creditors or for any reason, ceasing to carry on business.

“Intellectual Property Rights” means collectively all intellectual property rights throughout the world, including copyrights, patents, patent applications, trademarks, service marks, trade dress rights, trade secrets, know-how, and other similar proprietary rights, whether or not any of these rights is registered, and including, without limitation, applications for registration of and rights to apply for any of these rights.

“Services” means the services that You will provide Us and Our Clients as Our subcontractor and which are described in any SOW.

“SOW” means a statement of work executed by You and Us which incorporates this MPSA by reference and describes Your Services and Work Product.

“Work Product” means all items and information that You may deliver or cause to be delivered in connection with Your Services, whether in hard copy or electronic form, including but not limited to all deliverables specified in a SOW.

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EXHIBIT K

BLUEARC TRADEMARKS

BLUEARC

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APPENDIX K-1

REGISTERED BLUEARC TRADEMARKS

BlueArc Trademark Summary

United States

http://tess2.uspto.gov/bin/

Word Mark BLUEARC Goods and Services IC 009. US 021 023 026 036 038. G & S: Computer hardware, computer networking hardware, computer servers and network-attached storage systems, namely, an operating system and network of storage discs and servers for data storage and retrieval. FIRST USE: 20010800. FIRST USE IN COMMERCE: 20010800

IC 016. US 002 005 022 023 029 037 038 050. G & S: Printed publications, computer manuals, data sheets, informational leaflets, informational pamphlets, and informational brochures and reports, all featuring information regarding data storage. FIRST USE: 20010800. FIRST USE IN COMMERCE: 20010800

Mark Drawing Code (5) WORDS, LETTERS, AND/OR NUMBERS IN STYLIZED FORM Design Search Code Serial Number 76240833 Filing Date April 13, 2001 Current Filing Basis 1A Original Filing Basis 1B Published for Opposition September 17, 2002 Registration Number 2764965 Registration Date September 16, 2003 Owner (REGISTRANT) BLUEARC CORPORATION CORPORATION DELAWARE 339 N. Bernardo Avenue Mountain View CALIFORNIA 94043 Attorney of Record Carole F. Barrett Type of Mark TRADEMARK Register PRINCIPAL Live/Dead Indicator LIVE

http://tess2.uspto.gov

Word Mark BLUEARC Goods and Services IC 009. US 021 023 026 036 038. G & S: Computer hardware, computer networking hardware and servers. FIRST USE: 20010800. FIRST USE IN COMMERCE: 20010800

IC 016. US 002 005 022 023 029 037 038 050. G & S: Printed publications, namely, computer manuals, data sheets, leaflets, pamphlets, brochures, and reports, all in the field of data storage. FIRST USE: 20010800. FIRST USE IN COMMERCE: 20010800

Mark Drawing Code (1) TYPED DRAWING Design Search Code Serial Number 76135814 Filing Date September 25, 2000 Current Filing Basis 1A Original Filing Basis 1B Published for Opposition July 2, 2002 Registration Number 2767302 Registration Date September 23, 2003 Owner (REGISTRANT) BLUEARC CORPORATION CORPORATION DELAWARE 339 N. BERNARDO AVENUE MOUNTAIN VIEW CALIFORNIA 94043 Assignment Recorded ASSIGNMENT RECORDED Attorney of Record Carole F. Barrett Type of Mark TRADEMARK Register PRINCIPAL Live/Dead Indicator LIVE

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European Union

EU: Trademark Rights in BLUE ARC Marks

BlueArc Corporation currently owns European Community trademark (CTM) registrations for the following marks:

1. BLUE ARC (CTM Reg. No. 002062339), registered on February 2, 2006 and covers “data sheets; leaflets; pamphlets; brochures and reports” in Class 16.

2. (CTM Reg. No. 002063683), registered on May 2, 2003 and covers the following goods and services:

Computer software; computers; computer hardware; computer networking hardware; servers in Class 9;

Printed publications, computer manuals, data sheets, leaflets, pamphlets, brochures and reports in Class 16; and

Installation, repair and maintenance of computers, computer hardware and computer networking hardware in Class 37.

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Global Trademark Schedule

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EXHIBIT L

HITACHI TRADEMARKS

Hitachi Ltd. registered trademarks:

HiCommand®

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EXHIBIT M

STRATEGIC REQUIREMENTS

*    *    *

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EXHIBIT N

ESCROW AGREEMENT

MASTER THREE-PARTY ESCROW SERVICE AGREEMENT

Master Deposit Account Number:

1.	Introduction.

This Escrow Service Agreement (the “Agreement”) is entered into by and between Hitachi Data Systems Corporation, located at 750 Central Expressway, Santa Clara, CA 95050 (“Beneficiary”) and its affiliates and subsidiaries, and by any additional party signing the Acceptance Form attached as Exhibit E to this Agreement (“Depositor”) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”). The Effective Date of the Agreement is the date of the last signature on the applicable Exhibit E (the “Effective Date”). Beneficiary, Depositor, and Iron Mountain may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

Depositor and Preferred Beneficiary have entered into a Master Distribution Agreement dated November 13, 2006, regarding certain proprietary technology of Depositor (referred to in this Agreement as the “License Agreement”). Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances. Since the availability of Depositor’s proprietary technology is critical to Preferred Beneficiary in the conduct of its business, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances. Depositor and Preferred Beneficiary desire to establish an escrow with IMIPM to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

The use of the term “Services” in this Agreement shall refer to Iron Mountain Services that facilitate the creation, management, and enforcement of software and/or other technology escrow accounts as described in Exhibit A attached hereto. A Party shall request Services under this Agreement (i) by submitting a work request associated for certain Iron Mountain Escrow Services via the online portal maintained at the Website located at www.ironmountainconnect.com or any other Websites or Web pages owned or controlled by Iron Mountain that are linked to that Website (collectively the “Iron Mountain Website”), or (ii) by submitting a written work request attached hereto as Exhibit A (each, individually, a “Work Request”). The Parties desire this Agreement to be supplementary to the License Agreement and pursuant to Chapter 11 United States [Bankruptcy] Code, Section 365(n).

2.	Depositor Responsibilities.

(a)	Depositor shall provide all information designated as required to fulfill a Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)	Depositor must authorize and designate one or more persons whose action(s) will legally bind the Depositor (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of Exhibit E to this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Depositor Information”).

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(c)	Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement and specified in the License Agreement (“Deposit Material”) to Iron Mountain within thirty (30) days of the Effective Date. Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain via the Iron Mountain Website or using the form attached hereto as Exhibit B. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within 60 days of each Major Release, Upgrade and Update of a product that is subject to the License Agreement.

(d)	Depositor consents to Iron Mountain’s performance of any level(s) of verification Services described in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor (who shall be bound by the same confidentiality obligations as Iron Mountain and who shall not be a direct competitor to either Depositor or Beneficiary) to provide such Services as needed.

(e)	Depositor represents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement free of any liens or encumbrances as of the date of their deposit. Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement;

(f)	Depositor represents that all Deposit Material is readable and useable in its then current form; if any portion of such Deposit Material is encrypted the necessary decryption tools and keys to read such material are deposited contemporaneously.

(g)	Depositor represents that all Deposit Material is provided with all rights necessary for Iron Mountain to verify such proprietary technology and materials upon receipt of a Work Request for such Services; and

(h)	Depositor warrants that Iron Mountain’s use of the Deposit Material or other materials supplied by Depositor to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties. Depositor agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing its facilities, computer software systems, and technical personnel for verification Services whenever reasonably necessary.

(i)	Depositor warrants that the Deposit Materials consist of the proprietary technology and other materials identified in the License Agreement

3.	Beneficiary Responsibilities.

(a)	Beneficiary shall provide all information designated as required to fulfill any Beneficiary Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)	Beneficiary must authorize and designate one or more persons whose action(s) will legally bind the Beneficiary (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of the signature page or Exhibit E to this Agreement) who shall manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Beneficiary Information”).

(c)	Beneficiary acknowledges, in the absence of a Work Request for verification Services, that it assumes all responsibility for the completeness and/or functionality of all Deposit Material. Beneficiary may submit a verification Work Request to Iron Mountain for one of more of the Services defined in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor if needed to provide such Services.

(d)	Beneficiary warrants that Iron Mountain’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

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4.	Iron Mountain Responsibilities.

(a)	Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by authorized Depositor and Beneficiary representatives in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all Required Information at any time upon notification to the Party originating the Work Request.

(b)	Iron Mountain will conduct a deposit inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will provide Depositor with notice by electronic mail, telephone, or regular mail of such discrepancies. Iron Mountain will work directly with the Depositor to resolve any such discrepancies prior to accepting Deposit Material. Iron Mountain will provide Depositor with notice from time to time during the first ninety (90) days from the Effective Date as a reminder that submission of initial Deposit Material is required. Iron Mountain may also send notices every ninety (90) days thereafter to Depositor and/or Beneficiary related to Deposit Material activity if such Services are requested in a Work Request.

(c)	Iron Mountain will provide notice by electronic mail, telephone, or regular mail to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d)	Iron Mountain will work with a Party who submits any verification Work Request for Deposit Material covered under this Agreement to either fulfill any standard verification Services Work Request or develop a custom Statement of Work (“SOW”). If Iron Mountain and the requesting Party develop a custom Statement of Work, it will include the following terms and conditions: description of Deposit Material to be tested; description of verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the Paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein.

(e)	Iron Mountain will hold and protect all Deposit Material in physical and/or electronic vaults that are either owned or under the direct control of Iron Mountain. Iron Mountain represents and warrants that the Deposit Materials will be the same in all respects in accordance with the specifications contained in any verification report or Services that Iron Mountain conducts on behalf of Preferred Beneficiary for the term of this Agreement.

(f)	Iron Mountain will permit the replacement and/or removal of previously submitted Deposit Material upon Work Request that may be subject to the written joint instructions of the Depositor and Beneficiary.

(g)	Iron Mountain will strictly follow the procedures set forth in Exhibit C attached hereto to process any Beneficiary Work Request to release Deposit Material.

5.	Payment.

The Paying Party shall pay to Iron Mountain all fees as set forth in the Work Request form attached hereto as Exhibit A (“Service Fees”). Except as set forth below, all Service Fees are due to Iron Mountain within forty-five (45) calendar days from the date of invoice in U.S. currency and are non-refundable. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement. The Paying Party is liable for any taxes related to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of .8333.% per month (10% per annum) or the maximum rate permitted by law, whichever is less. Delinquent accounts may be referred to a collection agency at the sole discretion of Iron Mountain. Notwithstanding, the non-performance of any obligations of Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service Fees during the Term of this Agreement. All Service Fees will not be subject to offset except as specifically provided hereunder. If invoiced fees are not paid, Iron Mountain may terminate this Agreement in accordance with Section 6.

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6.	Term and Termination.

(a)	The initial “Term” of this Agreement is for a period of one (1) year from the Effective Date and will automatically renew for additional one (1) year Terms and continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide joint written instructions of their intent to cancel this Agreement within sixty (60) days to Iron Mountain; (ii) Beneficiary provides a sixty (60) day written notice regarding cancellation of this Agreement to both Depositor and Iron Mountain; or (iii) Iron Mountain provides a sixty (60) day written notice to the Depositor and Beneficiary Authorized Persons that it can no longer perform the Services under this Agreement.

(b)	In the event this Agreement is terminated under Sections 6(a)(i) or 6(a)(iii) above, Depositor and Beneficiary may provide Iron Mountain with joint written instructions authorizing Iron Mountain to forward the Deposit Material to another escrow company and/or agent or other designated recipient. If Iron Mountain does not receive joint written instructions within sixty (60) calendar days after the date of the notice of termination, Iron Mountain shall return or destroy the Deposit Material.

(c)	In the event of the nonpayment of Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with notice by electronic mail and/or regular mail. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within forty-five (45) calendar days of the date of such notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending notice by electronic mail and/or regular mail of termination to all Parties. Iron Mountain shall have no obligation to take any action under this Agreement so long as any Iron Mountain invoice issued for Services rendered under this Agreement remains uncollected.

7.	General Indemnity.

Each Party shall defend, indemnify and hold harmless the others, their corporate affiliates and their respective officers, directors, employees, and agents and their respective successors and assigns from and against any and all claims, losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising under this Agreement from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them.

8.	Warranties.

(a)	Iron Mountain. ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION AND SECTION 4(e), ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO IRON MOUNTAIN BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11 HEREIN.

(b)	Depositor. Depositor warrants that all Depositor Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor Information during the Term of this Agreement.

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(c)	Beneficiary. Beneficiary warrants that all Beneficiary Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary Information during the Term of this Agreement.

9.	Insurance.

Iron Mountain shall, at its sole cost and expense, throughout the term of this Agreement, procure and maintain in full force and effect, the following insurance coverage, with an insurance carrier that is rated B+ or better by A.M. Best.

TYPE OF INSURANCE	COVERAGE AMOUNT	TYPE OF INSURANCE	COVERAGE AMOUNT
General Liability	$2,000,000 General Aggregate	Crime Insurance	$2,000,000 Each Occurrence
General Liability	$1,000,000 Each Occurrence	Umbrella Coverage	$5,000,000 General Aggregate
Professional Liability	$1,000,000 Each Occurrence

All certificates of insurance shall name the Parties as additional beneficiaries with respect to General Liability coverage. All certificates of insurance shall require that the Parties be provided with advance written notice of cancellation of the stated coverage, and Iron Mountain shall request that its insurer use its best efforts to provide at least thirty (30) days’ advance written notification of such cancellation.

10.	Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third Party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to Section 13(g) below.

11.	Limitation of Liability.

NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE GREATER OF ONE HUNDRED THOUSAND DOLLARS ($100,000) OR THE AMOUNT EQUAL TO TEN TIMES THE THEN CURRENT ANNUAL FEES PAID OR OWED TO IRON MOUNTAIN UNDER THIS AGREEMENT THIS LIMIT SHALL NOT APPLY TO ANY PARTY FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) DAMAGE TO TANGIBLE PROPERTY (EXCLUDING THE DEPOSIT ITEMS); (IV) THEFT; OR (V) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12.	Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

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13.	General.

(a)	Incorporation of Work Requests. All Depositor and/or Beneficiary Work Requests are incorporated into this Agreement. Any Work Requests submitted for an additional deposit account (“Auxiliary Deposit Account”) will be incorporated by reference into this Agreement and governed by the same terms and conditions that govern the initial deposit account (“Initial Deposit Account”).

(b)	Purchase Orders. The terms and conditions of this Agreement prevail regardless of any conflicting or additional terms on any Purchase Order or other correspondence for any Initial Deposit Account or Auxiliary Deposit Account. Any contingencies or additional terms contained on any Purchase Order are not binding upon Iron Mountain. All Purchase Orders are subject to approval and acceptance by Iron Mountain.

(c)	Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform this Agreement. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d)	Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)	Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine. Iron Mountain may assume that any employee of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Iron Mountain shall not be responsible for failure to act as a result of causes beyond the reasonable control of Iron Mountain.

(f)	Force Majeure. Except for the obligation to pay monies due and owing, no Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(g)	Notices. All notices regarding Exhibit C shall be sent by commercial express mail. All other correspondence, including invoices, payments, and other documents and communications, shall be sent by (i) electronic mail or (ii) via regular mail to the Parties at the addresses specified in the Authorized Persons/Notices Table which shall include the title(s) of the individual(s) authorized to receive notices. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of physical or e-mail addresses. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(h)	No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(i)	Assignment. No assignment of this Agreement by Depositor and/or Beneficiary or any rights or obligations of Depositor and/or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed.

(j)

Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full

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force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by notice to the others.

(k)	Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(l)	Attorneys’ Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) it’s costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(m)	No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(n)	Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the regional office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply California law. Unless otherwise agreed by the Parties, arbitration will take place in the State of California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor and/or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by Iron Mountain, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(o)	Regulations. All Parties are responsible for and warrant - to the extent of their individual actions or omissions—compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(p)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(q)	Survival. Sections 6 (Term and Termination), 7 (General Indemnity), 8 (Warranties), 10 (Confidential Information), 11 (Limitation of Liability), 12 (Consequential Damages Waiver), and 13 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

BENEFICIARY – Hitachi Data Systems Corporation	IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

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SIGNATURE:	Signature:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:	ipmcontracts@ironmountain.com

NOTE: AUTHORIZED PERSONS/NOTICES TABLE, AND BILLING CONTACT INFORMATION TABLE WILL BE PROVIDED IN EXHIBIT E – ENROLLMENT FORM.

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract

Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

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EXHIBIT A ESCROW SERVICE WORK REQUEST

Account Number

SERVICE Check box (es) to order service	SERVICE DESCRIPTION	ONE-TIME FEES		ANNUAL FEES	PAYING PARTY Check box to identify the Paying Party for each service below.
☐ Add and Manage New Escrow Account

Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material. All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain. Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account termination.

Iron Mountain will assign a Client Manager for each escrow account. These Managers will provide training from time to time to facilitate secure Internet access to escrow account(s). Assigned Managers will also ensure timely fulfillment of Work Requests (e.g., deposit updates, new beneficiary enrollment) and communication of status.

		$2,050		$950	☐ Depositor - OR - ☐ Beneficiary

☐ Add and Manage Auxiliary Account	Iron Mountain will open and manage an Auxiliary Deposit Account for a new product or depositor in accordance with the service description immediately above and the Agreement that governs the Initial Deposit Account # .	N/A		$950	☐ Depositor - OR - ☐ Beneficiary

☐ Add Beneficiary	Iron Mountain will fulfill a Work Request to add a new Beneficiary to an escrow account, where possible, and provide notice as appropriate to all relevant Parties.	N/A		$650	☐ Depositor - OR - ☐ Beneficiary

☐ Add Deposit Tracking Notification	Iron Mountain will send periodic notices to Depositor and/or Beneficiary related to Deposit Material as specified within the terms of the Agreement.	N/A		$350	☐ Depositor - OR - ☐ Beneficiary

☐ Add File Comparison and Analysis Test	Iron Mountain will fulfill a Work Request to perform a File Comparison and Analysis Test, which includes a final report sent to Client, on Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material.	$2,500		N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Deposit Compile Test	Iron Mountain will fulfill a Work Request to perform a Deposit Compile Test, which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.	Custom Quote		N/A	☐ Depositor - OR - ☐ Beneficiary

Add Deposit Usability Test – Binary Comparison	Iron Mountain will fulfill a Work Request to perform one a Deposit Compile Test Binary Comparison which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.	Custom Quote		N/A	☐ Depositor - OR - ☐ Beneficiary

Add Deposit Usability Test – Full Usability Test	Iron Mountain will fulfill a Work Request to perform one a Deposit Compile Test Full Usability which includes a final report sent to Client, on Deposit Material. Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.	Custom Quote		N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Dual Vaulting	Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement. Duplicate storage request may be in the form of either physical media or electronic storage.	N/A		$500	☐ Depositor - OR - ☐ Beneficiary

☐ Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Materials” the Escrow Service Agreement.	$500		N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Custom Services	Iron Mountain will provide its Escrow Expert consulting Services based on a custom SOW mutually agreed to by all Parties.	$150	/hour	N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Delete Account	Iron Mountain will fulfill a Work Request to terminate an existing escrow account by providing notice to all Parties to the Agreement, removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed. All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account.	No Charge		No Charge	No Charge

☐ Replace/Delete Deposit Materials	Iron Mountain will replace/delete deposit material in accordance with the terms of the Agreement. Materials will be returned as directed by depositor or destroyed using Iron Mountain Secure Shredding.	No Charge		No Charge	No Charge

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Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication of which Party is financially responsible for payment of specific Services.

DEPOSITOR INITIALS	BENEFICIARY INITIALS

Note: Work Requests may be submitted electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.

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VERIFICATION SERVICES OPTIONS

1.	File Comparison and Analysis.

1.1.	This series of verification tests provides insight into whether the materials that have been deposited have basic information in a form that allows for additional testing to be performed. These tests detect errors that often inhibit effective use of the escrow deposit.

1.2.	Steps include: Analyzing deposit media readability, file listing, creation of file classification table, virus scan, assurance of completed deposit questionnaire, analysis of completed deposit questionnaire.

1.3.	Deliverables: At completion of testing, Iron Mountain will distribute a report to all parties detailing Iron Mountain’s results. This report will include readability results, file listing, file classification table(s), virus scan results, completed deposit questionnaire, and an analysis of the completed deposit questionnaire.

2.	Deposit Compile Test.

2.1.	This series of tests includes a standard effort to compile the Deposit Material and build executable code.

2.2.	Steps include: Analyzing deposit media readability, file listing, creation of file classification table, virus scan, assurance of completed deposit questionnaire, analysis of completed deposit questionnaire, recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code, pass/fail determination, creation of comprehensive build instructions.

2.3.	Deliverables: Iron Mountain will provide a report detailing the steps necessary to recreate the software/hardware development environment, problems encountered with testing, and Iron Mountain’s analysis of the deposit. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-Party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit. When identifying materials required to re-create Depositor’s software development environment, Iron Mountain will rely on information provided in Depositor’s completed questionnaire (obtained via a Iron Mountain verification representative) and/or information gathered during Iron Mountain’s testing experience.

2.4.	Deposit Usability Test.

2.5.	This series of tests includes testing the functionality of the compiled Deposit Material (in a production setting or similar environment) and can be accomplished through one of the following two options:

2.5.1.	Binary Comparison – a comparison of the files built from the Deposit Compile Test to the actual licensed technology on the customer’s site to ensure a full match in file size.

2.5.2.	Full Usability Test – a confirmation that the built applications work properly when installed.

2.5.3.	Services may be provided by Iron Mountain or individuals or organizations employed by or under contract with Iron Mountain, at the discretion of Iron Mountain.

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EXHIBIT B

DEPOSIT MATERIAL DESCRIPTION

COMPANY NAME:	ESCROW ACCOUNT NUMBER:

DEPOSIT NAME	AND DEPOSIT VERSION (Deposit Name will appear in account history reports)

DEPOSIT MEDIA (PLEASE LABEL ALL MEDIA WITH THE DEPOSIT NAME PROVIDED ABOVE)

MEDIA TYPE	QUANTITY	MEDIA TYPE	QUANTITY
☐ CD-ROM / DVD		☐ 3.5” Floppy Disk
☐ DLT Tape		☐ Documentation
☐ DAT Tape		☐ Hard Drive / CPU
☐ Circuit Board

	TOTAL SIZE OF TRANSMISSION (SPECIFY IN BYTES)	# OF FILES	# OF FOLDERS
☐ Internet File Transfer
☐ Other (please describe below):

DEPOSIT ENCRYPTION (Please check either “Yes” or “No” below and complete as appropriate)

Is the media or are any of the files encrypted?    ☐  Yes     or     ☐  No

If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name	Version

Hardware required

Software required

Other required information

DEPOSIT CERTIFICATION (Please check the box below to Certify and Provide your Contact Information)

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.
NAME:	NAME:
DATE:	DATE:
EMAIL ADDRESS:
TELEPHONE NUMBER:
FAX NUMBER:

Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

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Iron Mountain Intellectual Property Management, Inc.

Attn: Vault Administration

2100 Norcross Parkway, Suite 150

Norcross, GA 30071

Telephone: (770) 239-9200

Facsimile: (770) 239-9201

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EXHIBIT C

Release Of Deposit material

Deposit Account Number:

Iron Mountain will use the following procedures, unless otherwise amended by the parties in writing, to process any Beneficiary Work Request to release Deposit Material.

1.	Release Conditions. Depositor and Beneficiary agree that Iron Mountain will provide notice via commercial express mail to the Depositor if a Beneficiary under this Agreement submits a Deposit Material release Work Request based on one or more of the following conditions (defined as “Release Conditions”):

(a) a receiver or trustee is appointed for Depositor;

(b) Depositor becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import;

(c) proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced against Depositor and are not released within sixty (60) days,

(d) proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced by Depositor,

(e) an entry of an order for relief by or on behalf of Depositor under Chapter 7 or Chapter 11 of the Bankruptcy Code;

(f) Depositor has suspended or ceased its on-going business operations or that portion of its business operations relating to the sale or Support (as defined in the License Agreement) of the Products (as defined in the License Agreement);

(g) there is a Maintenance Lapse (as defined in the License Agreement); or

(h) Beneficiary has requested Iron Mountain to release to Beneficiary the Deposit Materials in accordance with Section 3.8 of the License Agreement and the conditions of Section 3.8 of the License Agreement have been met.

2.	Release Work Request. A Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement. Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the authorized Depositor representative(s).

3.	Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor representative(s) shall have ten (10) business days to deliver to Iron Mountain contrary instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or in the case of Section 1(c) above has been cured. Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative. Upon receipt of Contrary Instructions, Iron Mountain shall send a copy to an authorized Beneficiary representative by commercial express mail. Additionally, Iron Mountain shall notify both Depositor representative(s) and Beneficiary representative(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary that accept release of Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

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4.	Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any uncollected Service fees due Iron Mountain from the Beneficiary before fulfilling the Work Request to release Deposit Material covered under this Agreement. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

5.	Right to Use Following Release. Notwithstanding the release of the Deposit Materials under this Agreement, Beneficiary shall only have such right to the Deposit Materials as set forth in the License Agreement.

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EXHIBIT D

AUXILIARY DEPOSIT ACCOUNT TO MASTER ESCROW AGREEMENT

Master Deposit Account Number:

Auxiliary Account Number

                                          (“Beneficiary”) has entered into a Master Escrow Agreement with Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”).

Beneficiary desires that new Deposit Material be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, Iron Mountain will establish a separate account for the new Deposit Material. The new account will be referenced by the following name:                                         .

Beneficiary hereby agrees that all terms and conditions of the existing Master Escrow Agreement previously entered into by Beneficiary and Iron Mountain will govern this account. The termination or expiration of any other account of Beneficiary will not affect this account.

BENEFICIARY	IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:	Signature:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:	ipmcontracts@ironmountain.com

AUTHORIZED PERSON(S)/NOTICES TABLE

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
EMAIL ADDRESS	EMAIL ADDRESS
STREET ADDRESS 1	STREET ADDRESS 1
PROVINCE/CITY/STATE	PROVINCE/CITY/STATE
POSTAL/ZIP CODE	POSTAL/ZIP CODE
PHONE NUMBER	PHONE NUMBER
FAX NUMBER	FAX NUMBER

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EXHIBIT E

Enrollment Form

Deposit Account Number:

Depositor, Beneficiary and Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), hereby acknowledge that Hitachi Data Systems Corporation is the Beneficiary referred to in the Master Three-Party Escrow Services Agreement (Master Deposit Account Number: 29726-7022) with Iron Mountain as the escrow agent and BlueArc Corporation is the Depositor enrolling under this Agreement. Depositor hereby agrees to be bound by all provisions of such Agreement by signing this Exhibit E.

All parties to the Agreement (excluding any Depositor other than BlueArc Corporation) agree to amend the agreement as follows solely in connection with the Deposit Account Number specified above. Defined terms used herein and not otherwise defined shall have the meanings set forth in the License Agreement.

The Release Conditions are as follows:

(a)	a receiver or trustee is appointed for Depositor;

(b)	Depositor becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import;

(c)	proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced against Depositor and are not released within sixty (60) days,

(d)	proceedings under bankruptcy or insolvency laws for the purposes of bankruptcy, reorganization or liquidation are commenced by Depositor,

(e)	an entry of an order for relief by or on behalf of Depositor under Chapter 7 or Chapter 11 of the Bankruptcy Code;

(f)	Depositor has suspended or ceased its on-going business operations or that portion of its business operations relating to the sale or Support (as defined in the License Agreement) of the Products (as defined in the License Agreement);

(g)	there is a Maintenance Lapse (as defined in the License Agreement); or

(h)	Beneficiary has requested Iron Mountain to release to Beneficiary the Deposit Materials in accordance with Section 3.8 of the License Agreement and the conditions of Section 3.8 of the License Agreement have been met.

DEPOSITOR COMPANY NAME:

DEPOSITOR AUTHORIZED PERSON(S)/NOTICES TABLE

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below. Please complete all information as applicable. Incomplete information may result in a delay of processing.

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PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
EMAIL ADDRESS	EMAIL ADDRESS
STREET ADDRESS	STREET ADDRESS
PROVINCE/CITY/STATE	PROVINCE/CITY/STATE
POSTAL/ZIP CODE	POSTAL/ZIP CODE
PHONE NUMBER	PHONE NUMBER
FAX NUMBER	FAX NUMBER

PAYING PARTY COMPANY NAME: HITACHI DATA SYSTEMS CORPORATION

BENEFICIARY AUTHORIZED PERSON(S)/NOTICES TABLE

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below. Please complete all information as applicable. Incomplete information may result in a delay of processing.

PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
EMAIL ADDRESS	EMAIL ADDRESS
STREET ADDRESS	STREET ADDRESS
PROVINCE/CITY/STATE	PROVINCE/CITY/STATE
POSTAL/ZIP CODE	POSTAL/ZIP CODE
PHONE NUMBER	PHONE NUMBER
FAX NUMBER	FAX NUMBER

BILLING CONTACT INFORMATION TABLE

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

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The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

DEPOSITOR:	HITACHI DATA SYSTEMS
CORPORATION

SIGNATURE:	Signature:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

Signature:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:	ipmcontracts@ironmountain.com

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EXHIBIT O

THIRD PARTY SOFTWARE

Name of Product/Product Component + Version	Developer (e.g. Apache Foundation)	Website Reference	License (e.g. The Apache Software License Version 1.1)	License Type (e.g. GPL, LGPL, APL or BSD)
Ant	Apache	ant.apache.org	Apache 2	Apache

Arcfour RC4 work-alike	anonymous	http://en.wikipedia.org/wiki/RC4	Public domain, although the copy that’s probably being referred to here (libs/mgmtcrypto) appears to have been ripped off from some version of OpenSSL and has Eric Young copyright notices. There’s another copy in the Kerberos code which doesn’t have those notices.	unclassified

Base64	Kevin Kelley	http://www.koders.com/java/fid26922004685B 8AE3BC95C0C9200347D2F6E08716.aspx	LGPL	LGPL

Bastille	Jay Beale	www.bastille-linux.org	GPL 2	GPL

bitstring.h	Paul Vixie at UCB	eg http://fxr.watson.org/fxr/source/sys/bitstring.h	BSD	BSD

Boost library 1.29.0	many	http://boost.org/	The Boost Software License	unclassified

C library str... and mem... functions with atoi, msort, qsort, pagecopy, wordcopy and stp... variants	FSF	http://www.gnu.org/software/libc/	LGPL	LGPL

C++ standard template library	HP and SGI	http://www.sgi.com/tech/stl/index.html	The STL license	BSD

C3p0	Machinery for Change	www.mchange.com/projects/c3p0/	LGPL	LGPL

* * * Indicates that confidential treatment has been sought for this information.	128

Cglib	Hibernate	Cglib.sourceforge.net	Apache 2	Apache

Cryptix	Cryptix	www.cryptix.org/LICENSE.TXT	Cryptix General License	unclassified

Crypto layer from MIT Kerberos	MIT	http://web.mit.edu/Kerberos/	MIT and others	BSD

Dce_guid	Microsoft, HP, Open Software Foundation	http://www.ietf.org/rfc/rfc4122.txt	libs/dce_guid/copyrt.h (previously provided)	unclassified

ehcache	Ehcache	ehcache.sourceforge.net/license.html	Apache 2	Apache

FlexLexer.h	UCB	http://flex.sourceforge.net/	BSD	BSD

gcc’s exceptions header	FSF	http://gcc.gnu.org/	GPL	GPL

gcc’s limits header	FSF	http://gcc.gnu.org/	GPL	GPL

Henry Spencer’s regex library (BSD version)	Henry Spencer	http://arglist.com/regex/	Henry Spencer’s regex library license	BSD

Hibernate	Jboss	www.hibernate.org/356.html	LGPL	LGPL

Jakarta Java Libraries	Jakarta Apache	jakarta.apache.org	Apache 2.0	Apache

JDOM	Jason Hunter	www.jdom.org	Apache	Apache

Jfreechart	Jfree	www.jfree.org/jfreechart/	LGPL	LGPL

Junit	Junit	www.junit.org	Common Public License v1	Common Public License

libbzip2 1.0.3	Julian R Seward	http://www.bzip.org/	The bzip2 license	unclassified

libpcap 0.9.1	LBNL and others	http://www.tcpdump.org/	Sourceforge BSD	BSD

log4cpp	Bastiaan Bakker	log4cpp.sourceforge.net/	LGPL	LGPL

Log4j	Apache	logging.apache.org/log4j/docs/	Apache 2	Apache

Loki (dates from 2002)	Andrei Alexandrescu	http://sourceforge.net/projects/loki-lib/	MIT	BSD

LWM	Elliott Hughes	www.jfc.org.uk/software/lwm.html	GPL	GPL

Message Digests (MD5) (We seem to have deleted our own copy of an md4 implementation and are now deferring to openssl’s.)	Rivest and RSA	http://tools.ietf.org/html/rfc1321	Various versions claim to be under the copyright of Eric Young, FundsXpress INC, RSA and FSF	BSD or LGPL depending on which version you look at

* * * Indicates that confidential treatment has been sought for this information.	129

nb++	Bo Lorentsen	lue.dk/prj/nbpp/	LGPL	LGPL

Ndmjob (sic)	Traakan	http://ndmjob.sourceforge.net/	Sourceforge BSD	BSD

ndmpcopy	Network Appliance	http://www.ndmp.org/download/ ndmpcopy/index.shtml	The ndmpcopy license	BSD

NFSv4 constants	RFC 3530	http://www.ietf.org/rfc/rfc3530.txt	BSD-style	BSD

Nutch	Apache	Lucene.apache.org/nutch	Apache 2	Apache

OpenLDAP 2.2.18	OpenLDAP Software	http://www.openldap.org/	The OpenLDAP Public License	BSD

OpenSSL 0.9.7d	Eric Young and the OpenSSL Project	http://www.openssl.org/	http://www.openssl.org/source /license.html	BSD

Postgresql	PostgresQL	http://www.postgresql.org/about/licence	BSD	BSD

Postgresql-jdbc	Postgresql	jdbc.postgresql.org/license.html	BSD	BSD

Profiling support library	UCB, Cygnus Solutions	http://cygwin.com/cgi-bin/cvsweb.cgi/src/winsup/cygwin/?cvsroot=src	BSD and GPL	BSD and GPL

Quartz	Open Symphony	www.opensymphony.com/quartz/	Apache 2	Apache

Redhat Linux	RedHat	www.redhat.com/licenses/gpl.html	GPL 2	GPL

stdint.h	Danny Smith	none	Public domain	unclassified

Tomcat	Apache	tomcat.apache.org	Apache 2.0	Apache

Turbine & dependant libs	Jakarta Apache	jakarta.apache.org	Apache 2.0	Apache

ua.js	Bob Clary, Netscape	http://archive.bclary.com/xbProjects-docs/ua/	BSD-style	BSD

Velocity	Apache	Jakarta.apache.org/velocity	Apache 2	Apache

Xalan	Apache	Xalan.apache.org	Apache 2	Apache

XDR library	Sun	http://tools.ietf.org/rfc/rfc1014.txt	The Sun RPC license	BSD

xdDOM.js	Netscape	http://archive.bclary.com/lib/js/xbDOM.js	LGPL 2.1	LGPL

Xerces	Apache	Xerces.apache.org	Apache 2	Apache

Zlib library 1.2.1	Jean-loup Gailly and Mark Adler	http://zlib.net/	The zlib license	unclassified

* * * Indicates that confidential treatment has been sought for this information.	130

EXHIBIT P

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after

[4 years from distribution agreement date or 2 years from issuance]

BLUEARC CORPORATION

WARRANT TO PURCHASE SHARES

This Warrant is issued to Hitachi Data Systems, Inc. (“HDS”) by BlueArc Corporation, a Delaware corporation (the “Company”), in connection with revenues received from HDS.

Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 151,418 fully paid and nonassessable shares of the Company’s Common Stock (each a “Share” and collectively the “Shares”) at an exercise price of $             per Share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the issuance date of this Warrant and ending at 5 p.m. California time on [4 years from distribution agreement date or 2 years from issuance] (the “Exercise Period”).

Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 0 above, the holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

Certificates for Shares; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Upon partial exercise by either cash or net exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

* * * Indicates that confidential treatment has been sought for this information.	131

Issuance of Shares. The Company covenants that (i) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued Common Stock sufficient Shares in order to perform its obligations under this warrant.

Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

Subdivisions, Combinations and Other Issuances. If the Company shall at any time before the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 0 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 0 above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

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Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN [            ] BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY. THESE TRANSFER RESTRICTIONS ARE BINDING UPON ALL TRANSFEREES OF THE SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING IF REQUESTED BY THE UNDERWRITERS IN ACCORDANCE WITH SUCH AGREEMENT.

* * * Indicates that confidential treatment has been sought for this information.	133

Warrants Transferable. Subject to compliance with the terms and conditions of this Section 0, this Warrant and all rights hereunder are transferable, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant before registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 0 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 0 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required. In order to ensure compliance with such laws, the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth on the Schedule of Investors to the Note Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), with a copy to Michael Danaher, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304 (which copy shall not be deemed to constitute notice to the Company) or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

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Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of law provisions of California or of any other state.

Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

(Signature Page Follows)

Issued as of                     .

BlueArc Corporation

By:

Its:

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EXHIBIT A

NOTICE OF EXERCISE

TO:	BlueArc Corporation
50 Rio Robles Drive
San Jose, CA 94034

Attention:	President

1. The undersigned hereby elects to purchase                      shares of Common Stock of BlueArc Corporation (the “Shares”) pursuant to the terms of the attached Warrant.

2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 0 of the attached Warrant (including Section 0 thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

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EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                               the right represented by the attached Warrant to purchase                      shares of Common Stock of BLUEARC CORPORATION to which the attached Warrant relates, and appoints                      Attorney to transfer such right on the books of BLUEARC CORPORATION, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

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EXHIBIT Q

ROADMAP ACTIVITIES

* * *

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